PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 26, 2007)

$713,933,100 (APPROXIMATE)

J.P. MORGAN MORTGAGE TRUST 2007-A3
Issuing Entity

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-A3

J.P. MORGAN MORTGAGE ACQUISITION CORP.
Sponsor and Seller

J.P. MORGAN ACCEPTANCE CORPORATION I
Depositor

__________________

Consider carefully the risk factors beginning on page S-12 in this prospectus supplement and on page 6 in the prospectus.

The certificates will represent interests in the J.P. Morgan Mortgage Trust 2007-A3 only and will not represent an interest in, or an obligation of, J.P. Morgan Acceptance Corporation I, J.P. Morgan Mortgage Acquisition Corp., J.P. Morgan Securities Inc. or any other entity.

The following classes of certificates are offered hereby:

•

Sixteen classes of senior certificates; and

•

Three classes of subordinate certificates.

The classes of certificates offered by this prospectus supplement and the initial class principal amounts thereof and interest rates thereon are listed in the table that begins on page S-1 of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of certificates listed in the table that begins on page S-1 under “Summary—Offered Certificates” and not to the other classes of certificates listed under “Summary—Non-Offered Certificates”.

The assets of the issuing entity will primarily consist of three pools of conventional, adjustable rate, fully amortizing mortgage loans secured by first liens on one- to four-family residential properties having the additional characteristics described in “Description of the Mortgage Pools” in this prospectus supplement.

Principal and interest on the certificates will be payable monthly, beginning on the distribution date in May 2007, as described in this prospectus supplement.  Credit enhancement for the offered certificates will consist of subordination and limited cross-collateralization.

The certificates offered by this prospectus supplement will be purchased by J.P. Morgan Securities Inc., as underwriter, from J.P. Morgan Acceptance Corporation I, as depositor, and are being offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriter has the right to reject any order.  Proceeds to J.P. Morgan Acceptance Corporation I from the sale of these certificates will be approximately 100.08% of their initial principal balance, before deducting expenses estimated to be $439,700.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Delivery of the offered certificates will be made on or about April 27, 2007 in book-entry form, except the Class A-R Certificate, which will be delivered in fully registered form.

                             ____________________

    JPMorgan

April 26, 2007

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

You should be certain to review the information in this prospectus supplement for a description of the specific terms of your certificates and the prospectus for additional information concerning your certificates.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information.  You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, DC 20548.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov.  The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC.  You may request a free copy of any of the above filings by writing or calling:

J.P. MORGAN SECURITIES INC.
JPMSI OPERATIONS
10 SOUTH DEARBORN STREET
MAIL CODE IL1-0237
CHICAGO, ILLINOIS 60670
(312) 732-8505

You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein.  We have not authorized anyone else to provide you with different information.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

SUMMARY

S-1

RISK FACTORS

S-12

GLOSSARY OF DEFINED TERMS

S-16

DESCRIPTION OF THE MORTGAGE POOLS

S-16

General

S-16

The Mortgage Loans

S-17

The Pledged Asset Loans

S-19

The Indices

S-24

Assignment of the Mortgage Loans

S-24

DELINQUENCY AND FORECLOSURE INFORMATION FOR THE MORTGAGE LOANS

S-25

STATIC POOL INFORMATION

S-25

THE ORIGINATORS

S-26

DESCRIPTION OF THE CERTIFICATES

S-30

General

S-30

Book-Entry Certificates

S-31

Exchangeable Certificates

S-31

Available Distribution Amount

S-32

Distributions of Interest

S-33

Distributions of Principal

S-34

Priority of Distributions

S-35

Distributions with Respect to Exchangeable Certificates

S-37

Limited Cross-Collateralization Among the Mortgage Pools in the Aggregate Pool

S-37

Subordination of the Payment of the Subordinate Certificates

S-38

Allocation of Losses

S-39

Reports to Certificateholders

S-40

Expected Final Distribution Date

S-40

Final Scheduled Distribution Date

S-40

Optional Clean-Up Call

S-40

Voting Rights

S-41

THE ISSUING ENTITY

S-41

THE TRUSTEE

S-42

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

S-43

AFFILIATES AND RELATED TRANSACTIONS

S-44

THE SERVICERS

S-45

General

S-45

JPMorgan Chase Bank, N.A.

S-45

SERVICING OF THE MORTGAGE LOANS

S-47

Servicing and Collection Procedures

S-47

Accounts

S-48

Flow of Funds

S-48

Compensating Interest to be Paid by the Servicers in Connection with Certain Prepaid Mortgage Loans

S-49

Advances

S-50

Compliance with Applicable Servicing Criteria and Servicer Attestation

S-50

Master Servicer Default; Servicer Default

S-50

Resignation of Servicers; Assignment and Merger

S-51

FEES AND EXPENSES OF THE ISSUING ENTITY

S-51

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

S-53

Yield Considerations

S-53

Subordination of the Offered Subordinate Certificates

S-55

Sensitivity of the Interest-Only Certificates

S-55

Weighted Average Life

S-56

Structuring Assumptions

S-57

USE OF PROCEEDS

S-57

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

S-58

General

S-58

The Class A-R Certificates

S-58

Additional Considerations for the Exchangeable Certificates

S-59

Other Taxes

S-61

ERISA MATTERS

S-61

METHOD OF DISTRIBUTION

S-63

LEGAL MATTERS

S-64

LEGAL PROCEEDINGS

S-64

RATINGS

S-64

LEGAL INVESTMENT

S-64

GLOSSARY OF DEFINED TERMS

S-65

Annex A:    Certain Characteristics of the Mortgage Loans……………………………………………A-1

Annex B-1:    Assumed Mortgage Loan Characteristics…………………………………………………B-1

Annex B-2:    Principal Amount Decrement Tables………………………………………………………B-3

Annex C:    Permitted Exchangeable Certificate Combinations……………………………………….C-1

TABLE OF CONTENTS

PROSPECTUS

RISK FACTORS

6

Yield is Sensitive to Rate of Principal Prepayment

6

Limited Resale Market for Securities Could Adversely Affect Your Ability to Liquidate Your Investment

7

Protection Against Losses is Limited Since Securities Will Receive Payments Only From Specified Sources

7

Nature of Mortgages Securing the Loans May Delay Receipt of, or Result in Shortfalls in Proceeds Payable on a Loan                                                                                                                                      8

You Could Be Adversely Affected By Violations of Consumer Protection Laws

10

You Could Be Adversely Affected By Violations of Environmental Laws

10

Value of Trust Assets May Be Less Than Outstanding Principal Balance of the Related Securities

11

Weighted Average Net Mortgage Rate on the Loans May Limit Interest Rate on the Securities

11

Risks Related to Loans with Interest-only Payments

11

High Balance Loans Increase Risk of Default

12

Simultaneous Second Lien Risk

12

Geographic Concentration of Loans Could Adversely Affect Your Investment

12

Military Action and Terrorist Attacks May Impact the Return on Your Security

12

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

13

Bankruptcy and Insolvency Risks

13

Borrower May be Unable to Make Balloon Payment

13

High Loan-to-Value Ratios Increase Risk of Loss

14

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies                                                                                                                           14

A Transfer of Servicing May Result in Increased Losses and Delinquencies on the Loans

15

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Securities

15

Risks Related to the Residual Interest Securities

15

THE TRUST FUND

16

General

16

The Loans

18

Underwriting Standards

22

Modification of Loans

23

Agency Securities

23

Private Mortgage-Backed Securities

28

Representations by Sellers or Originators; Repurchases

30

Substitution of Trust Fund Assets

32

USE OF PROCEEDS

32

THE DEPOSITOR

32

THE SPONSOR

33

General

33

Securitization Activities of the Sponsor

33

DESCRIPTION OF THE SECURITIES

34

General

34

Distributions on Securities

36

Advances

37

Reports to Securityholders

38

Categories of Classes of Securities

40

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

42

Book-Entry Registration of Securities

48

Exchangeable Securities

50

Purchase Obligations

53

Mandatory Auctions

53

CREDIT ENHANCEMENT

53

General

53

Subordination

54

Letter of Credit

55

Insurance Policies, Surety Bonds and Guaranties

55

Over-Collateralization

55

Spread Account

56

Reserve Accounts

56

Pool Insurance Policies

57

Cross-Collateralization

59

Other Insurance, Surety Bonds, Guaranties, and Letters of Credit

59

Derivative Products

59

YIELD AND PREPAYMENT CONSIDERATIONS

59

THE AGREEMENTS

62

Servicing

62

Assignment of the Trust Fund Assets

62

No Recourse to Sellers, Originators, Depositor or Master Servicer

65

Payments on Loans; Deposits to Security Account

65

Pre-Funding Account

67

Hazard Insurance

68

Realization Upon Defaulted Loans

70

Servicing and Other Compensation and Payment of Expenses

71

Evidence as to Compliance

71

Matters Regarding the Master Servicer and the Depositor

72

Events of Default; Rights Upon Event of Default

72

Amendment

75

Termination; Optional Termination

76

The Trustee

76

The Securities Administrator

76

MATERIAL LEGAL ASPECTS OF THE LOANS

77

General

77

Foreclosure/Repossession

78

Environmental Risks

80

Rights of Redemption

81

Anti-deficiency Legislation and Other Limitations on Lenders

81

Due-on-Sale Clauses

82

Enforceability of Prepayment and Late Payment Fees

83

Applicability of Usury Laws

83

The Contracts

83

Installment Contracts

85

Servicemembers Civil Relief Act

86

Junior Mortgages; Rights of Senior Mortgagees

86

Commercial Loans

87

The Title I Program

 88

Consumer Protection Laws

91

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

92

General

92

Taxation of Debt Securities

93

Taxation of the REMIC and Its Holders

98

REMIC Expenses; Single Class REMICS

98

Taxation of the REMIC

99

Taxation of Holders of Residual Interest Securities

100

Administrative Matters

104

Tax Status as a Grantor Trust

104

Sale or Exchange

106

Miscellaneous Tax Aspects

107

Tax Treatment of Foreign Investors

107

Tax Characterization of the Trust Fund as a Partnership

108

Tax Consequences to Holders of the Notes

108

Tax Consequences to Holders of the Certificates

110

STATE TAX CONSIDERATIONS

114

ERISA CONSIDERATIONS

114

General

114

Prohibited Transactions

115

Plan Asset Regulation

115

Prohibited Transaction Class Exemption 83-1

116

The Underwriter’s Exemption

117

Insurance Company Purchasers

119

Consultation with Counsel

119

LEGAL INVESTMENT

119

METHOD OF DISTRIBUTION

121

LEGAL MATTERS

122

FINANCIAL INFORMATION

122

RATING

122

WHERE YOU CAN FIND MORE INFORMATION

123

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

124

STATIC POOL INFORMATION

124

GLOSSARY

125

SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making your investment decision.  Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

SERIES 2007-A3 CERTIFICATES

The Mortgage Pass-Through Certificates, Series 2007-A3 consist of the classes of certificates listed in the table below.  Only the classes of certificates listed in the table below under “Offered Certificates” are being offered by this prospectus supplement:

CLASS	INITIAL CLASS PRINCIPAL AMOUNT OR CLASS NOTIONAL AMOUNT(1)	RELATED MORTGAGE POOL	APPROXIMATE INITIAL INTEREST RATE	SUMMARY INTEREST RATE FORMULA	DESIGNATION	S&P RATING(15)	FITCH RATING(15)
OFFERED CERTIFICATES
Class 1-A-1	$174,939,500	1	5.507%	(2)	Super Senior	AAA	AAA
Class 1-A-2	$10,690,800	1	5.507%	(2)	Senior Support	AAA	AAA
Class 2-A-1	$95,561,000	2	5.847%	(3)	Super Senior/Sequential	AAA	AAA
Class 2-A-2	$22,267,000	2	5.847%	(3)	Super Senior/Sequential	AAA	AAA
Class 2-A-3(17)	$45,990,500	2	5.847%	(3)	Super Senior/Sequential	AAA	AAA
Class 2-A-3M(17)	$45,990,500	2	5.597%	(4)	Super Senior/Sequential/Exchangeable	AAA	AAA
Class 2-A-3S(17)	$45,990,500(5)	2	0.250%	(6)	Senior/Exchangeable/Interest Only	AAA	AAA
Class 2-A-3L(17)	$45,990,500	2	5.347%	(7)	Super Senior/Sequential/Exchangeable	AAA	AAA
Class 2-A-3F(17)	$45,990,500(8)	2	0.500%	(9)	Senior/Exchangeable/Interest Only	AAA	AAA
Class 2-A-4	$8,100,900	2	5.847%	(3)	Senior Support	AAA	AAA
Class 3-A-1	$150,000,000	3	6.041%	(10)	Senior	AAA	AAA
Class 3-A-2(17)	$171,614,900	3	6.041%	(10)	Super Senior	AAA	AAA
Class 3-A-2M(17)	$171,614,900	3	5.791%	(11)	Super Senior /Exchangeable	AAA	AAA
Class 3-A-2S(17)	$171,614,900(12)	3	0.250%	(13)	Senior/Exchangeable/Interest Only	AAA	AAA
Class 3-A-3	$8,486,500	3	6.041%	(10)	Senior Support	AAA	AAA
Class B-1	$17,281,400	1-3	5.848%	(14)	Subordinate	(16)	AA
Class B-2	$5,040,300	1-3	5.848%	(14)	Subordinate	(16)	A
Class B-3	$3,960,200	1-3	5.848%	(14)	Subordinate	(16)	BBB
Class A-R	$100	1	5.507%	(2)	Senior/Residual	AAA	AAA

NON-OFFERED CERTIFICATES
Class B-4	$2,520,100	1-3	5.848%	(14)	Subordinate	(16)	BB
Class B-5	$1,800,100	1-3	5.848%	(14)	Subordinate	(16)	B
Class B-6	$1,800,504	1-3	5.848%	(14)	Subordinate	(16)	(16)

(1)

These balances are approximate and are subject to an increase or decrease of up to 5%, as described in this prospectus supplement.

(2)

On each distribution date, interest will accrue on the Class 1-A-1, Class 1-A-2 and Class A-R Certificates based upon the weighted average of the net interest rates on the pool 1 mortgage loans, as described in this prospectus supplement.

(3)

On each distribution date, interest will accrue on the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans, as described in this prospectus supplement.

(4)

On each distribution date on or prior to the distribution date in April 2014, interest will accrue on the Class 2-A-3M Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans minus 0.25%.  On each distribution date after the distribution date in April 2014, interest will accrue on the Class 2-A-3M Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans.

(5)

On each distribution date, the class notional amount of the Class 2-A-3S Certificates will be equal to the class principal amount of the Class 2-A-3M Certificates immediately prior to that distribution date.

(6)

On each distribution date on or prior to the distribution date in April 2014, the per annum certificate interest rate applicable to the Class 2-A-3S Certificates will equal 0.25%.  On each distribution date after the distribution date in April 2014, the certificate interest rate applicable to the Class 2-A-3S Certificates will equal zero and the Class 2-A-3S Certificates will not be entitled to payments in respect of interest.

(7)

On each distribution date on or prior to the distribution date in April 2014, interest will accrue on the Class 2-A-3L Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans minus 0.50%.  On each distribution date after the distribution date in April 2014, interest will accrue on the Class 2-A-3L Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans.

(8)

On each distribution date, the class notional amount of the Class 2-A-3F Certificates will be equal to the class principal amount of the Class 2-A-3L Certificates immediately prior to that distribution date.

(9)

On each distribution date on or prior to the distribution date in April 2014, the per annum certificate interest rate applicable to the Class 2-A-3F Certificates will equal 0.50%.  On each distribution date after the distribution date in April 2014, the certificate interest rate applicable to the Class 2-A-3F Certificates will equal zero and the Class 2-A-3F Certificates will not be entitled to payments in respect of interest.

(10)

On each distribution date, interest will accrue on the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement.

(11)

On each distribution date on or prior to the distribution date in April 2017, interest will accrue on the Class 3-A-2M Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans minus 0.25%.  On each distribution date after the distribution date in April 2017, interest will accrue on the Class 3-A-2M Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans.

(12)

On each distribution date, the class notional amount of the Class 3-A-2S Certificates will be equal to the class principal amount of the Class 3-A-2M Certificates immediately prior to that distribution date.

(13)

On each distribution date on or prior to the distribution date in April 2017, the per annum certificate interest rate applicable to the Class 3-A-2S Certificates will equal 0.25%.  On each distribution date after the distribution date in April 2017, the certificate interest rate applicable to the Class 3-A-2S Certificates will equal zero and the Class 3-A-2S Certificates will not be entitled to payments in respect of interest.

(14)

Interest will accrue on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates based upon the weighted average of the net interest rates on all of the pool 1, pool 2 and pool 3 mortgage loans, as described in this prospectus supplement.

(15)

The ratings are not recommendations to buy, sell or hold these certificates.  A rating may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated. We refer you to “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings.

(16)

Such rating agency has not been asked to rate these certificates.

(17)

Each of these classes of certificates are exchangeable for certain other classes of offered certificates in the combinations identified in Annex C to this prospectus supplement.  See “Description of the Offered Certificates − Exchangeable Certificates” in this prospectus supplement.

The Mortgage Pass-Through Certificates, Series 2007-A3 will also have the following characteristics:

CLASS	RECORD DATE(1)	DELAY/ ACCRUAL PERIOD(2)	INTEREST ACCRUAL CONVENTION	EXPECTED FINAL DISTRIBUTION DATE (3)	FINAL SCHEDULED DISTRIBUTION DATE (4)	MINIMUM DENOMINATION	INCREMENTAL DENOMINATIONS	CUSIP
OFFERED CERTIFICATES
Class 1-A-1	CM	24 day	30/360	April 2012	May 2037	$100,000	$1	46630UAA2
Class 1-A-2	CM	24 day	30/360	April 2012	May 2037	$100,000	$1	46630UAB0
Class 2-A-1	CM	24 day	30/360	March 2010	May 2037	$100,000	$1	46630UAC8
Class 2-A-2	CM	24 day	30/360	July 2011	May 2037	$100,000	$1	46630UAD6
Class 2-A-3	CM	24 day	30/360	March 2014	May 2037	$100,000	$1	46630UAE4
Class 2-A-3M	CM	24 day	30/360	March 2014	May 2037	$100,000	$1	46630UAF1
Class 2-A-3S	CM	24 day	30/360	March 2014	May 2037	$100,000	$1	46630UAG9
Class 2-A-3L	CM	24 day	30/360	March 2014	May 2037	$100,000	$1	46630UAH7
Class 2-A-3F	CM	24 day	30/360	March 2014	May 2037	$100,000	$1	46630UAJ3
Class 2-A-4	CM	24 day	30/360	March 2014	May 2037	$100,000	$1	46630UAK0
Class 3-A-1	CM	24 day	30/360	March 2017	May 2037	$100,000	$1	46630UAL8
Class 3-A-2	CM	24 day	30/360	March 2017	May 2037	$100,000	$1	46630UAM6
Class 3-A-2M	CM	24 day	30/360	March 2017	May 2037	$100,000	$1	46630UAN4
Class 3-A-2S	CM	24 day	30/360	March 2017	May 2037	$100,000	$1	46630UAP9
Class 3-A-3	CM	24 day	30/360	March 2017	May 2037	$100,000	$1	46630UAQ7
Class B-1	CM	24 day	30/360	March 2017	May 2037	$100,000	$1	46630UAR5
Class B-2	CM	24 day	30/360	March 2017	May 2037	$100,000	$1	46630UAS3
Class B-3	CM	24 day	30/360	March 2017	May 2037	$100,000	$1	46630UAT1
Class A-R	CM	24 day	30/360	May 2007	May 2037	$100	(5)	46630UAU8

NON-OFFERED CERTIFICATES
Class B-4	CM	24 day	30/360	March 2017	May 2037	$100,000	$1	46630UAV6
Class B-5	CM	24 day	30/360	March 2017	May 2037	$100,000	$1	46630UAW4
Class B-6	CM	24 day	30/360	March 2017	May 2037	$100,000	$1	46630UAX2

________________________________________________________

(1)

CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date.

(2)

24 Day = For any distribution date, the interest accrual period will be the calendar month preceding that distribution date.

(3)

Calculated as described in this prospectus supplement under “Description of the Certificates — Expected Final Distribution Date.”

(4)

Calculated as described in this prospectus supplement under “Description of the Certificates — Final Scheduled Distribution Date”

(5)

The Class A-R Certificates will be issued in definitive, fully registered form, representing the entire percentage interest of such class.

The certificates offered by this prospectus supplement, except for the Class A-R Certificate, will be issued in book-entry form and in the minimum denominations (or multiples thereof) set forth under “Description of the Certificates — General” in this prospectus supplement.  The Class A-R Certificate will be issued in fully registered definitive form.

The offered certificates represent ownership interests in an issuing entity which will consist primarily of three separate pools of mortgage loans. “Pool 1”, “pool 2” and “pool 3” together are sometimes referred to in this prospectus supplement as the “aggregate pool”.

Generally, with certain limited exceptions discussed at “Limited Cross-Collateralization Among the Mortgage Pools” below, (i) distributions to the certificates beginning with a “1” designation and the Class A-R Certificates, referred to herein as the “group 1 certificates”, will be solely derived from collections on the pool 1 mortgage loans, (ii) distributions to the certificates beginning with a “2” designation, referred to herein as the “group 2 certificates”, will be solely derived from collections on the pool 2 mortgage loans, and (iii) distributions to the certificates beginning with a “3” designation, referred to herein as the “group 3 certificates”, will be solely derived from collections on the pool 3 mortgage loans.  Collections from all of the mortgage loans in the aggregate pool will be available to make distributions on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

Unless otherwise specified, whenever reference is made herein to a percentage of some or all of the mortgage loans or some or all of the mortgage loans in a pool, such percentage is determined on the basis of the stated principal balance of the mortgage loans in the aggregate pool or of such pool as of the cut-off date.

ISSUING ENTITY

J.P. Morgan Mortgage Trust 2007-A3 will issue the certificates.  The issuing entity will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee.  The certificates solely represent beneficial ownership interests in the issuing entity created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

THE TRUSTEE

U.S. Bank National Association, will act as trustee of the issuing entity under the pooling and servicing agreement.

THE ORIGINATORS

Approximately 62.84% of the mortgage loans in the aggregate pool were originated or acquired by Chase Home Finance LLC (successor by merger to Chase Manhattan Mortgage Corporation).  Approximately 17.77% of the mortgage loans in the aggregate pool were originated or acquired by PHH Mortgage Corporation.  Approximately 11.87% of the mortgage loans in the aggregate pool were originated or acquired by Wells Fargo Home Mortgage, Inc.   No other originator originated or acquired more than 10% of the mortgage loans.

We refer you to “Description of the Mortgage Pools” in this prospectus supplement for more information.

THE SPONSOR AND SELLER

J.P. Morgan Mortgage Acquisition Corp., a Delaware corporation, has previously acquired the mortgage loans from the originators.  On the closing date, J.P. Morgan Mortgage Acquisition Corp., as seller, will sell all of its interest in the mortgage loans to the depositor.

THE DEPOSITOR

On the closing date, J.P. Morgan Acceptance Corporation I, a Delaware corporation, will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders.

THE CUSTODIANS

JPMorgan Chase Bank, National Association will maintain custody of the mortgage files relating to certain mortgage loans and The Bank of New York Trust Company, N.A. will maintain custody of the mortgage files relating to certain mortgage loans on behalf of the issuing entity.

THE MASTER SERVICER AND
SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association, will act as master servicer and securities administrator under the pooling and servicing agreement.

THE SERVICERS

JPMorgan Chase Bank, National Association, PHH Mortgage Corporation and Wells Fargo Home Mortgage, Inc. will each act as a servicer of a portion of the mortgage loans.

Each servicer will service the mortgage loans originated or acquired by it pursuant to an existing purchase and servicing agreement between such servicer and the seller.  Chase Home Finance LLC will subservice the mortgage loans originated or acquired by JPMorgan Chase Bank, National Association pursuant to an existing servicing agreement among Chase Home Finance LLC, JPMorgan Chase Bank, National Association and the seller.  JPMorgan Chase Bank, National Association, as a servicer, and Chase Home Finance LLC, as subservicer, may service mortgage loans originated or acquired by other originators.  The rights of the seller under these purchase and servicing agreements will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders.  No other servicer will service more than 10% of the mortgage loans.

We refer you to “The Servicers” and “Servicing of the Mortgage Loans” in this prospectus supplement for more information.

CUT-OFF DATE

April 1, 2007.  The cut-off date is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans.

DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter, commencing in May 2007.  Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

RECORD DATE

The record date will be the last business day of the month preceding the month of a distribution date.

EXCHANGEABLE CERTIFICATES

Certain classes of certificates, referred to in this prospectus supplement as the exchangeable certificates in combinations referred to in this prospectus supplement as exchangeable combinations, are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the REMIC certificates.  The exchangeable combinations and related REMIC certificates are identified in Annex C to this prospectus supplement.  See "Description of the Offered Certificates—Exchangeable Certificates" in this prospectus supplement.

In the event that any REMIC certificate is  exchanged for the related exchangeable combination, such exchangeable certificates in the exchangeable combination will be entitled to a proportionate share of the principal and interest distributions on each class of related REMIC certificates.  In addition, the exchangeable certificates in an exchangeable combination will bear a proportionate share of losses and interest shortfalls, as applicable, allocable to each class of related REMIC certificates.  Principal and interest distributions will be made to the exchangeable certificates in an exchangeable combination in the manner set forth herein.

We refer you to “Description of the Certificates — Exchangeable Certificates” in this prospectus supplement for more information.

DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the related mortgage pool or mortgage pools, each class of certificates will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount or class notional amount, as applicable, of such class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period.

For each distribution date, the accrual period will be the calendar month preceding the month in which the distribution date occurs.  Interest on all classes of certificates for all accrual periods will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

The exchangeable certificates in an exchangeable combination will be entitled to a proportionate share of the interest distributions on the related REMIC certificates.

We refer you to “Description of the Certificates — Distributions of Interest” in this prospectus supplement for more information.

DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the certificates on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different classes of related certificates and (2) the amount of funds actually received on the mortgage loans and available to make distributions on the related certificates.  Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

On each distribution date, each class of certificates  will receive principal payments in accordance with the priorities set forth in “Description of Certificates — Priority of Distributions” and based on principal collections from the related mortgage pool or mortgage pools for the related due period.

On each distribution date when any class of exchangeable certificates is outstanding, the proportionate share of principal distributions otherwise distributable to the related REMIC certificates will be allocated to the exchangeable certificates entitled to principal in the related exchangeable combination.  The payment characteristics of the exchangeable certificates in an exchangeable combination will reflect the payment characteristics of the related class of REMIC certificates.  Annex C shows the REMIC certificates and the related exchangeable combinations.  A description of the characteristics of the REMIC certificates and the exchangeable certificates is set forth in the table that begins on page S-1.  See "Description of the Certificates—Exchangeable Certificates—Procedures" in this prospectus supplement for a description of exchangeable certificates and exchange procedures and fees.

We refer you to “Description of the Certificates — Distributions of Principal” in this prospectus supplement and “Description of the Securities – Distributions on Securities” in the prospectus for more information.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates is the distribution date in May 2037, which is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan.

LIMITED CROSS-COLLATERALIZATION
AMONG THE MORTGAGE POOLS

In certain very limited circumstances, principal and interest collected on the mortgage loans in a mortgage pool may be applied to pay principal or interest, or both, to the senior certificates unrelated to that mortgage pool.

We refer you to “Description of the Certificates – Limited Cross-Collateralization Among the Mortgage Pools” in this prospectus supplement for more information.

OPTIONAL CLEAN-UP CALL OF THE CERTIFICATES

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans is less than 5% of the aggregate principal balance of the mortgage loans as of the cut-off date, as described herein, the master servicer will have the option to purchase all of the mortgage loans in the aggregate pool thereby causing an early retirement of the certificates.

We refer you to “Description of the Certificates — Optional Clean-Up Call” in this prospectus supplement for more information.

CREDIT ENHANCEMENT

Subordination.  The subordinate classes of certificates will provide credit enhancement for the senior certificates.  In addition, the Class B-1 Certificates will have a payment priority over the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; the Class B-2 Certificates will have a payment priority over the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; and the Class B-3 Certificates will have a payment priority over the Class B-4, Class B-5 and Class B-6 Certificates.

If the mortgage loans in any mortgage pool experience losses, then, generally, the principal amount of the class of subordinate certificates that is lowest in seniority and still outstanding will be reduced by the amount of those realized losses until the total outstanding principal balance of such class equals zero.

If a loss has been allocated to reduce the principal amount of your class of certificates, you will receive no payment in respect of that reduction.  If the subordination of the subordinate certificates is insufficient to absorb losses, then the senior certificates relating to the mortgage pool incurring the realized losses will be allocated such losses and may never receive all of their principal payments.

Unlike other realized losses, special hazard losses, bankruptcy losses, and fraud losses in excess of the related coverage amounts set forth in this prospectus supplement, are, in general, allocated pro rata to each class of related certificates instead of first being allocated to the subordinate certificates.

Notwithstanding the foregoing, any realized losses, including excess losses (i) on the pool 1 mortgage loans that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates, until the class principal amount of the Class 1-A-2 Certificates has been reduced to zero, (ii) on the pool 2 mortgage loans that would otherwise be allocated to the Class 2-A-1, Class 2-A-2 or Class 2-A-3 Certificates will instead be allocated to the Class 2-A-4 Certificates, until the class principal amount of the Class 2-A-4 Certificates has been reduced to zero, and (iii) on the pool 3 mortgage loans that would otherwise be allocated to the Class 3-A-2 Certificates will instead be allocated to the Class 3-A-3 Certificates, until the class principal amount of the Class 3-A-3 Certificates has been reduced to zero.

Shifting of Interest.  In addition, to extend the period during which the subordinate certificates remain available as credit enhancement to the senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal received on the mortgage loans in a pool will generally be allocated to the senior certificates during the first seven years after the cut-off date.  This disproportionate allocation will continue but be subject to reduction over an additional four year period as described in this prospectus supplement, unless certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates as a whole while, in the absence of realized losses on the mortgage loans, increasing the percentage interest in the principal balance of the related mortgage loans that the subordinate certificates evidence.

We refer you to “Risk Factors — Potential Inadequacy of Credit Enhancement,” “Description of the Certificates — Priority of Distributions” and “— Allocation of Losses” in this prospectus supplement for more information.

THE MORTGAGE LOANS

Statistical Information.  The statistical information on the mortgage loans presented herein is based on the principal balance of such mortgage loans as of April 1, 2007 (referred to herein as the “cut-off date”).  Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date.  As a result, the statistical distribution of the characteristics in the final mortgage pools as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

In the event of a material breach of the representations and warranties made by the originators or the seller with respect to a mortgage loan, or in the event that a required document is not included in the mortgage file for a mortgage loan, the related originator or the seller, as applicable, will be required to either cure the breach in all material respects, substitute a new mortgage loan for the affected mortgage loan or repurchase the mortgage loan from the issuing entity.

General.  On the cut-off date, the assets of the issuing entity consisted of 1,199 mortgage loans with a total principal balance of approximately $720,053,804. The mortgage loans consist of adjustable rate, conventional, fully amortizing, first lien residential mortgage loans, all of which have an original term to stated maturity of 30 years.

Pool 1 Characteristics.  As of the cut-off date, pool 1 consisted of 348 mortgage loans having a total principal balance of approximately $194,377,466 (or approximately 27.00% of the aggregate cut-off date balance of the mortgage loans in the aggregate pool).  The mortgage interest rates of approximately  14.70%, 85.02% and 0.28% of the pool 1 mortgage loans adjust, commencing approximately five years after origination, based on the 6-Month LIBOR index, 1-Year LIBOR index and 1-Year CMT index, respectively, and all of such mortgage loans have original terms to maturity of 30 years.

Approximately 8.09% and 76.67% of the pool 1 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five or ten years, respectively, following origination of such mortgage loan.  Following such five- or ten-year period, the monthly payment with respect to each such pool 1 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

Pool 2 Characteristics. As of the cut-off date, pool 2 consisted of 322 mortgage loans having a total principal balance of approximately $180,020,379 (or approximately 25.00% of the aggregate cut-off date balance of the mortgage loans in the aggregate pool).  The mortgage interest rates of 24.50%, 40.34% and 35.16% of the pool 2 mortgage loans adjust, commencing approximately seven years after origination, based on the 6-Month LIBOR index, 1-Year LIBOR index or 1-Year CMT index, respectively, and all mortgage loans have original terms to maturity of 30 years.

Approximately 0.17%, 30.59% and 60.54% of the pool 2 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five, seven or ten years, respectively, following origination of such mortgage loan.  Following such five-, seven- or ten-year period, the monthly payment with respect to each such pool 2 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

Pool 3 Characteristics.  As of the cut-off date, pool 3 consisted of 529 mortgage loans having a total principal balance of approximately $345,655,958 (or approximately 48.00% of the aggregate cut-off date balance of the mortgage loans in the aggregate pool).  The mortgage interest rates of 1.83% and 98.17% of the pool 3 mortgage loans adjust, commencing approximately ten years after origination, based on the 6-Month LIBOR index or 1-Year LIBOR index respectively, and all of such mortgage loans have original terms to maturity of 30 years.

Approximately 85.50%  of the pool 3 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of ten years following origination of such mortgage loan.  Following such ten-year period, the monthly payment with respect to each such pool 3 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

We refer you to “Description of the Mortgage Pools” in this prospectus supplement for more information.

Summary Statistical Data.  The following table summarizes the characteristics of the mortgage loans in the aggregate pool and each mortgage pool as of the cut-off date. Tabular information concerning the statistical characteristics of the mortgage loans in the aggregate pool and each mortgage pool as of the cut-off date can be found at “Description of the Mortgage Pools — Tabular Characteristics of the Mortgage Loans” in this prospectus supplement.

Aggregate Outstanding Principal Balance
Aggregate Pool:	$720,053,804
Pool 1:	$194,377,466
Pool 2:	$180,020,379
Pool 3:	$345,655,958

Aggregate Number of Mortgage Loans
Aggregate Pool:	1,199
Pool 1:	348
Pool 2:	322
Pool 3:	529

Average Stated Principal Balance
Aggregate Pool:	$600,545
Pool 1:	$558,555
Pool 2:	$559,069
Pool 3	$653,413

Weighted Average Current Mortgage Rate
Aggregate Pool:	6.115%
Pool 1:	5.786%
Pool 2:	6.111%
Pool 3:	6.302%

Weighted Average Margin
Aggregate Pool:	2.321%
Pool 1:	2.268%
Pool 2:	2.429%
Pool 3:	2.295%

Weighted Average Original Term to Maturity
Aggregate Pool:	360 months
Pool 1:	360 months
Pool 2:	360 months
Pool 3:	360 months

Weighted Average Remaining Term to Maturity
Aggregate Pool:	357 months
Pool 1:	355 months
Pool 2:	357 months
Pool 3:	358 months

Pledged Asset Loans.  None of the mortgage loans in pool 1 and  approximately 4.38% and 4.21% of the mortgage loans in pool 2 and pool 3, respectively, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor.

We refer you to “Description of the Mortgage Pools — The Pledged Asset Loans” in this prospectus supplement for more detail.

SERVICING OF THE MORTGAGE LOANS

The master servicer will supervise the performance of the servicers under the related purchase and servicing agreements.

Under the purchase and servicing agreements, the servicers are generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the related mortgage loans on the immediately preceding determination date.  The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this prospectus supplement.  The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans.  However, if the master servicer or the servicers make advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, such parties will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

The servicers will also make interest payments to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a mortgage loan.  If the servicers fail to make required payments in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicing fee to the extent necessary to fund any such shortfalls.

We refer you to “Servicing of the Mortgage Loans” in this prospectus supplement for more detail.

FEES AND EXPENSES

The rate at which expense fees accrue is

expected to range from 0.2610% to 1.3610%

per annum of the outstanding principal balance of each mortgage loan. As of the cut-off date, the weighted average per annum rate at which the expense fees accrue is expected to equal approximately 0.2792% with respect to pool 1, approximately 0.2644% with respect to pool 2, and approximately 0.2610% with respect to pool 3. With respect to approximately 1.30% of the pool 1 mortgage loans, the servicing fee rate will increase by 0.125% per annum on the first adjustment date for such mortgage loan.

The expense fees consist of the servicing fee, the master servicing fee and any applicable lender paid mortgage guaranty insurance premiums.

Before payments are made on the certificates, the servicers will be paid a monthly fee calculated as a percentage of the principal balance of each mortgage loan serviced by that servicer as described under “Fees and Expenses of the Issuing Entity” in this prospectus supplement.

The master servicer will pay the trustee fee and the securities administrator fee.  Expenses of the servicer, the master servicer, the trustee and the securities administrator may be reimbursed from the issuing entity before payments are made on the certificates.

MATERIAL FEDERAL INCOME
TAX CONSEQUENCES

For federal income tax purposes, all or a portion of the issuing entity will comprise a tiered REMIC structure.  Each class of offered certificates, other than the Exchangeable Certificates and the Class A-R Certificates, will represent ownership of regular interests in a REMIC.  The Class A-R Certificates will represent ownership of the residual interest in the upper-tier REMIC.  The residual interests in the remaining REMICs are not offered hereby.

We refer you to “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus for more information.

ERISA MATTERS

Subject to important considerations described under “ERISA Matters” in this prospectus supplement and “ERISA Considerations” in the accompanying prospectus, the offered certificates, other than the Class A-R Certificates, will be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements.  The Class A-R Certificate will not be eligible for purchase by any such plan or arrangement, except as described herein.

We refer you to “ERISA Matters” in this prospectus supplement and “ERISA Considerations” in the accompanying prospectus for more information.

LEGAL INVESTMENT

Generally all of the certificates offered by this prospectus supplement (except the Class B-2 and Class B-3 Certificates) will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.  You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

We refer you to “Legal Investment” in the prospectus for more information.

RATING OF THE CERTIFICATES

The certificates offered by this prospectus supplement will initially have ratings at least as high as the ratings specified on page S-1 from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc.

RISK FACTORS

Investors should consider the following factors in connection with the purchase of certificates.  You should also consider the risk factors described in the accompanying prospectus.  All statistical information referred to in this section is based on the mortgage pools as constituted on the cut-off date.

Prepayments Are Unpredictable and Affect Yield

The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans of the related mortgage pool or mortgage pools.  All of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty.

The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity.  For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase.  Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

We cannot predict the rate at which borrowers will repay their mortgage loans.  The yield to maturity of the certificates will also be affected by the master servicer’s exercise of its optional clean-up call on the related mortgage loans.

See “Risk Factors — Yield is Sensitive to Rate of Principal Prepayment” in the prospectus and “Yield, Prepayment and Weighted Average Life” in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on mortgage loans.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the offered certificates.

The mortgage loans in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

Rapid prepayments on the mortgage loans will reduce the yield on the Class 2-A-3S, Class 2-A-3F and Class 3-A-2S Certificates.

The Class 2-A-3S, Class 2-A-3F and Class 3-A-2S Certificates receive only distributions of interest.  Distributions to these classes are based on the notional amount for the related class, calculated as described herein.  You should fully consider the risks associated with an investment in the Class 2-A-3S, Class 2-A-3F and Class 3-A-2S.  If the related mortgage loans prepay faster than expected, holders of Class 2-A-3S, Class 2-A-3F and Class 3-A-2S may not fully recover their initial investment.  In addition, the Class 2-A-3S and Class 2-A-3F Certificates are not entitled to distributions after the distribution date in April 2014 and the Class 3-A-2S Certificates are not entitled to distributions after the distribution date in April 2017.

Mortgage Loans with Interest-only Payments and High Balance Loans

Approximately 8.09% and 76.67% of the pool 1 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five or ten years, respectively, following origination of such mortgage loans.  Approximately 0.17%, 30.59% and 60.54% of the pool 2 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five, seven, or ten years, respectively, following origination of such mortgage loans.  Approximately 85.50%  of the pool 3 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of ten years following origination of such mortgage loans.  See “Risk Factors — Risks Related to Loans with Interest-Only Payments” in the prospectus for a discussion of the risks related to interest-only mortgage loans.

As of the cut-off date, approximately 15.97%, 12.70% and 29.91% of the mortgage loans in pool 1, pool 2 and pool 3, respectively, were in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on such mortgage pool.

Your Yield May Be Affected by Changes in Interest Rates

The mortgage interest rate on approximately 10.97%, 80.16% and 8.87% of the mortgage loans will be based on the 6-Month LIBOR index, 1-Year LIBOR index and 1-Year CMT index, respectively.  No prediction can be made as to future levels of an index or as to the timing of any changes therein, each of which will directly affect the yields of the related classes of certificates.

See “Description of the Certificates — Distributions of Interest” in this prospectus supplement.

Limited Cross-Collateralization Among The Mortgage Pools; Limited Recourse

With very limited exception described in “Description of the Certificates — Limited Cross-Collateralization Among the Mortgage Pools,” interest and principal on the senior certificates will be allocated based on amounts collected in respect of the mortgage loans in the related mortgage pool.  In the case of the senior certificates, the mortgage pools will generally not be “cross-collateralized” — interest and principal collections received from the mortgage loans in a mortgage pool will generally only be available for distribution to the related senior certificates and not to the senior certificates related to the other mortgage pools.  For example, collections from pool 1 will generally only be available to make distributions to the group 1 certificates, but not to the other classes of senior certificates; and collections from all mortgage pools will be available to make distributions to the subordinate certificates.

Because the subordinate certificates represent interests in all mortgage pools, the class principal amounts of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any one mortgage pool.  Therefore, the allocation of realized losses on the mortgage loans in any one mortgage pool to the subordinate certificates will reduce the subordination provided by the subordinate certificates to all of the classes of senior certificates related to a mortgage pool, including the senior certificates related to the mortgage pools that did not suffer any losses.  This will increase the likelihood that future realized losses on the mortgage loans may be allocated to senior certificates related to a mortgage pool that did not suffer those previous losses.

Potential Inadequacy of Credit Enhancement

Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the seller, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency.  Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

The certificates are not insured by any financial guaranty insurance policy.  The subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, as applicable, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.  None of the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the rating of the certificates.

The amount of realized losses, other than excess losses, experienced on the mortgage loans will be applied to reduce the principal amount of the subordinate certificates then outstanding with the highest numerical class designation, until the principal balance of that class has been reduced to zero.  If subordination is insufficient to absorb losses, then holders of more senior classes will incur realized losses and may never receive all of their principal payments.  You should consider the following:

•

if you buy a Class B-3 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced by the amount of that excess;

•

if you buy a Class B-2 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced by the amount of that excess;

•

if you buy a Class B-1 Certificate and losses on the mortgage loans exceed the total principal amount of Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced by the amount of that excess; and

•

after the total class principal amount of the subordinate certificates has been reduced to zero, realized losses on the mortgage loans will reduce the class principal amounts of the senior certificates related to the mortgage pool incurring such loss.  The Class 1-A-2, Class 2-A-4 and Class 3-A-3 Certificates will be allocated realized losses on the mortgage loans in the related mortgage pool that would otherwise be allocated to certain other related classes of senior certificates.  See “Description of the Certificates — Priority of Distributions” and “— Allocation of Losses” in this prospectus supplement.

Furthermore, the subordinate certificates will provide only limited protection against special hazard losses, bankruptcy losses and fraud losses on the mortgage loans up to certain amounts specified in this prospectus supplement.  Any losses on the mortgage loans in a mortgage pool in excess of those amounts will be allocated among each class of senior certificates related to that mortgage pool and each class of subordinate certificates in the manner set forth in this prospectus supplement, notwithstanding the above allocation of realized losses.  You should note that it is possible that a disproportionate amount of coverage for these types of losses may be experienced by one mortgage pool which could make certificates related to the other mortgage pools more likely to suffer a loss.  See “Description of the Certificates — Allocation of Losses” in this prospectus supplement.

Risks Related to Exchangeable Certificates

The characteristics of the exchangeable certificates in an exchangeable combination will reflect the characteristics of the related class of REMIC certificates.  Investors should also consider a number of factors that will limit a certificateholder’s ability to exchange REMIC certificates for related exchangeable certificates and vice versa:

•

At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex C.

•

A certificateholder that does not own the certificates may be unable to obtain the necessary REMIC certificates or exchangeable certificates.

•

The certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

•

Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

•

Only the combinations listed on Annex C are permitted.

Concentration of Mortgage Loans Could Adversely Affect Your Investment

Approximately 47.53%, 33.53% and 43.08% of the mortgage loans in pool 1, pool 2 and pool 3, respectively, are secured by mortgaged properties located in California.  Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.

Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity’s ability to make payments on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

There are also significant concentrations of mortgage loans in other states as described under “Description of the Mortgage Pools — Tabular Characteristics of the Mortgage Loans” in this prospectus supplement.  Consequently, losses and prepayments on the mortgage loans in a particular pool and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods in these areas.

Delinquencies May Adversely Affect Investment

The mortgage loans were either originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement.  We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the related mortgage loans.

Hurricanes May Have Affected Mortgaged Properties

Hurricanes, which have struck the Gulf Coast region of the United States during the months of July, August, September and October 2005, may have adversely affected any mortgaged properties located in that area.  The related originator or the seller will make a representation and warranty that each mortgaged property is free of material damage and in good repair as of the closing date.  We do not know how many mortgaged properties have been or may be affected by the hurricanes.  No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes.  Any adverse impact as a result of this event may be borne by the holders of the certificates, particularly if the related originator or seller, as applicable, fails to repurchase any mortgage loan that breaches this representation and warranty or the damage to a mortgaged property occurs after the closing date.

In addition, we are unable to predict the effect of the hurricanes on the economy in the affected regions.  The full economic impact of the hurricanes is uncertain but may affect the ability of borrowers to make payments on their mortgage loans, the ability of the servicers to make collections on their respective mortgage loans and the level of forbearance afforded by the servicers to borrowers.  Initial economic effects appear to include localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity, regional interruptions in travel and transportation, tourism and economic activity generally, and nationwide decreases in petroleum availability with a corresponding increase in price.

GLOSSARY OF DEFINED TERMS

A glossary of defined terms used in this prospectus supplement begins on page S-65.  Any terms used in this prospectus supplement but not defined in the glossary are defined in the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOLS

General

The following is a summary description of the Mortgage Loans in the Mortgage Pools as of the Cut-off Date.  The information presented herein does not take into account any Mortgage Loans that have or may prepay in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefore.  As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition of the Mortgage Pools as of the Closing Date, although such variance will not be material.

Whenever reference is made herein to a percentage of some or all of the Mortgage Loans or some or all of a Mortgage Pool, such percentage is determined on the basis of the Stated Principal Balance of the Mortgage Loans in the Aggregate Pool or of a particular Mortgage Pool as of the Cut-off Date.

The Mortgage Loans

Certain general information with respect to the Mortgage Loans is set forth below.  Prior to the Closing Date, Mortgage Loans may be removed from the Issuing Entity and other mortgage loans may be substituted therefore.  The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

The Sponsor selected the Mortgage Loans for sale to the Depositor from among its portfolio of mortgage loans based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics.  In making this selection, the Sponsor took into account investor preferences and the Sponsor’s objective of obtaining the most favorable combination of ratings on the Certificates.

At the Cut-off Date, the assets of the Aggregate Pool consisted of three pools having, in the aggregate, 1,199 Mortgage Loans having an aggregate Stated Principal Balance as of the Cut-off Date of approximately $720,053,804, secured by first liens on Mortgaged Properties, all of which have original terms to maturity of 30 years.  As described herein at “Description of the Certificates—General,” the Mortgage Loans have been segregated into Pool 1, Pool 2 and Pool 3 for the purpose of allocating distributions among the Senior Certificates.  Each Mortgage Pool has the characteristics described below.

Pool 1 consists of 348 Mortgage Loans having a Cut-off Date balance of approximately $194,377,466 (approximately 27.00% of the Aggregate Pool Cut-off Date Balance).  The mortgage interest rates of all of the Pool 1 Mortgage Loans adjust, commencing five years after origination, semi-annually or annually based on the 6-Month LIBOR index, 1-Year LIBOR index or 1-Year CMT index (see “—The Indices” below) and all of such Mortgage Loans have original terms to maturity of 30 years.  Approximately 8.09% and 76.67% of the Pool 1 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five or ten years, respectively, following the origination of the related Mortgage Loan.  Following such five- or ten-year interest-only period, the Scheduled Payment with respect to each such Pool 1 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate.

As of the Cut-off Date, with respect to the Pool 1 Mortgage Loans, the weighted average current Mortgage Rate is approximately 5.786% per annum, the weighted average margin is approximately 2.268%, the weighted average remaining term to maturity is approximately 355 months and the weighted average remaining interest-only term of the interest-only Mortgage Loans in Pool 1 is approximately 109 months.

Pool 2 consists of 322 Mortgage Loans having a Cut-off Date balance of approximately $180,020,379 (approximately 25.00% of the Aggregate Pool Cut-off Date Balance).  The mortgage interest rates of all of the Pool 2 Mortgage Loans adjust, commencing seven years after origination, semi-annually or annually based on the 6-Month LIBOR index, 1-Year LIBOR index or 1-Year CMT index (see “—The Indices” below) and all of such Mortgage Loans have original terms to maturity of 30 years.  Approximately 0.17%, 30.59% and 60.54% of the Pool 2 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five, seven or ten years, respectively, following the origination of the related Mortgage Loan.  Following such five-, seven- or ten-year interest-only period, the Scheduled Payment with respect to each such Pool 2 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate.

As of the Cut-off Date, with respect to the Pool 2 Mortgage Loans, the weighted average current Mortgage Rate is approximately 6.111% per annum, the weighted average margin is approximately 2.429%, the weighted average remaining term to maturity is approximately 357 months and the weighted average remaining interest-only term of the interest-only Mortgage Loans in Pool 2 is approximately 105 months.

Pool 3 consists of 529 Mortgage Loans having a Cut-off Date balance of approximately $345,655,958 (approximately 48.00% of the Aggregate Pool Cut-off Date Balance).  The mortgage interest rates of all of the Pool 3 Mortgage Loans adjust, commencing ten years after origination, semi-annually or annually based on the 6-Month LIBOR index or 1-Year LIBOR index (see “—The Indices” below) and all of such Mortgage Loans have original terms to maturity of 30 years.  Approximately 85.50% of the Pool 3 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of ten years following the origination of the related Mortgage Loan.  Following such ten-year interest-only period, the Scheduled Payment with respect to each such Pool 3 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate.

As of the Cut-off Date, with respect to the Pool 3 Mortgage Loans, the weighted average current Mortgage Rate is approximately 6.302% per annum, the weighted average margin is approximately 2.295%, the weighted average remaining term to maturity is approximately 358 months and the weighted average remaining interest-only term of the interest-only Mortgage Loans in Pool 3 is approximately 118 months.

None of the Mortgage Loans will be guaranteed by any governmental agency.  Pursuant to the related Assignment Agreement, the Seller and the Depositor will assign to the Trustee, on behalf of the Issuing Entity, their respective interests in the related Purchase and Servicing Agreement.

The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreement.  JPMCB, PHH Mortgage, Wells Fargo Home Mortgage, Inc. and certain other servicers will service the Mortgage Loans pursuant to their respective Purchase and Servicing Agreements.  JPMCB, as servicer and CHF, as subservicer, will service the Mortgage Loans originated by certain other Originators pursuant to the JPMCB Servicing Agreement.

All of the Mortgage Loans provide for payments on the Due Date.  Scheduled Payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.  The Mortgage Loans may be prepaid in full or in part at any time and none of the Mortgage Loans impose a penalty for early voluntary prepayments in full or in part.

The Mortgage Loans were originated from June 2003 through March 2007.  No more than approximately 1.44% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.  The latest stated maturity date of any Mortgage Loan is in April 2037.  As of the Cut-off Date, none of the Mortgage Loans were more than 30 days delinquent, under the Mortgage Banker Association (MBA) delinquency calculation method.  As of the Cut-off Date, the weighted average current Mortgage Rate of the Mortgage Loans is approximately 6.115% per annum, the weighted average margin is approximately 2.321%, the weighted average remaining term to maturity is approximately 357 months and the weighted average remaining interest-only term of the interest-only Mortgage Loans is approximately 113 months.  No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 100%.  Approximately 3.11% of the Mortgage Loans, in addition to being secured by real property, were secured by a security interest in a limited amount of additional collateral owned by the borrower or are supported by a third-party guarantee as described at “— The Pledged Asset Loans” below.  All of the Mortgage Loans with Effective Loan-to-Value Ratios greater than 80.00% as of the cut-off date that were not secured by a security interest in additional collateral or not supported by a third-party guarantee were covered by a primary mortgage insurance policy.  No Pledged Asset Loan had an Effective Loan-to-Value Ratio at origination of more than 70.00%.

No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date.  If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the “Credit Scores” tables in Annex A (which is incorporated herein as port of this prospectus supplement), credit scores have been supplied with respect to the mortgagors.  Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s creditworthiness.  Credit scores are generated by models developed by third party credit reporting organizations which analyzed data on consumers in order to establish patterns which are believed to be indicative of a borrower’s probability of default.  The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower.  There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

The Pledged Asset Loans

Those PHH Mortgage Loans that have a Loan-to-Value Ratio generally in excess of 80% and are not covered by a primary mortgage insurance policy will be either (i) secured by a security interest in additional collateral (usually securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in additional collateral (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH Mortgage or another lender to the guarantor.  The amount of the Pledged Assets relating to PHH Mortgage Loans securing a Pledged Asset Loan generally equals the down payment or equity required by PHH Mortgage.  The requirement to maintain Pledged Assets generally terminates when the principal balance of such Pledged Asset Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such Pledged Asset Loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH Mortgage.

On or prior to the Closing Date, the Depositor will have assigned to the Issuing Entity its rights under the Limited Purpose Surety Bond.  The Limited Purpose Surety Bond will not cover any payments on the Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

No assurance can be given as to the amount of proceeds, if any, that might be realized from Pledged Assets.  Proceeds from the liquidation of any Pledged Assets will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge or guaranty agreement, as applicable.

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

Tabular Characteristics of the Mortgage Loans (Aggregate Pool)

The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans	1,199
Total Stated Principal Balance	$720,053,804
Current Mortgage Rates:
Weighted Average	6.115%
Range	2.875% - 7.375%
Weighted Average Margin	2.321%
Weighted Average Remaining Term to Maturity (in months)	357

The Stated Principal Balances of the Mortgage Loans range from approximately $50,000 to approximately $3,000,000.  The Mortgage Loans have an average Stated Principal Balance of approximately $600,545.

The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 71.62%, and no Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

No more than approximately 1.44% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement (which is incorporated herein as part of this prospectus supplement).  Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

Tabular Characteristics of the Pool 1 Mortgage Loans

The Pool 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 1 Mortgage Loans	348
Total Stated Principal Balance	$194,377,466
Current Mortgage Rates:
Weighted Average	5.786%
Range	2.875% - 6.750%
Weighted Average Margin	2.268%
Weighted Average Remaining Term to Maturity (in months)	355

The Stated Principal Balances of the Pool 1 Mortgage Loans range from approximately $50,000 to approximately $2,183,359.  The Pool 1 Mortgage Loans have an average Stated Principal Balance of approximately $558,555.

The weighted average Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is approximately 74.16%, and no Pool 1 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100%.

No more than approximately 4.82% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The Mortgage Loans in Pool 1 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement (which is incorporated herein as part of this prospectus supplement).  Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in Pool 1 as of the Cut-off Date and, due to rounding, may not total 100%.

Tabular Characteristics of the Pool 2 Mortgage Loans

The Pool 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 2 Mortgage Loans	322
Total Stated Principal Balance	$180,020,379
Current Mortgage Rates:
Weighted Average	6.111%
Range	4.375% - 7.250%
Weighted Average Margin	2.429%
Weighted Average Remaining Term to Maturity (in months)	357

The Stated Principal Balances of the Pool 2 Mortgage Loans range from approximately $75,200 to approximately $2,351,752.  The Pool 2 Mortgage Loans have an average Stated Principal Balance of approximately $559,069.

The weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately 71.28%, and no Pool 2 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100%.

No more than approximately 1.63% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The Mortgage Loans in Pool 2 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement  (which is incorporated herein as part of this prospectus supplement).  Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in Pool 2 as of the Cut-off Date and, due to rounding, may not total 100%.

Tabular Characteristics of the Pool 3 Mortgage Loans

The Pool 3 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 3 Mortgage Loans	529
Total Stated Principal Balance	$345,655,958
Current Mortgage Rates:
Weighted Average	6.302%
Range	4.875% - 7.375%
Weighted Average Margin	2.295%
Weighted Average Remaining Term to Maturity (in months)	358

The Stated Principal Balances of the Pool 3 Mortgage Loans range from approximately $64,000 to approximately $3,000,000.  The Pool 3 Mortgage Loans have an average Stated Principal Balance of approximately $653,413.

The weighted average Loan-to-Value Ratio at origination of the Pool 3 Mortgage Loans is approximately 70.37%, and no Pool 3 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

No more than approximately 1.01% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The Mortgage Loans in Pool 3 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement  (which is incorporated herein as part of this prospectus supplement).  Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in Pool 3 as of the Cut-off Date and, due to rounding, may not total 100.00%.

The Indices

The Mortgage Rate for all of the Mortgage Loans will be adjusted semi-annually or annually on the related adjustment date.  The index for the Mortgage Rate borne by all of the Mortgage Loans may be calculated as follows (in each case, rounded to the nearest one-eighth of one percent):

6-Month LIBOR.  The Mortgage Rate borne by approximately 10.97% of the Mortgage Loans (by Aggregate Pool Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, semi-annually to equal 6-Month LIBOR plus a margin ranging from 2.000% to 2.250%.

1-Year LIBOR.  The Mortgage Rate borne by approximately 80.16% of the Mortgage Loans (by Aggregate Pool Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, annually to equal 1-Year LIBOR plus a margin ranging from 2.250% to 2.750%.

1-Year CMT.  The Mortgage Rate borne by approximately 8.87% of the Mortgage Loans (by Aggregate Pool Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, annually to equal 1-Year CMT plus a margin of 2.750%.

Assignment of the Mortgage Loans

Under the Assignment Agreements, the Seller will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Issuing Entity.  Pursuant to the Assignment Agreements, the Seller will transfer to the Depositor and the Depositor will transfer to the Trustee its rights under the Purchase and Servicing Agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans.  Pursuant to the Assignment Agreements or Reconstitution Agreements, the applicable Originator will represent that the representations and warranties relating to the origination of the Mortgage Loans are true and correct as of the Cut-off Date or the Closing Date, as applicable.  In addition, pursuant to the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of the related Mortgage Loans.  An Originator or the Seller will be obligated to purchase or substitute a similar mortgage loan for any Defective Mortgage Loan as described in “The Agreements — Assignment of the Issuing Entity Assets” in the accompanying prospectus and “The Issuing Entity — Representations by Sellers or Originators; Repurchases” in the accompanying prospectus.

Pursuant to a Pooling and Servicing Agreement, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, on behalf of the Issuing Entity, all of its rights to the Mortgage Loans and its rights under the Assignment Agreements (including the right to enforce the Originators’ purchase obligations).  The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

DELINQUENCY AND FORECLOSURE INFORMATION FOR THE MORTGAGE LOANS

The following table sets forth certain information regarding the delinquency performance for the last twelve months as of the Cut-off Date for all of the Mortgage Loans.

	As of April 1, 2007
	Number of Loans With One Instance of Delinquency		Scheduled Principal Balance of Loans With One Instance of Delinquency
	Number of Mortgage Loans	Percentage of Total Number of Mortgage Loans(1)	Scheduled Principal Balance	Percentage of Scheduled Principal Balance(2)

Period of Delinquency
30-59 days	61	5.09%	$41,813,886.42	5.81%
60-89 days	1	0.08%	$238,484.22	0.03%
90 day or more	0	0.00%	$0.00	0.00%
Foreclosures, Bankruptcies or Real Estate Owned	0	0.00%	$0.00	0.00%

Total:	62	5.17%	$42,052,370.64	5.84%

Total Portfolio:	1,199		$720,053,804.35

	As of April 1, 2007
	Number of Loans With Two or More Instances of Delinquency		Scheduled Principal Balance of Loans With Two or More Instances of Delinquency
	Number of Mortgage Loans	Percentage of Total Number of Mortgage Loans(1)	Scheduled Principal Balance	Percentage of Scheduled Principal Balance(2)

Period of Delinquency
30-59 days	9 *	0.75%	$3,699,632.10	0.51%
60-89 days	1 *	0.08%	$311,500.00	0.04%
90 day or more	0	0.00%	$0.00	0.00%
Foreclosures, Bankruptcies or Real Estate Owned	0	0.00%	$0.00	0.00%

Total:	9 *	0.75%	$3,699,632.10	0.51%

Total Portfolio:	1,199		$720,053,804.35

* One loan has had both 30 to 59 days and 60 to 89 days delinquency instances.

(1) These percentages are based on the percentage of the total number of Mortgage Loans.

(2) These percentages are based on the percentage of the aggregate principal balance of the Mortgage Loans.

No Mortgage Loan had more than two instances of delinquency in the past twelve months as of the Cut-off Date.

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations.  The static pool information material to this offering of certificates is located at http://jpmorgan.com/staticpool/mbs/JPMMT2007-A3.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

THE ORIGINATORS

General

Approximately 62.84% of the Mortgage Loans were originated or acquired by Chase Home Finance LLC (successor by merger to Chase Manhattan Mortgage Corporation) or JPMorgan Chase Bank, National Association.  Approximately 17.77% of the Mortgage Loans were originated or acquired by PHH Mortgage Corporation.  Approximately 11.87% of the Mortgage Loans were originated or acquired by Wells Fargo Home Mortgage, Inc.  No other Originator originated or acquired greater than 10% of the Mortgage Loans.

The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements.  The Chase Originator Mortgage Loans were underwritten substantially in accordance with the underwriting criteria specified in this section for such Originator.  All other Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described below under “—General Underwriting Guidelines”.  The information set forth below with respect to the Chase Originators has been provided by the Chase Originators.

General Underwriting Guidelines

Underwriting standards are applied by or on behalf of a lender to evaluate a borrower’s credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral.  In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information.  As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future.  If a prospective borrower is self employed, the borrower may be required to submit copies of signed tax returns.  See “The Issuing Entity—The Loans—Underwriting Standards” in the prospectus.

The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two  to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full” or “alternative,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs.  The “alternative,” “reduced,” “stated income/stated assets” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.  Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full doc” loan, however, alternative forms of standard verifications are used.  Generally, under both “full” and “alternative” documentation programs at least one year of income documentation is provided.  Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator.  Reduced doc loans may also include loans having only one year of income verification and loans to mortgagors with acceptable payment histories and credit scores but no information or verification of the mortgagor’s income.  Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied.  Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator.  The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

These alternative sets of underwriting criteria are designed to facilitate the loan approval process.  Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion.  Permitted maximum loan to value ratios under these programs are generally more restrictive than those under the lender’s standard “full” documentation programs.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac.  Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.  Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

From time to time, exceptions to a lender’s underwriting policies may be made.  Such exceptions may be made on a loan by loan basis at the discretion of the lender’s underwriter.  Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

JPMorgan Chase Bank, National Association

General

The Chase Originator Mortgage Loans were originated by or for JPMorgan or its affiliates generally using underwriting guidelines originally established by Chase Home Finance LLC as set forth below.  JPMorgan is a wholly owned bank subsidiary of JPMorgan Chase & Co.  (“JPMorgan Chase”), a Delaware corporation whose principal office is located in New York, New York.  JPMorgan is a commercial bank offering a wide range of banking services to its customers, both domestically and internationally.  It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

As of December 31, 2006, JPMorgan Chase Bank, National Association, had total assets of $1,179.4 billion, total net loans of $416.7 billion, total deposits of $650.6 billion, and total stockholder’s equity of $96.0 billion.  These figures are extracted from JPMorgan’s unaudited Consolidated Reports of Condition and Income as of December 31, 2006, which are filed with the Federal Deposit Insurance Corporation.

Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC (“CHF”), a wholly-owned, Delaware limited liability company.

CHF acquired the Chase Originator Mortgage Loans originated by or for JPMorgan or its affiliates after the origination.  JPMorgan (or a predecessor in interest) or its affiliates have been originating or acquiring mortgage loans for over 50 years and have been originating or acquiring mortgage loans similar to the Chase Originator Mortgage Loans at least since 1998.  JPMorgan and its affiliates originated approximately $94.6 billion, $85.4 billion and $ 74.1 billion in mortgage loans during 2004, 2005 and 2006, respectively.

Underwriting Guidelines

The following is a description of the underwriting policies customarily employed with respect to residential mortgage loans which JPMorgan or an affiliate originated during the period of origination of the Chase Originator Mortgage Loans.  The Chase Originators have represented to the Seller that, except for 21.3% of these Chase Originator Mortgage Loans, such Chase Originator Mortgage Loans were originated generally in accordance with such policies. The Depositor believes that such Chase Originator Mortgage Loans subject to the exception in the previous sentence were originated generally in accordance with the underwriting guidelines set forth under the heading “The Originators—General Underwriting Guidelines” in this prospectus supplement. References to Chase Originator Mortgage Loans in this section refer to the Chase Originator Mortgage Loans originated or acquired by the Chase Originators in accordance with the underwriting guidelines described below.

The Chase Originator Mortgage Loans were originated in a manner generally consistent, except as to loan amounts, with Fannie Mae or Freddie Mac published underwriting guidelines.  Therefore, each Chase Originator Mortgage Loans originated in such a manner should generally meet the credit, appraisal and underwriting standards described in such published underwriting guidelines, except for the original principal balances of such Chase Originator Mortgage Loans.  Initially, a prospective borrower is required to fill out an application designed to provide pertinent information about the borrower’s assets, liabilities, income and credit, the property to be financed and the type of loan desired. A three-file merged credit report for each borrower is obtained, which summarizes each repository’s credit score, credit history and depth, and any derogatory public records.  The middle of three credit scores is used if there is a single applicant and the lower of both middle credit scores is used if there are joint applicants.  In addition, employment, income and assets are verified. Self-employed prospective borrowers are generally required to submit their federal income tax returns for the last two years and in certain cases a separate statement of income and expenses is independently verified by a third party.

Once the necessary information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes and insurance) as well as to meet other financial obligations and monthly living expenses. For loans with a loan-to-value ratio of 80% or less, lending guidelines require that all current fixed obligations of the borrower (including mortgage payments based on  mortgage rates at the time of the application and other expenses related to the residence) generally may not exceed 40% of the borrower’s gross income in the case of a borrower with income of under $75,000, 42% of the borrower’s gross income in the case of a borrower with income of between $75,000 and $150,000 and 44% of the borrower’s gross income in the case of a borrower with income in excess of $150,000. For interest-only mortgage loans with a loan-to-value ratio between 80.01% and 95%,  lending guidelines require that the mortgage payments (based on mortgage rates at the time of application) plus applicable real property taxes, any common charges (such as Home Owner’s Association Fees or Co-op charges) and hazard insurance, as well as all other monthly obligations (revolving debt, car payments, etc.), generally may not exceed 40% of the borrower’s gross income.  For adjustable rate amortizing mortgage loans with a loan-to-value ratio greater than or equal to 80.01% with a Minimum Credit Risk Score of 620 - 659, lending guidelines require that all current fixed obligations of the borrower (including mortgage payments, based on  mortgage rates at the time of application and other expenses related to the residence) generally may not exceed 36% of the borrower’s gross income.  For adjustable rate amortizing mortgage loans with a loan-to-value ratio greater than or equal to 80.01%, with a Minimum Credit Risk Score greater than or equal to 660, lending guidelines require that all current fixed obligations of the borrower (including mortgage payments, based on  mortgage rates at the time of application, and other expenses related to the residence) generally may not exceed 40% of the borrower’s gross income.  Other credit considerations may cause a departure from these guidelines in certain cases.  Where there are two individuals signing the mortgage note, the income and debts of both are included in the computation.

 “Reduced Documentation” program Chase Originator Mortgage Loans were originated under the “no ratio” or “no income verification” guidelines. Under the “no ratio” guidelines, no income is stated or verified but source(s) of income and employment are verified; under the “no income verification” guidelines, income is stated but not verified, however employment is verified; assets are verified in the case of both such guidelines.

 For “Signature Series Streamlined—Refinance” program Chase Originator Mortgage Loans, verification and documentation of application information is reduced for borrowers who refinance fully amortizing mortgage loans serviced by CHF or JPMorgan.  In order to qualify for this refinance program, the borrower must have demonstrated overall creditworthiness as defined in the program guides.  In addition, a documented servicing record with respect to such borrower of at least 24 months must be available.  If there are multiple lenders during such 24 month period, CHF or JPMorgan must have been the servicer for at least the most recent 12 months.

For “No Doc” program Chase Originator Mortgage Loans, no employment information, sources of income, income amount or assets are disclosed.  Additionally, employment verification is not required.  The underwriting for such mortgage loans is based primarily or entirely on a stronger credit profile (evidenced by a higher minimum FICO credit risk score), a lower maximum product limit and additional due diligence performed on the collateral.

The “Stated Income Stated Asset” program (which is sometimes referred to as “Simply Signature”) is a “reactive” program.  While income and assets are not verified, eligibility and approval are determined by an automated underwriting system and are based on a stronger borrower credit history and profile.

An appraisal (which in certain circumstances may be a confirmation of an existing appraisal) is required for each property to be financed. The appraisal is conducted by an independent fee appraiser who estimates the mortgaged property’s market value. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the lower of purchase price or appraised value determines the maximum amount which will be advanced against the property.  For certain jumbo loans in high value markets, the lower value of two appraisals would be used if certain dollar amounts and loan-to-value thresholds are exceeded.  An automated valuation model may be used instead of an independent fee appraiser.

From time to time, exceptions and/or variances to underwriting policies may be made.  Such exceptions and/or variances may be made only if specifically approved on a loan-by-loan basis by certain credit and-underwriting personnel who have the authority to make such exceptions and/or variances. Exceptions and/or variances may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

A search of the liens of record to which the property being financed is subject at the time of origination is obtained.  Title insurance is required in the case of all mortgage loans.

DESCRIPTION OF THE CERTIFICATES

General

On the Closing Date the Certificates, other than the Exchangeable Certificates and the REMIC Certificates, will be issued pursuant to the Pooling and Servicing Agreement.  The Exchangeable Certificates and the REMIC Certificates will be issued pursuant to a Trust Agreement.  Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement and the Trust Agreement.  The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement and the Trust Agreement.  When particular provisions or terms used in the Pooling and Servicing Agreement or the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Certificates will consist of the (a) Senior Certificates and (b) Subordinate Certificates.  Only the Offered Certificates are offered under this prospectus supplement.  The Non-Offered Certificates are not offered under this prospectus supplement.  Accordingly, the description of the Non-Offered Certificates provided in this prospectus supplement is solely for informational purposes.

Each class of Certificates will be issued in the initial Class Principal Amounts set forth in the table under “Summary — Offered Certificates”.  The initial Class Principal Amount of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at “Description of the Mortgage Pools.”

The Offered Certificates (other than the Class A-R Certificates) will be issued in minimum denominations in principal amounts of $100,000 and integral multiples of $1 in excess thereof.  The Class A-R Certificates will be issued as a single instrument in fully registered, definitive form, representing the entire principal amount of such Certificate.

The Certificates represent beneficial ownership interests in the Issuing Entity, the assets of which on the Closing Date will consist primarily of (1) the Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Accounts and the Distribution Account (see “Servicing of the Mortgage Loans — Accounts” below); (3) the Issuing Entity’s rights under the Assignment Agreements; (4) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (5) any applicable insurance policies; and (6) the proceeds of all of the foregoing.  In addition, the rights under certain pledged collateral accounts and the Limited Purpose Surety Bond with respect to the Pledged Asset Loans will be assigned to the Trustee for the benefit of the Certificateholders.  See “Description of the Mortgage Pools — The Pledged Asset Loans.”  The Pledged Assets will not be part of any REMIC.

Solely for purposes of determining distributions of interest and principal on the Senior Certificates, the Senior Certificates have been divided into the following Certificate Groups:

THE GROUP 1 CERTIFICATES: With limited exceptions described at “— Limited Cross-Collateralization Among the Mortgage Pools,” distributions of interest and principal on the Group 1 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 1 Mortgage Loans.

THE GROUP 2 CERTIFICATES: With limited exceptions described at “— Limited Cross-Collateralization Among the Mortgage Pools,” distributions of interest and principal on the Group 2 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 2 Mortgage Loans.

THE GROUP 3 CERTIFICATES: With limited exceptions described at “— Limited Cross-Collateralization Among the Mortgage Pools,” distributions of interest and principal on the Group 3 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 3 Mortgage Loans.

Distributions of interest and principal on the Subordinate Classes will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 1, Pool 2 and Pool 3 Mortgage Loans in the aggregate.

Distributions on the Certificates will be made by the Securities Administrator, on behalf of the Trustee, on each Distribution Date, to the persons in whose names such Certificates are registered on the related Record Date.

Payments on each Distribution Date will be made by check mailed to the address of the Certificateholder entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds the Class A-R Certificates or who holds Certificates with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement or the Trust Agreement, as applicable, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator.  See “— Book–Entry Certificates” below for the method of payment to Beneficial Owners of Book-Entry Certificates.

Book-Entry Certificates

The Offered Certificates, other than the Class A-R Certificates, will be Book-Entry Certificates. For a description of the procedures generally applicable to the Book-Entry Certificates, see “Description of the Securities — Book-Entry Registration of Securities” in the accompanying prospectus.

Exchangeable Certificates

General

The holders of the REMIC Certificates may exchange all or part of each class of such REMIC Certificates for a proportionate interest in the Exchangeable Certificates in the related Exchangeable Combination.  The holders of each class of Exchangeable Certificates in an Exchangeable Combination may also exchange all or part of such class for a proportionate interest in the class or classes of related REMIC Certificates.  This process may occur repeatedly.

The classes of REMIC Certificates and of Exchangeable Certificates that are outstanding on any date and the outstanding principal balances of these classes will depend upon the aggregate distributions of principal made to such classes, as well as any exchanges that have occurred on or prior to such date.  For the purposes of the definitions set forth in Annex A and the calculation of the Class Principal Amount of any class of REMIC Certificates, to the extent that exchanges of REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Amount of the REMIC Certificates will be deemed to include the Class Principal Amount of the related Exchangeable Certificates issued in the exchange and the Class Principal Amount of such Exchangeable Certificates will be deemed to be zero.  REMIC Certificates and the related Exchangeable Certificates in the related Exchangeable Combination may be exchanged only in the specified proportion that the original principal balances of such certificates bear to one another as shown in Annex C.

Holders of Exchangeable Certificates will be the beneficial owners of an interest in the related class of REMIC Certificates and will receive a proportionate share, in the aggregate, of the distributions on those certificates.  With respect to any Distribution Date, the aggregate amount of principal and interest distributable to the Exchangeable Classes in an Exchangeable Combination and the related REMIC Certificates then outstanding on such Distribution Date will be equal to the aggregate amount of principal and interest otherwise distributable to the related REMIC Certificates on such Distribution Date if no Exchangeable Certificates were then outstanding.

Procedures

If a Certificateholder wishes to exchange certificates, the Certificateholder must notify the Securities Administrator by e-mail at ctsspgexchanges@wellsfargo.com no later than two business days before the proposed Exchange Date. The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, outstanding Certificate Principal Amount and the original Certificate Principal Amount of the Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed Exchange Date.  After receiving the notice, the Securities Administrator will e-mail the Certificateholder with wire payment instructions relating to the exchange fee.  The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.  A notice becomes irrevocable on the second business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Securities Administrator a fee equal to $5,000.

The Securities Administrator will make the first distribution on a REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of Exchangeable Certificates in an Exchangeable Combination will reflect the characteristics of the related class or classes of REMIC Certificates.  Investors should also consider a number of factors that will limit a Certificateholder’s ability to exchange REMIC Certificates for Exchangeable Certificates and vice versa:

●

At the time of the proposed exchange, a Certificateholder must own Certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex C.

●

A Certificateholder that does not own the Certificates may be unable to obtain the necessary REMIC Certificates or Exchangeable Certificates.

●

The Certificateholder of needed Certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

●

Certain Certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

●

Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

●

Only the combinations listed on Annex C are permitted.

Available Distribution Amount

Distributions of interest and principal on the Certificates will be made on each Distribution Date from the Available Distribution Amount of the related Mortgage Pool, in the case of the Senior Certificates and from the Available Distribution Amount of all Mortgage Pools in the Aggregate Pool, in the case of the Subordinate Certificates, in the order of priority set forth below at “— Priority of Distributions.”

Distributions of Interest

General.  On each Distribution Date, each class of Certificates will be entitled to the related Interest Distribution Amount.  For each Distribution Date and each related Accrual Period, interest on all classes of Certificates will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

The Current Interest for each class of Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the related Mortgage Pool or Pools.

Net Interest Shortfalls for a Mortgage Pool on any Distribution Date will be allocated among all classes of Senior Certificates of the related Certificate Group and all classes of Subordinate Certificates proportionately based on (i) in the case of the Senior Certificates, Current Interest otherwise distributable thereon on such Distribution Date and (ii) in the case of the Subordinate Certificates, interest accrued on their Apportioned Principal Balances, in each case before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.

If on a particular Distribution Date, there is an Interest Shortfall, interest will be distributed on each Certificate of equal priority within a Certificate Group based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall.  Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Certificates will be entitled to receive on the next Distribution Date.  An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in that Mortgage Pool were exceptionally high or were concentrated in a particular month.  Any unpaid interest amount so carried forward will not bear interest.

Certificate Interest Rates.  The Certificate Interest Rate for each Accrual Period for each class of Certificates is as follows:

(A)

The Certificate Interest Rate applicable to the Class 1-A-1, Class 1-A-2 and Class A-R Certificates will equal the Pool 1 Net WAC.  The Certificate Interest Rate for the Class 1-A-1, Class 1-A-2 and Class A-R Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.507% per annum.

(B)

The Certificate Interest Rate applicable to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates will equal the Pool 2 Net WAC.  The Certificate Interest Rate for the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.847% per annum.

(C)

On each Distribution Date on or prior to the Distribution Date in April 2014, the Certificate Interest Rate applicable to the Class 2-A-3M Certificates will equal the Pool 2 Net WAC minus 0.250%.  On each Distribution Date after the Distribution Date in April 2014, the Certificate Interest Rate applicable to the Class 2-A-3M Certificates will equal the Pool 2 Net WAC.  The Certificate Interest Rate applicable to the Class 2-A-3M Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.597% per annum.

(D)

On each Distribution Date on or prior to the Distribution Date in April 2014, the Certificate Interest Rate applicable to the Class 2-A-3S Certificates will equal 0.250% per annum.  On each Distribution Date after the Distribution Date in April 2014, the Certificate Interest Rate applicable to the Class 2-A-3S Certificates will equal zero and the Class 2-A-3S Certificates will not be entitled to payments in respect of interest.

(E)

On each Distribution Date on or prior to the Distribution Date in April 2014, the Certificate Interest Rate applicable to the Class 2-A-3L Certificates will equal the Pool 2 Net WAC minus 0.500%.  On each Distribution Date after the Distribution Date in April 2014, the Certificate Interest Rate applicable to the Class 2-A-3L Certificates will equal the Pool 2 Net WAC.  The Certificate Interest Rate for the Accrual Period related to the first Distribution Date is expected to be approximately 5.347% per annum.

(F)

On each Distribution Date on or prior to the Distribution Date in April 2014, the Certificate Interest Rate applicable to the Class 2-A-3F Certificates will equal 0.500% per annum.  On each Distribution Date after the Distribution Date in April 2014, the Certificate Interest Rate applicable to the Class 2-A-3F Certificates will equal zero and the Class 2-A-3F Certificates will not be entitled to payments in respect of interest.

(G)

The Certificate Interest Rate applicable to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates will equal the Pool 3 Net WAC.  The Certificate Interest Rate for the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 6.041% per annum.

(H)

On each Distribution Date on or prior to the Distribution Date in April 2017, the Certificate Interest Rate applicable to the Class 3-A-2M Certificates will equal the Pool 3 Net WAC minus 0.250%.  On each Distribution Date after the Distribution Date in April 2017, the Certificate Interest Rate applicable to the Class 3-A-2M Certificates will equal the Pool 3 Net WAC.  The Certificate Interest Rate for the Accrual Period related to the first Distribution Date is expected to be approximately 5.791% per annum.

(I)

On each Distribution Date on or prior to the Distribution Date in April 2017, the Certificate Interest Rate applicable to the Class 3-A-2S Certificates will equal 0.250% per annum.  On each Distribution Date after the Distribution Date in April 2017, the Certificate Interest Rate applicable to the Class 3-A-2S Certificates will equal zero and the Class 3-A-2S Certificates will not be entitled to payments in respect of interest.

(J)

The Certificate Interest Rate applicable to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will equal the Subordinate Net WAC.

Distributions of Principal

General.  All payments and other amounts received in respect of principal of the Mortgage Loans in a Mortgage Pool will be allocated between the related Senior Certificates and the Subordinate Certificates as follows:

Senior Principal Distribution Amount.  On each Distribution Date, a Mortgage Pool’s Available Distribution Amount remaining after the payment of the applicable Interest Distribution Amount for the related Certificate Group will be distributed as principal on the Senior Certificates of such Certificate Group, up to the related Senior Principal Distribution Amount.  The Senior Principal Distribution Amount will, in part, be based on the Senior Prepayment Percentage for such Distribution Date for such Certificate Group, which generally allocates a disproportionate amount of unscheduled payments of principal to the Senior Certificates of a Certificate Group for the first eleven years beginning with the first Distribution Date.  This will have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of the Aggregate Pool evidenced by the Subordinate Certificates.  Increasing the interest of the Subordinate Certificates relative to that of the Senior Certificates of a related Certificate Group is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

Subordinate Principal Distribution Amount.  Except as provided in the next paragraph, from the Available Distribution Amounts remaining after the payment of interest and principal to the related Senior Certificates and any Subordinate Certificate ranking in higher priority as described at “— Priority of Distributions,” each class of Subordinate Certificates will be entitled to receive on each Distribution Date its pro rata share of the Subordinate Principal Distribution Amount.  Distributions of principal with respect to the Subordinate Certificates will be made on each Distribution Date sequentially to the classes of Subordinate Certificates in order of their numerical class designations, beginning with the Class B-1 Certificates, until such class has received its pro rata share for that Distribution Date.  Distributions of each such class’ share of the Subordinate Principal Distribution Amount will be made only after payments of interest and principal to each class ranking senior to such class, and interest to such class, have been paid.  See “— Priority of Distributions.”

With respect to each class of Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments from the Mortgage Loans will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among any classes of Subordinate Certificates having lower numerical class designations than such class, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.

The approximate original Applicable Credit Support Percentages for the Subordinate Certificates on the date of issuance of such Certificates are expected to be as follows:

Class B-1	4.50%
Class B-2	2.10%
Class B-3	1.40%
Class B-4	0.85%
Class B-5	0.50%
Class B-6	0.25%

Priority of Distributions

The following distributions assume that no Exchangeable Certificates are outstanding.  For a description of the distributions with respect to the Exchangeable Certificates, see “—Distributions with Respect to Exchangeable Certificates” below.  On each Distribution Date, the Available Distribution Amount from (a) the related Mortgage Pool (in the case of the Senior Certificates) and (b) all Mortgage Pools (in the case of the Subordinate Certificates) will be allocated among such classes of Senior Certificates and Subordinate Certificates in the following order of priority:

(1)

Concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Senior Certificates of the related Certificate Group;

(2)

 Concurrently:

(a)

to the Class A-R, Class 1-A-1 and Class 1-A-2 Certificates, the Senior Principal Distribution Amount for Pool 1, in the following order of priority:

(i)

to the Class A-R Certificates, until its Class Principal Amount has been reduced to zero; and

(ii)

to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, based on Class Principal Amount, until the Class Principal Amount of each such class has been reduced to zero;

(b)

to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, the Senior Principal Distribution Amount for Pool 2, concurrently, as follows:

(i)

approximately 95.2879663377%, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, sequentially, in that order, in each case until its respective Class Principal Amount has been reduced to zero; and

(ii)

approximately 4.7120336623%, to the Class 2-A-4 Certificates, until its Class Principal Amount has been reduced to zero;

(c)

to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, the Senior Principal Distribution Amount for Pool 3, concurrently, as follows:

(i)

approximately 45.4405828027%, to the Class 3-A-1 Certificates, until its Class Principal Amount has been reduced to zero; and

(ii)

approximately 54.5594171973%, to the Class 3-A-2 and Class 3-A-3 Certificates, pro rata, based on Class Principal Amount, until the Class Principal Amount of each such class has been reduced to zero;

 (3)

To the Subordinate Certificates, in the following order of priority:

(i)

to the Class B-1 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(ii)

to the Class B-1 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(iii)

to the Class B-2 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(iv)

to the Class B-2 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(v)

to the Class B-3 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(vi)

to the Class B-3 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(vii)

to the Class B-4 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(viii)

to the Class B-4 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(ix)

to the Class B-5 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(x)

to the Class B-5 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(xi)

to the Class B-6 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls; and

(xii)

to the Class B-6 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(4)

To the Class A-R Certificate, to the extent provided in the Pooling and Servicing Agreement, any remaining amount of the Available Distribution Amount from the Mortgage Pools in the aggregate.

Notwithstanding the priorities described in clause (3) above, (i) the aggregate amount distributable to the Subordinate Certificates will be reduced below that described in clause (3) under the circumstances described below in “— Limited Cross-Collateralization Among the Mortgage Pools” and (ii) the allocation of principal prepayments among the classes of Subordinate Certificates will be further subject to the allocation provisions described above in the second paragraph under “— Subordinate Principal Distribution Amount”.

On each Distribution Date on and after a Credit Support Depletion Date, the Available Distribution Amounts for the Mortgage Pools will be combined and distributed to the remaining classes of Certificates, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; second, to pay principal, on a pro rata basis (on the basis of their Class Principal Amounts), on the related Certificates; and third, to the Class A-R Certificate, any remaining Available Distribution Amounts from such Aggregate Pool.

Distributions with Respect to Exchangeable Certificates

In the event that all or a portion of a class of REMIC Certificates is exchanged for a proportionate portion of each class of Exchangeable Certificates in the related Exchangeable Combination, such Exchangeable Certificates will be entitled to (a) interest distributions at the applicable Certificate Interest Rate on the outstanding Class Principal Amount or Class Notional Amount, in the same priority as the REMIC Certificates that are exchanged therefore and (b) other than the Class 2-A-3S, Class 2-A-3F and Class 3-A-2S Certificates, a proportionate share of principal distributions on the class or classes of related REMIC Certificates, in the order of priority assigned to such related REMIC Certificates.  In addition, such Exchangeable Certificates will bear a proportionate share of applicable losses and interest shortfalls allocable to the class or classes of related REMIC Certificates.

On each Distribution Date on which Exchangeable Certificates are outstanding, the proportionate share of interest distributable to the REMIC Certificates allocable to the Exchangeable Certificates in the related Exchangeable Combination will be distributed to such Exchangeable Certificates in the related Exchangeable Combination, pro rata, based on Interest Distribution Amount and any accrued but unpaid Interest Shortfalls of each such class of Exchangeable Certificates.

Limited Cross-Collateralization Among the Mortgage Pools in the Aggregate Pool

The priority of distributions described above in “— Priority of Distributions” will be subject to change if a Mortgage Pool is either subject to rapid prepayments or disproportionately high Realized Losses, as described below.

a.  Cross-Collateralization Due to Rapid Prepayments in a Mortgage Pool.  The priority of distributions will change in the case where a Mortgage Pool is experiencing rapid prepayments provided all the following conditions are met:

•

the aggregate Class Principal Amount of a Certificate Group has been reduced to zero;

•

there are Subordinate Certificates still outstanding; and

•

either (i) the Aggregate Subordinate Percentage on that date is less than 200% of the Aggregate Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of the Mortgage Loans in a Mortgage Pool delinquent 60 days or more (including, for this purpose, loans in REO, foreclosure or bankruptcy status) averaged over the last six months, as a percentage of such Mortgage Pool’s applicable Pool Subordinate Amount, is greater than or equal to 50%.

When all of these three conditions are satisfied, all principal received or advanced with respect to the Mortgage Loans in the Mortgage Pool relating to the Certificate Group that has been paid in full, will be applied as a distribution of principal to the remaining Senior Certificates (pro rata, on the basis of the aggregate Class Principal Amount of the related Senior Certificates of the related Certificate Group), rather than applied as a principal distribution to the Subordinate Certificates.  Such principal will be distributed in the same priority as those Senior Certificates would receive other distributions of principal.

b.  Cross-Collateralization Due to Disproportionate Realized Losses in a Mortgage Pool.  Realized Losses are allocated generally to the Subordinate Certificates and not just to the portion of the Subordinate Certificates representing an interest in the Mortgage Pool that incurred the loss.  Therefore, if Realized Losses of any Mortgage Pool that are allocated to the Subordinate Certificates exceed the related Pool Subordinate Amount for that Mortgage Pool, the principal balance of the Mortgage Loans of that Mortgage Pool will be less than the aggregate Class Principal Amount of the related Certificate Group.  That is, the principal balance of Mortgage Loans in that Mortgage Pool will be less than the Class Principal Amount of the Certificate Group being supported by that collateral and, therefore, the related Certificate Group is “undercollateralized.” In that situation, payments on the Mortgage Loans in the other Mortgage Pools will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized Certificate Group to the extent described below.

If, on any Distribution Date, any Certificate Group is an Undercollateralized Group, then until the occurrence of the Credit Support Depletion Date, the priority of distributions described in this prospectus supplement under “— Priority of Distributions” will be altered as follows:

•

the Available Distribution Amount for an Overcollateralized Group, to the extent remaining following distributions of interest and principal to the related Senior Certificates of that Certificate Group will be paid in the following priority: (1) first, such amount, up to an amount for the Undercollateralized Group equal to the Total Transfer Amount will be distributed first to the Senior Certificates related to the Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to those Senior Certificates as principal, in the same order and priority as they would receive other distributions of principal; and (2) second, any remaining amount will be distributed pursuant to paragraph (3) under “—Priority of Distributions” in this prospectus supplement.

If more than one Certificate Group on any Distribution Date is entitled to a Transfer Payment such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Amount of the related Senior Certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Certificate Group.  If more than one Certificate Group on any Distribution Date is required to make Transfer Payments, such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the Class Principal Amount of the related Senior Certificates.

The payment of interest to the Senior Certificates of an Undercollateralized Group from the interest collected on an Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Subordinate Certificates.

Subordination of the Payment of the Subordinate Certificates

The rights of the holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Senior Certificates and the rights of the holders of each class of Subordinate Certificates (other than the Class B-1 Certificate) to receive such payments will be further subordinated to the rights of the class or classes of Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement.  The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination among the Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses.

Allocation of Losses

Allocation of Losses – General

In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

Modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a Deficient Valuation or a Debt Service Reduction.  However, none of these bankruptcy proceedings shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer or the related Servicer is pursuing any remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Master Servicer or the related Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

The Subordinate Certificates will provide limited protection to the Senior Certificates and Subordinate Certificates of higher relative priority against (i) Special Hazard Losses, up to the related Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses, up to the related Bankruptcy Loss Coverage Amount and (iii) Fraud Losses, up to the related Fraud Loss Coverage Amount.

The amount of coverage provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

Allocation of Losses

If a Realized Loss, other than any Excess Loss, occurs on the Mortgage Loans, then, on each Distribution Date that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-6 Certificates while those Certificates are outstanding, then to the Class B-5 Certificates, and so forth) and second, to the Senior Certificates related to the Mortgage Pool sustaining such losses, pro rata on the basis of their respective Class Principal Amounts, subject to the exceptions described in the second succeeding paragraph.

On each Distribution Date, Excess Losses on each Mortgage Pool will be allocated pro rata among the classes of the related Certificate Group and the Subordinate Certificates as follows: (i) in the case of the Senior Certificates, such Excess Loss will be allocated among the classes in the related Certificate Group pro rata based on their Class Principal Amounts, subject to the exceptions described in the succeeding paragraph and (ii) in the case of the Subordinate Certificates, such Excess Loss will be allocated among the classes of Subordinate Certificates pro rata based on each class’ share of the Apportioned Principal Balance for the related Mortgage Pool; provided, however, on any Distribution Date after the second Senior Termination Date, Excess Losses on the Mortgage Loans will be allocated to the Senior Certificates (subject to the exceptions described in the succeeding paragraph) and Subordinate Certificates, pro rata, based upon their respective Class Principal Amounts; provided further, however, on any Distribution Date on and after the Credit Support Depletion Date, any Excess Loss will be allocated pro rata among all classes of Senior Certificates (subject to the exceptions described in the succeeding paragraphs) based on their respective Class Principal Amounts.

Notwithstanding the foregoing, any Realized Losses, including Excess Losses, (i) on the Pool 1 Mortgage Loans that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates, until the Class Principal Amount of the Class 1-A-2 Certificates has been reduced to zero, (ii) on the Pool 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-1, Class 2-A-2 or Class 2-A-3 Certificates will instead be allocated to the Class 2-A-4 Certificates, until the Class Principal Amount of the Class 2-A-4 Certificates has been reduced to zero and (iii) on the Pool 3 Mortgage Loans that would otherwise be allocated to the Class 3-A-2 Certificates will instead be allocated to the Class 3-A-3 Certificates, until the Class Principal Amount of the Class 3-A-3 Certificates has been reduced to zero.

The Class Principal Amount of the lowest ranking class of Subordinate Certificates then outstanding will also be reduced by Subordinate Certificate Writedown Amount.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder and the rating agencies a statement (based on information received from the Master Servicer and the Servicers).  For a description of the information available in this statement, please see “Reports to Securityholders” in the accompanying prospectus.

On each Distribution Date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Amount or notional balance, as applicable, of an individual Certificate following such payment and certain other information relating to the Certificates and the Mortgage Loans, to be provided to each holder of Certificates and the Rating Agencies via the Securities Administrator's internet website, which can be obtained by calling the Securities Administrator's customer service desk at (866) 846-4526 and shall initially be www.ctslink.com. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns.  These statements will not have been examined and reported upon by an independent public accountant.

Expected Final Distribution Date

The Expected Final Distribution Date for each class of Offered Certificates is the Distribution Date on which the Class Principal Amount for such Class will be reduced to zero, based on the Structuring Assumptions and assuming that the Mortgage Loans prepay at a rate of 25% CPB. The actual final Distribution Date of any class of Certificates may be earlier or later than such class’s Expected Final Distribution Date.

Final Scheduled Distribution Date

The Final Scheduled Distribution Date for the Offered Certificates is May 2037, which is the Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage Loan in the Aggregate Pool.  The actual final Distribution Date of any class of Certificates may be substantially earlier than the Final Scheduled Distribution Date.

Optional Clean-Up Call

On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in the Aggregate Pool as of the related Due Date is less than 5% of the aggregate principal balance of the Mortgage Loans in the Aggregate Pool as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Issuing Entity relating to the Aggregate Pool and (iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee and (b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding Mortgage Loans (other than Liquidated Mortgage Loans), all property acquired in respect of any such Mortgage Loans remaining in the Issuing Entity and all other property relating to the Aggregate Pool included in any REMIC formed under the Pooling and Servicing Agreement.

If such option is exercised, and the amount specified in clause (b) of the preceding paragraph exceeds the amount specified in clause (a) of that paragraph, then a residual class specified in the Pooling and Servicing Agreement will be entitled to receive the amount of such excess.  These residual classes are not offered hereby.

If the option is exercised it will effect an early retirement of the Certificates.  Distributions on the Certificates relating to the optional termination will be treated as a prepayment of the Mortgage Loans and the amounts paid in connection with the optional termination will be paid in accordance with the priorities and amounts set forth herein.  With respect to an optional termination, the proceeds for that distribution may not be sufficient to distribute the full amount to which each class of Certificates is entitled.

Voting Rights

The Class A-R Certificates will be allocated 1% of all voting rights and the other classes of Certificates will be allocated 99% of all voting rights under the Pooling and Servicing Agreement. Voting rights will be allocated among these other classes of Certificates in proportion to their respective Class Principal Amounts and among Certificates of such class in proportion to their Percentage Interests.

THE ISSUING ENTITY

On the Closing Date, and until the termination of the Issuing Entity pursuant to the Pooling and Servicing Agreement, J.P. Morgan Mortgage Trust 2007-A3 will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the assets described under the fifth paragraph under “Description of the Certificates—General” above.  The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer, the Servicers and the Securities Administrator will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement.

The Trustee and the Securities Administrator, on behalf of the Issuing Entity, are only permitted to take such actions as are specifically set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity, will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

If the assets of the Issuing Entity are insufficient to pay the Certificateholders all principal and interest owed, holders of certain classes of Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE TRUSTEE

U.S. Bank National Association (“U.S. Bank”) will act as Trustee.   U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $219 billion as of December 31, 2006.  As of December 31, 2006, U.S. Bancorp served approximately 14.2 million customers, operated 2,472 branch offices in 24 states and had over 50,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities.  The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, Mailcode: EP-MN-WS3D, St. Paul, Minnesota 55107-2232.

U.S. Bank has provided corporate trust services since 1924.  As of December 31, 2006, U.S. Bank was acting as trustee with respect to over 76,000 issuances of securities with an aggregate outstanding principal balance of over $2.1 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of December 31, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 450 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $263,240,143,954.38.

In the event of a default by the Master Servicer under the Pooling and Servicing Agreement of which a responsible officer of the Trustee has actual knowledge that has not been remedied, either the Trustee or holders of Certificates evidencing at least 50% of the voting rights will have the right to terminate the Master Servicer.  If the Master Servicer is terminated, or the Master Servicer resigns, the Trustee will become the successor Master Servicer.  However, if the Trustee is unwilling or unable to act as successor Master Servicer, it may appoint, or petition a court to appoint, a successor master servicer.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee.  The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes incapable of acting under the Pooling and Servicing Agreement or insolvent.  The Trustee may also be removed at any time by the Certificateholders evidencing not less than 50% of the voting rights evidenced by the Certificates.  In such circumstances, the Depositor will also be obligated to appoint a successor Trustee.  Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.  Any expenses associated with the resignation or removal of the Trustee and the appointment of a successor will generally be paid by the Trustee or the Depositor.

The Trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates and may transact business with other interested parties with the same rights as it would have if it were not Trustee.

The Trustee will not be liable under the Pooling and Servicing Agreement or the Trust Agreement:

•

expect for the performance of such duties and obligations as are specifically set forth in the Pooling and Servicing Agreement or the Trust Agreement;

•

for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement or the Trust Agreement; or

•

for any action taken or omitted by it in good faith in accordance with the direction of holders of Certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or relating to the exercise of any trust or power conferred upon the Trustee under the Pooling and Servicing Agreement or the Trust Agreement.

In the absence of bad faith, the Trustee may conclusively rely upon any certificates or opinions of counsel furnished to the Trustee under the Pooling and Servicing Agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by the Trustee in good faith and in accordance with such opinion of counsel.  The Trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to a responsible officer of the Trustee or unless a responsible officer of the Trustee has received written notice thereof.

The Trustee will be paid an annual fee by the Master Servicer from its Master Servicing Fee.  The Trustee will also be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payment of any amounts to Certificateholders.

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Master Servicer and Securities Administrator under the Pooling and Servicing Agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Sponsor and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included as assets of the Issuing Entity.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Master Servicer

Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement.  The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements.  In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer.  Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as Master Servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included as assets of the Issuing Entity.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

Securities Administrator

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D , current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

AFFILIATES AND RELATED TRANSACTIONS

The Sponsor is a wholly owned subsidiary of JPMCB and an affiliate of the Depositor and the Underwriter.  JPMCB is a Servicer of the Mortgage Loans and a Custodian for the mortgage files. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, the Underwriter or JPMCB that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

The Master Servicer and the Securities Administrator are the same entity.

THE SERVICERS

General

JPMCB will service approximately 69.65% of the Mortgage Loans, by Aggregate Cut-off Date Balance.  PHH Mortgage will service approximately 17.77% of the Mortgage Loans, by Aggregate Cut-off Date Balance.  Wells Fargo Home Mortgage, Inc. will service approximately 11.87% of the Mortgage Loans, by Aggregate Cut-off Date Balance.  No other Servicer will service more than 10% of the Mortgage Loans in the Aggregate Pool.  Each Servicer will initially have primary responsibility for servicing the Mortgage Loans serviced by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.  Set forth below is certain information with respect to the servicing of mortgage loans by JPMCB.

JPMorgan Chase Bank, N.A.

The information set forth in this section of the prospectus supplement has been provided by JPMorgan Chase Bank, N.A. (“JPMCB”).

JPMCB, a national banking association,  is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York.  JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally.  It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency.  JPMCB’s main office is located in Columbus, Ohio.  It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.  JPMCB is an affiliate of JPMorgan Securities, Inc., the underwriter.  JPMCB is rated “RPS1”, “Strong” and “SQ1”, by Fitch, S&P and Moody’s, respectively.  JPMCB does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in the related Servicing Agreement.

Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC (“CHF”), a wholly-owned, limited liability company.  Prior to January 1, 2005, Chase Manhattan Mortgage Corporation (“CMMC”) was engaged in the mortgage origination and servicing businesses.  On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

JPMCB may perform any or all of its obligations under its servicing agreement through one or more subservicers.  JPMCB has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf.  JPMCB will remain liable for its servicing duties and obligations under its servicing agreement as if JPMCB alone were servicing the Mortgage Loans.  As a result we are providing disclosure regarding CHF.  CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

JPMCB is the product of numerous mergers and acquisitions.  Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank’s operations.  As JPMCB’s mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (including conforming, jumbo, Alt-A and community development programs), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

Servicing operations, for “prime” quality mortgage loans are audited internally by JPMCB’s General Audit and Risk groups and  subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency.  JPMCB utilizes committees assembled on a quarterly basis to analyze compliance to Fair Debit Collections and Fair Lending legislation.  JPMCB employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

JPMCB as a Servicer has made numerous changes to its servicing procedures during the past three years in order to improve its servicing processes and to increase efficiencies including the expansion of its customer care operational centers to Manila, Philippines and Costa Rica.

Neither JPMCB nor CHF is in default or has been terminated for cause under any servicing agreement with respect to prime mortgage loans to which it is a party.

No material litigation or governmental proceeding is pending against JPMCB or CHF or their properties that would have a material adverse effect on the Certificates.  The financial condition of JPMCB and the financial condition of CHF do not pose any material risks to their respective ability to service the mortgage loans.

JPMCB, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers.  Outbound calling is made five days a week from 9:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday.  There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure.  Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed.   Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters.  In addition to the Chase internet site delivering applications and program overviews, High Risk Property Managers review options during site inspections and local housing association referrals.

CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions.   Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor.   Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status.  Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accuracy, managing data security, and to effectively manage any initiated legal action.

Under the terms of the related Servicing Agreement, JPMCB, if permitted under the terms of the related Servicing Agreement, may agree to modification upon the request of the mortgagor provided the modification is in lieu of a refinancing and JPMCB purchases the related mortgage loan for a price equal to the outstanding principal balance of the Mortgage Loan.

Under the terms of the related Servicing Agreement, JPMCB generally will not be liable for any losses on the Mortgage Loans.

JPMCB is required to make advances of delinquent monthly payments of interest and principal to the extent described in the related Servicing Agreement.  JPMCB has not failed to make a required advance in connection with any mortgage-backed securitization.

Chase Home Finance LLC.  Because JPMCB does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMCB does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses. Therefore, JPMCB is providing below information relating to the portfolio of “prime” mortgage loans (exclusive of FHA and VA loans) secured by one- to four-family residential properties which were originated by or for JPMCB or its affiliates and which are serviced or subserviced by CHF (exclusive of any such mortgage loans as to which there exists either (i) a subservicing arrangement with a third party that is not an affiliate of JPMCB or (ii) a master servicing arrangement).

Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans) Principal Balance as of (Billions):
December 31,
2006	2005	2004

$452.6	$402.6	$372.6

Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans) By Number of Loans as of (Millions):
December 31,
2006	2005	2004

2.814	2.643	2.598

Collection Procedures.  CHF employs a variety of collection techniques during the various stages of delinquency.  The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible.  Phone calls are used as the principal form of contacting a mortgagor.  CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity.  Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation.  CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined.  In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the applicable mortgage and applicable state law.

SERVICING OF THE MORTGAGE LOANS

Servicing and Collection Procedures

Servicing functions to be performed by each Servicer under the related Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure.  Each Servicer may contract with subservicers to perform some or all of such Servicer’s servicing duties, but such Servicer will not thereby be released from its obligations under the related Servicing Agreement.  When used herein with respect to servicing obligations, the term Servicer includes a subservicer.

Each Servicer will make reasonable efforts to collect all payments called for under the related Mortgage Loans and will, consistent with the related Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans.  Consistent with the above, each Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies.  The Depositor’s prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

Pursuant to the Servicing Agreement, each Servicer will deposit collections on the related Mortgage Loans into the Custodial Account established by it.  Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related Servicing Agreement.  If permitted under the related Servicing Agreement, amounts on deposit in the Custodial Account may be invested in certain permitted investments described therein.  Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the applicable Servicer out of its own funds.

On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related Servicing Agreement (net of such Servicer’s servicing compensation) on each Servicer Remittance Date.  On or prior to the date specified in the related Servicing Agreement, each Servicer will furnish to the Master Servicer information with respect to loan level remittance data for such month’s remittance.

Accounts

The following table sets forth certain information with respect to the accounts of the Issuing Entity.

Account	Responsible Party	Party Entitled to Investment Income
Custodial Accounts	The related Servicer will be responsible for maintaining the Custodial Account of such Servicer.	The related Servicer will be entitled to any investment income on amounts in deposit in its Custodial Account.
Distribution Account	The Securities Administrator will be responsible for maintaining the Distribution Account.	The Underwriter will be entitled to the investment income on amounts in deposit in the Distribution Account.

Flow of Funds

The following table sets forth the flow of funds from collections of payments on the Mortgage Loans, the deposit of such funds into the accounts and the payments of such funds to the Certificateholders.

Period/Event	Dates	Flow of Funds
Due Period	The period beginning on the second day of a calendar month and ending on the first day of the succeeding calendar month.

Each Servicer shall hold in the related Custodial Account all scheduled installments of interest (net of the Servicing Fees) and principal collected on the related Mortgage Loans, together with any Monthly Advances in respect thereof.

Prepayment Period	The calendar month immediately preceding the Distribution Date.

Each Servicer shall hold in the related Custodial Account all partial or full prepayments of principal and certain other unscheduled payments of principal, together with any accrued interest thereon on the related Mortgage Loans during such period plus any amounts required to be paid by that Servicer in respect of Prepayment Interest Shortfalls on such Mortgage Loans.

Servicer Remittance Date	Generally, the 18th day of each calendar month (or, if the 18th is not a Business Day, either on the immediately preceding Business Day or on the immediately succeeding Business Day).

On the Servicer Remittance Date, each Servicer will remit to the Distribution Account, scheduled payments received on the Mortgage Loans serviced by it due during the related Due Period, any Monthly Advances in respect thereof and prepayments and certain other unscheduled amounts received on the Mortgage Loans serviced by it during the related Prepayment Period in accordance with the applicable Servicing Agreement.

Distribution Date	The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter.

On each Distribution Date, the Securities Administrator will remit amounts on deposit in the Distribution Account to Certificateholders in accordance with the priority of distributions set forth herein.

Compensating Interest to be Paid by the Servicers in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter.  Principal prepayments by borrowers received by a Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date.  Thus, less than one month’s interest may have been collected on Mortgage Loans that have been prepaid with respect to any Distribution Date.  Pursuant to each Servicing Agreement, the related Servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer.

The respective obligations of the Servicers to make payments in respect of Prepayment Interest Shortfalls for any month shall be limited to their respective aggregate Servicing Fees for that month.  The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicers, but such obligation is limited to its aggregate Master Servicing Fee for that month.  The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

Advances

Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Servicer Remittance Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for that Distribution Date, with respect to those Mortgage Loans serviced by it, Monthly Advances.  The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses.  Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment or reasonable determination, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans.  If a Servicer fails to make a Monthly Advance as required under the related Servicing Agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make, a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will a Servicer or the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans.  If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date.  Any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement will constitute a Master Servicer Default thereunder, in which case the Trustee, as successor master servicer, or the successor master servicer will, under the circumstances set forth in the Pooling and Servicing Agreement, be obligated to make such Monthly Advance in the amount and to the extent that the Master Servicer was required to make such Monthly Advance but failed to do so.

Compliance with Applicable Servicing Criteria and Servicer Attestation

The Pooling and Servicing Agreement and each Servicing Agreement provide that on or before a specified date in each year for which the Depositor is required to file a Form 10-K, each party participating in the servicing function of the Issuing Entity provide a report to the Securities Administrator on an assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB.  A firm of independent public accountants will be required to furnish to the Securities Administrator, an attestation report compliant with Item 1122 of Regulation AB on the party’s assessment of compliance with the applicable servicing criteria.

The Pooling and Servicing Agreement also provides for delivery to the Depositor, on or before a specified date in each calendar year, of an annual officer’s certificate from each of the Master Servicer and the Securities Administrator to the effect that the Master Servicer and the Securities Administrator, as applicable, has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year.

The related Servicing Agreement provides for delivery to the Depositor, the Master Servicer and the Securities Administrator, on or before a specified date in each calendar year, of an annual officer’s certificate to the effect that the Servicer has fulfilled its obligations under the related Servicing Agreement throughout the preceding year.

Master Servicer Default; Servicer Default

Events of default by the Master Servicer under the Pooling and Servicing Agreement include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Amount applicable to each class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer.

Events of default under the Servicing Agreements include, among other things, (i) any failure of the Servicers to remit to the Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the related Servicer; and (iii) certain events of insolvency and certain actions by or on behalf of the Servicers indicating their insolvency, reorganization or inability to pay their obligations.

In the event of a default by a Servicer under its Servicing Agreement, the Master Servicer will have the right to remove that Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders.  In the event that the Master Servicer removes a Servicer, the Master Servicer or other entity specified in the Pooling and Servicing Agreement, will, in accordance with the Pooling and Servicing Agreement, act as successor servicer under the related Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee.  In connection with the removal of a Servicer, the Master Servicer will be entitled to be reimbursed from the assets of the Issuing Entity for all of its reasonable costs associated with the termination of such Servicer and the transfer of servicing to a successor servicer.

Resignation of Servicers; Assignment and Merger

No Servicer, other than JPMCB, may resign from its obligations and duties under its Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by that Servicer, or (ii) with the approval of the Trustee, which approval may not be unreasonably withheld.  JPMCB may assign or transfer its rights, duties or obligations under its Servicing Agreement; provided that any such assignment or transfer shall not result in a reduction or withdrawal of then-current ratings of the Certificates and such successor servicer meets the qualifications of a successor servicer as set forth in the related Servicing Agreement.  No such resignation will become effective until a successor servicer has assumed the related Servicer’s obligations and duties under such Servicing Agreement.

Any person into which a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which a Servicer is a party, any person succeeding to the business of a Servicer or any person to whom a Servicer assigns or transfers its duties and obligations, will be the successor of such Servicer under the related Servicing Agreement.

FEES AND EXPENSES OF THE ISSUING ENTITY

The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan.  The expense fees consist of the Servicing Fee, the Master Servicing Fee and any lender paid mortgage guaranty insurance premiums, if applicable.  The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan.  As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue is expected to equal approximately 0.2792% with respect to Pool 1, approximately 0.2644% with respect to Pool 2, and approximately 0.2610% with respect to Pool 3.  The rate at which servicing fees accrue is expected to equal 0.250% or 0.375%, per annum of the outstanding principal balance of each Mortgage Loan.  With respect to approximately 1.30% of the Mortgage Loans in Pool 1, the servicing fee rate will increase by 0.125% per annum after the first adjustment date for such Mortgage Loans.  The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and, if applicable, all reinvestment income earned on amounts on deposit in the related Custodial Account.

The Master Servicer will be entitled to the Master Servicing Fee in connection with the performance of its obligations under the Pooling and Servicing Agreement.  The Master Servicer and the Securities Administrator will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payments to Certificateholders.

The Master Servicer will be paid a fee of 0.011% per annum of the principal balance of the Mortgage Loans outstanding as of the first day of the related Due Period.

The fees of the Trustee and the Securities Administrator will be determined by agreement between the Master Servicer and the Trustee and the Securities Administrator, respectively.

The following table sets forth certain information with respect to the fees payable to the Servicers, the Master Servicer, the Trustee and the Securities Administrator in respect of the performance of their obligations to the Issuing Entity.

Party	Fee Payable	Amount/ Description of Fee	Priority/ Source of Payment
Servicers	Monthly

With respect to each Servicer and each Mortgage Loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loan as of the first day of the related Due Period and (2) the Servicing Fee Rate with respect to such Mortgage Loan.

Each Servicer will withdraw their aggregate Servicing Fee from interest actually collected on each Mortgage Loan serviced by it, prior to such amounts being available to make payments on the Certificates

Master Servicer	Monthly

With respect to the Master Servicer and each Mortgage Loan, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loan as of the first day of the related Due Period and (2) the Master Servicing Fee Rate.

On each Distribution Date, the Master Servicer may withdraw the aggregate Master Servicing Fee from amounts on deposit in the Distribution Account prior to distributions to Certificateholders.
Trustee	As determined by the Master Servicer and the Trustee.	The fees of the Trustee will be determined by agreement between the Master Servicer and the Trustee.	The fees of the Trustee will be paid by the Master Servicer from the Master Servicing Fee.
Securities Administrator	As determined by the Master Servicer and the Securities Administrator.	The fees of the Securities Administrator will be determined by agreement between the Master Servicer and the Securities Administrator.	The fees of the Securities Administrator will be paid by the Master Servicer from the Master Servicing Fee.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

Yield Considerations

The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Mortgage Pool or Mortgage Pools.  Yields will also be affected by the extent to which Mortgage Loans in the related Mortgage Pool or Mortgage Pools bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  All of the Mortgage Loans (by Aggregate Cut-off Date Balance) may be voluntarily prepaid in full or in part without the payment of any penalty or premium.  In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.  The Mortgage Loans generally have due-on-sale clauses.

As of the Cut-off Date, approximately 10.97%, 80.16% and 8.87% of the Mortgage Loans are 6-Month LIBOR indexed Mortgage Loans, 1-Year LIBOR indexed Mortgage Loans and 1-Year CMT indexed Mortgage Loans, respectively.  Increases and decreases in the Mortgage Rate on a Mortgage Loan will be limited by the maximum Mortgage Rate and the minimum Mortgage Rate, if any, and will be based on the applicable index in effect on the applicable date prior to the related interest rate adjustment date plus the applicable margin.  The applicable index may not rise and fall consistently with Mortgage Rates.  As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.  Moreover, some borrowers who prefer the certainty provided by fixed rate mortgage loans may, nevertheless, obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high.  These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers’ adjustable rate mortgage loans.  The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage interest rates, the borrower’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.  Under each Purchase and Servicing Agreement, as modified by the related Assignment Agreements or the Pooling and Servicing Agreement, an Originator or Seller, as applicable, will represent and warrant that, as of the closing date, each Mortgaged Property was free of material damage.  In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, an Originator or the Seller, as applicable, will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefore.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after such date, neither the related Originator nor the Seller will have any repurchase obligation.  In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans.  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans.  In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

As described herein, approximately 2.23%, 7.65% and 76.87%  of the Mortgage Loans provide for only monthly interest payments for the first five, seven and ten years, respectively, following origination.  Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Mortgage Loans during such interest-only period.  In addition, because no principal is due on the Mortgage Loans during such interest-only period, the Certificates will amortize at a slower rate during such period than would otherwise be the case.  Thereafter, when the monthly payments on the Mortgage Loans are recalculated generally on the basis of a 25-, 23- or 20-year level payment amortization schedule, as applicable, as described herein, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the Mortgage Loans were calculated on the basis of a 30-year amortization schedule.  Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

As described under “Description of the Certificates — Distributions of Principal” herein, scheduled and unscheduled principal payments on the Mortgage Loans in a Mortgage Pool will generally be allocated disproportionately to the Senior Certificates of the related Certificate Group during the first eleven years following the Closing Date (except as described herein) or if certain conditions are met.  Such allocation will initially accelerate the amortization of the Senior Certificates.

The yields on the Offered Certificates may also be adversely affected by Net Prepayment Interest Shortfalls.  Moreover, the yield on each class of Offered Certificates will be affected by the Mortgage Rates of the Mortgage Loans in the related Mortgage Pool from time to time, as described under “Risk Factors — Your Yield May Be Affected by Changes in Interest Rates.” No prediction can be made as to future levels of 6-Month LIBOR, 1-Year LIBOR or 1-Year CMT or as to the timing of any changes therein.

The yields to investors in the Offered Certificates may be significantly affected by the exercise of the Master Servicer’s option to purchase the related Mortgage Loans, as described herein.  See “Description of the Certificates — Optional Clean-Up Call.” If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  The effective yield to holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

The yield on each class of Exchangeable Certificates generally will depend on the yield to maturity of the related class or classes of REMIC Certificates.

Subordination of the Offered Subordinate Certificates

On each Distribution Date, the holders of classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any related class of Certificates subordinate to such higher ranking class.  As a result, the yields to maturity and the aggregate amount of distributions on the Class B-1, Class B-2 and Class B-3 Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses, other than Excess Losses, on the Mortgage Loans will be allocated first to the lowest ranking class of Subordinate Certificates, then to the higher ranking classes of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount of each such class has been reduced to zero, before any such Realized Losses will be allocated to the classes of Senior Certificates.  The interest portion of Realized Losses on the Mortgage Loans will reduce the amount of interest available for distribution on the related Distribution Date to the lowest ranking related class of Certificates outstanding on such date.  In addition, although all losses initially will be borne by the Subordinate Certificates, Excess Losses will be borne by all classes of related certificates in accordance with the allocation rules set forth in this prospectus supplement under “Description of the Certificates—Allocation of Losses”.  As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses on the related Mortgage Loans.  Excess Losses could occur at a time when one or more classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

Sensitivity of the Interest-Only Certificates

As indicated in the table below, the yield to investors on the Interest-Only Certificates will be sensitive to the rate of principal payments (including prepayments) of the Mortgage Loans in the related Mortgage Pool. If the actual prepayment rate of the Mortgage Loans in the related Mortgage Pool were to exceed the Breakeven Speed for as little as one month while equaling such level for the remaining months, the investors in the Interest-Only Certificates would not fully recoup their initial investments.

The information set forth in the following table has been prepared on the basis of the Structuring Assumptions beginning on page S-57 (which assume no Realized Losses), and on the assumption that the purchase price for the Interest-Only Certificates is the Assumed Purchase Price.

Sensitivity Of The Class 2-A-3S Certificates To Prepayments

(Pre-Tax Yields)

Percentage of CPB
0%	10%	20%	25%	30%	40%	50%

7.81%	7.67%	6.63%	3.98%	0.00%	(10.78)%	(24.60)%

*The Breakeven Speed for the Class 2-A-3S Certificates is approximately 30% CPB.

Sensitivity Of The Class 2-A-3F Certificates To Prepayments

(Pre-Tax Yields)

Percentage of CPB
0%	10%	20%	25%	30%	40%	50%

7.81%	7.67%	6.63%	3.98%	0.00%	(10.78)%	(24.60)%

*The Breakeven Speed for the Class 2-A-3F Certificates is approximately 30% CPB.

Sensitivity Of The Class 3-A-2S Certificates To Prepayments

(Pre-Tax Yields)

Percentage of CPB
0%	10%	20%	25%	30%	40%	50%

31.56%	19.31%	6.63%	0.00%	(6.91)%	(21.56)%	(37.56)%

*The Breakeven Speed for the Class 3-A-2S Certificates is approximately 25% CPB.

It is highly unlikely that all of the Mortgage Loans in a Mortgage Pool will have the characteristics assumed or that the Mortgage Loans in a Mortgage Pool will prepay at any constant rate until maturity or that all of the Mortgage Loans in a Mortgage Pool will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Interest-Only Certificates are likely to differ from those shown in the tables above, even if all of the Mortgage Loans in the related Mortgage Pool prepay at the indicated percentages of CPB.  No representation is made as to the actual rate of principal payments on the Mortgage Loans in the related Mortgage Pool for any period or over the lives of the Interest-Only Certificates or as to the yield on the Interest-Only Certificates.  Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any such class.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security.  The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement for the Mortgage Loans is CPR or CPB, as applicable.  CPR represents an assumed constant rate of prepayment each month, relative to the then outstanding principal balance of a pool of mortgage loans, for the life of such mortgage loans.  CPB represents CPR, with the additional assumption that each mortgage loan which reaches the end of its initial fixed rate period is prepaid in full on its first interest rate adjustment date.

THE PREPAYMENT SPEEDS REFERRED TO HEREIN DO NOT PURPORT TO BE EITHER A HISTORICAL DESCRIPTION OF THE PREPAYMENT EXPERIENCE OF ANY POOL OF MORTGAGE LOANS OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

The tables set forth on Annex B-2 (which is incorporated herein as part of this prospectus supplement) were prepared on the basis of the Structuring Assumptions.  Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 indicate the weighted average lives of the Offered Certificates (other than the Class A-R Certificates) and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates (other than the Class A-R Certificates) that would be outstanding after each of the Distribution Dates shown at various percentages of CPR, unless otherwise indicated.

The actual characteristics and the performance of the Mortgage Loans will differ from the Structuring Assumptions, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity and the Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are assumed.  Any difference between such Structuring Assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Structuring Assumptions

The following assumptions (the “Structuring Assumptions”) were used in constructing the tables set forth on Annex B-2: (i) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in May 2007, (ii) the Mortgage Loans prepay at the indicated percentages of CPR or CPB, as applicable, (iii) no defaults or delinquencies occur in the payment by borrowers of principal and interest on the Mortgage Loans, and no shortfalls are incurred due to the application of a Relief Act, (iv) the Originators and the Seller are not required to purchase or substitute for any Mortgage Loan, (v) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in May 2007 and are computed prior to giving effect to any prepayments received in the prior month, (vi) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vii) prepayments represent voluntary prepayments of individual Mortgage Loans and are received on the last day of each month, commencing in April 2007 and include 30 days’ interest, (viii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics as described in item (xvi) below such that each such Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity (taking into account any interest-only period), (ix) interest accrues on each class of Certificates at the applicable Certificate Interest Rate described under “Description of the Certificates — Distributions of Interest” in this prospectus supplement, (x) the initial Class Principal Amount of each class of Certificates is as described in this prospectus supplement, (xi) unless indicated otherwise, no exercise of any optional clean-up call will occur, (xii) the Closing Date of the sale of the Offered Certificates is April 30, 2007, (xiii) the 6-Month LIBOR indexed Mortgage Loans adjust on the next interest adjustment date and semi-annually thereafter, (xiv) the 1-Year CMT and 1-Year LIBOR indexed Mortgage Loans adjust on the next interest adjustment date and annually thereafter, (xv) the level of 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT remain constant at 5.347%, 5.242% and 4.890%, respectively, (xvi) scheduled monthly payments on each Mortgage Loan will adjust in the month immediately following each interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above, (xvii) the Mortgage Loans in each Mortgage Pool are aggregated into assumed Mortgage Loans having the characteristics in Annex B-1 and (xviii) the rate floor for each Mortgage Loan is equal to its margin.

USE OF PROCEEDS

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller.  See “Use of Proceeds” in the accompanying prospectus and “Method of Distribution” in this prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

In the opinion of McKee Nelson LLP, counsel to the Underwriter and special tax counsel to the Depositor, all or a portion of the Issuing Entity will comprise a tiered REMIC structure.  Elections will be made to treat each REMIC created under the Pooling and Servicing Agreement as a REMIC for federal income tax purposes.  The Offered Certificates, other than the Exchangeable Certificates and the Class A-R Certificates, will represent ownership of regular interests in the Upper-Tier REMIC formed pursuant to the Pooling and Servicing Agreement , and the Class A-R Certificates will represent ownership of the sole residual interest in such Upper-Tier REMIC.  All prospective investors should review the discussion under “Material Federal Income Tax Consequences” in the accompanying prospectus.

The Regular Certificates will be treated as debt instruments issued by a REMIC for all federal income tax purposes.  Income on the Regular Certificates must be reported under an accrual method of accounting.  Under the accrual method of accounting, interest income may be required to be included in a holder’s gross income in advance of the holder’s actual receipt of that interest income.

Certain Regular Certificates may be treated as having been issued with OID.  The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes will be 25% CPB with respect to the Mortgage Loans.  No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate.  Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

As is described more fully under “Material Federal Income Tax Consequences” in the prospectus, the Regular Certificates and the Class A-R Certificates will represent “real estate assets” under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the Issuing Entity would be so treated, and income on the Regular Certificates and the Class A-R Certificates will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) of the Code in the same proportion that the income on the assets of the Issuing Entity will be so treated. The Regular Certificates will represent qualified mortgages under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

The Class A-R Certificates

Special tax considerations apply to an investment in the Class A-R Certificates.  In certain circumstances, the Class A-R Certificates can produce a significantly less favorable after-tax return for a beneficial owner than would be the case if (i) the Class A-R Certificate were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the Class A-R Certificate were “excess inclusion” income.  See “Material Federal Income Tax Consequences —Taxation of Holders of Residual Interest Securities” in the prospectus.

Under applicable Treasury regulations, if a Class A-R Certificate is a “noneconomic residual interest,” as described in the prospectus, the transfer of a Class A-R Certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax.  The Class A-R Certificate will be considered a “noneconomic residual interest” for this purpose.  See “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities” in the prospectus.

Effective August 1, 2006, temporary Treasury regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed.  The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities.  The new rules also provide that excess inclusions are United States sourced income.  The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax.  In addition, in the case of excess inclusions allocable to a foreign person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent  has control over the payee’s money or property and knows the facts giving rise to the payment.

Additional Considerations for the Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created (the "Exchange Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code.  The interests in the class or classes of REMIC Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the Exchange Pool.  Each Exchangeable Certificate (each a “Strip Certificate”) represents beneficial ownership of a disproportionate interest in the REMIC Certificate corresponding to that Class of Exchangeable Certificates.

Strip Certificates

The tax consequences to a beneficial owner of a Strip Certificate will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of a Strip Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on the underlying REMIC Certificates. If a Strip Certificate entitles the holder to payments of principal and interest on an underlying REMIC Certificate, the IRS could contend that the Strip Certificate should be treated (i) as an interest in the underlying REMIC Certificate to the extent that the Strip Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC Certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Strip Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286 of the Code, each beneficial owner of a Strip Certificate must treat the Strip Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for a Strip Certificate is determined in the same manner as described with respect to REMIC regular interests.

If the Strip Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular interest.  A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Strip Certificate is acquired or would be the prepayment assumption for the underlying REMIC Certificates.

In light of the application of Section 1286 of the Code, a beneficial owner of a Strip Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Securities Administrator. Accordingly, any information reporting provided by the Securities Administrator with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC Certificates exchanges them for Strip Certificates, (ii) the beneficial owner sells some, but not all, of the Strip Certificates, and (iii) the combination of retained Strip Certificates cannot be exchanged for the related REMIC Certificates. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC Certificates between the part of the REMIC Certificates underlying the Strip Certificates sold and the part of the REMIC Certificates underlying the Strip Certificates retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the Strip Certificates retained for the amount of the basis allocated to the retained Strip Certificates, and the beneficial owner must then accrue any OID with respect to the retained Strip Certificates as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC Certificates for the related Strip Certificates and retains all the Strip Certificates, see “—Exchanges” below.

Upon the sale of a Strip Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Strip Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Strip Certificate (or portion of the cost of REMIC Certificates allocable to the Strip Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Strip Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “Material Federal Income Tax Consequences” in the case of a sale or other disposition of a REMIC regular interest.

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “— Exchanges” below) a combination of Strip Certificates that may be exchanged for underlying REMIC Certificates, the owner should be treated as owning the underlying REMIC Certificates, in which case Section 1286 of the Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Strip Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Strip Certificates in this regard.

It is not clear whether Exchangeable Certificates subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such a Strip Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates under these provisions of the Code.

Exchanges

If a beneficial owner of one or more REMIC Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus supplement, the exchange will not be taxable.  In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related REMIC Certificate that it owned immediately prior to the exchange.

Other Taxes

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

All investors should consult their own advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

ERISA MATTERS

ERISA and Section 4975 of the Code impose requirements on certain Plans to which they are applicable and on persons who are fiduciaries with respect to these Plans.  ERISA prohibits “parties in interest” with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code.  Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the Plan’s acquisition and ownership of such Certificates.  Investments by Plans that are also subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.  See “ERISA Considerations” in the accompanying prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law.  Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

The U.S. Department of Labor has granted to the Underwriter an administrative Exemption which exempts from the application of the prohibited transaction rules transactions relating to:

•

the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

•

the servicing, operation and management of such trusts,

•

provided that the general conditions and certain other requirements set forth in the Exemption are satisfied as described in the accompanying prospectus.

This relief does not apply to Plans sponsored by members of the “restricted group” consisting of the Seller, the Depositor, the Master Servicer, any Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage Loans included in the assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity, a provider of credit enhancement to the Issuing Entity, a counterparty to an eligible swap agreement held by the Issuing Entity or any affiliate of one of these parties.

It is expected that the Exemption will apply to the acquisition and holding by Plans that qualify as accredited investors as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 of the Offered Certificates (except for the Class A-R Certificate) and that all conditions of the exemption other than those within the control of the investors will be met.

The rating of a class of Offered Certificates may change.  If a class of Offered Certificates no longer has a rating of at least “BBB-” from at least one rating agency identified in the exemption, such as Fitch Ratings, S&P or Moody’s, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).  However, insurance company general accounts investing assets of Plans may be eligible to purchase such Offered Certificates pursuant to Sections I and III of PTCE 95-60.

When the holder of the REMIC Certificates exchanges all or part of each class of such REMIC Certificates for a proportionate interest in the related Exchangeable Certificates, the Exchangeable Certificates received will be eligible for relief under the Exemption to the same extent as the REMIC Certificates exchanged, provided that the rating of the Exchangeable Certificates from one Rating Agency is at least investment grade. If such rating is below investment grade, the Exchangeable Certificates may acquired by insurance company general accounts investing the assets of Plans pursuant to Sections I and III of PTCE 95-60.

BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PTCE 83-1, THE PURCHASE AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES.  CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF THE CLASS A-R CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

•

a representation from the transferee of the Class A-R Certificate to the effect that the transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

•

a representation that the transferee is an insurance company which is purchasing the Class A-R Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the Class A-R Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

•

an opinion of counsel satisfactory to the Trustee and the certificate registrar to the effect that the proposed transfer will not (i) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) subject the certificate registrar, the Trustee, the Depositor, the Master Servicer, any Servicer or the Securities Administrator to any obligation in addition to those undertaken by them in the Pooling and Servicing Agreement.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of Offered Certificates to a Plan is in no respect a representation by the Issuing Entity or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Depositor has agreed to sell the Offered Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Depositor the Offered Certificates.  Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so.  There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.  The Offered Certificates will not be listed on any national securities exchange.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by McKee Nelson LLP, New York, New York.  Certain tax matters will be passed upon for the Depositor by McKee Nelson LLP.  McKee Nelson LLP will act as counsel for the Underwriter.

LEGAL PROCEEDINGS

There are no material legal proceedings currently pending against any of the Sponsor, the Depositor or the Issuing Entity.

RATINGS

It is a condition of the issuance of the Offered Certificates that they be rated as indicated on page S-1 by each of the Rating Agencies, as applicable.

The ratings assigned to mortgage pass through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related Certificateholders under the agreements pursuant to which such certificates are issued.  Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates.  Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

The rating assigned by the Rating Agencies to the Class A-R Certificates only addresses the return of its Class Principal Amount and interest thereon at the stated rate.  The ratings assigned to the Interest-Only Certificates do not address whether investors will recoup their initial investments.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency.  The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

LEGAL INVESTMENT

When issued, the Offered Certificates, other than the Class B-2 and Class B-3 Certificates, will constitute “mortgage related securities” for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA.  SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991.  Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

GLOSSARY OF DEFINED TERMS

For the purposes of the following definitions and the calculations of the Class Principal Amount of any class of REMIC Certificates, to the extent that exchanges of REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Amount of the REMIC Certificates will be deemed to include the Class Principal Amount of the related Exchangeable Certificate issued in the exchange and the Class Principal Amount of any Exchangeable Certificate will be deemed to be zero.

1-Year CMT

The weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note.

1-Year LIBOR

The London Interbank offered rate for one-year U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date.

6-Month LIBOR

The London Interbank offered rate for six-month U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date.

Accrual Period	With respect to any Distribution Date, the calendar month immediately preceding the month in which the related Distribution Date occurs.
Aggregate Cut-off Date Balance	$720,053,804.35.
Aggregate Pool	Pool 1, Pool 2 and Pool 3, in the aggregate.
Aggregate Subordinate Percentage

With respect to the Aggregate Pool of Mortgage Loans and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Subordinate Certificates immediately prior to that date, and the denominator of which is the Pool Balance for the Aggregate Pool and such Distribution Date.

Applicable Credit Support Percentage

For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having higher numerical class designations than that class.

Apportioned Principal Balance

With respect to any class of Subordinate Certificates for any Distribution Date, the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool Subordinate Amounts (in the aggregate) for the Aggregate Pool.

Assignment Agreements	The assignment, assumption and recognition agreements each among the Depositor, the Seller, the Master Servicer, the related Servicer and the Trustee, on behalf of the Issuing Entity.
Assumed Purchase Price

With respect to each class of Interest-Only Certificates, the purchase price for such class of Interest-Only Certificates set forth in the table below, expressed as a percentage of the related initial Class Notional Amount (not including accrued interest).

Class

Assumed Purchase Price

2-A-3S

1.31889%

2-A-3F

2.63779%

3-A-2S

0.77447%

Available Distribution Amount	With respect to each Mortgage Pool and any Distribution Date (as more fully described in the Pooling and Servicing Agreement), generally, the sum of following amounts:

(1)

all scheduled installments of interest (net of the Servicing Fees) and principal collected on the related Mortgage Loans and due during the related Due Period, together with any Monthly Advances in respect thereof;

(2) Insurance Proceeds;

(3)

(a) Liquidation Proceeds received during the month preceding the month of such Distribution Date, including, with respect to any Pledged Asset Loans in such Mortgage Pool, all proceeds of the related Pledged Assets, to the extent payable and (b) any Subsequent Recoveries received during the month preceding the month of such Distribution Date with respect to the related Mortgage Loans;

(4)

all partial or full prepayments of principal, together with any accrued interest thereon on the related Mortgage Loans during the related Prepayment Period plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls on such Mortgage Loans; and

(5)

amounts received with respect to such Distribution Date as the purchase price or a price adjustment in respect of a Defective Mortgage Loan in such Mortgage Pool purchased or replaced by an Originator or the Seller as of such Distribution Date as a result of a breach of a representation or warranty or a document defect;

minus:

•

with respect to the Mortgage Loans in that Mortgage Pool (or, if not related to the Mortgage Pool, that Mortgage Pool’s pro rata share of), all charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee under the Pooling and Servicing Agreement or to the related Servicers under the applicable Servicing Agreements;

•

in the case of paragraphs (2) through (5) above, any related unreimbursed expenses incurred in connection with a liquidation or foreclosure and any related unreimbursed Monthly Advances or servicing advances due to the Master Servicer or the Servicers;

• any related unreimbursed Monthly Advances or servicing advances determined to be nonrecoverable; and
• in the case of paragraphs (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.
Bankruptcy Loss Coverage Amount

With respect to the Subordinate Certificates, an initial amount expected to be up to approximately $279,259.26 as reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

Bankruptcy Losses	Realized Losses that are incurred as a result of Debt Service Reductions and Deficient Valuations.
Beneficial Owner	A person acquiring an interest in a Book-Entry Certificate.
Breakeven Speed

With respect to a class of Interest-Only Certificates, the percentage of CPB at which the yield to maturity of such class of Interest-Only Certificates would be 0%, assuming the Structuring Assumptions and the Assumed Purchase Price.

Book-Entry Certificates	Any class of Certificates issued, maintained and transferred on the book-entry records of DTC and its Participants.
Business Day

Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the States of Maryland or Minnesota or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Certificate

Any Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-3M, Class 2-A-3S, Class 2-A-3L, Class 2-A-3F, Class 2-A-4, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-2M, Class 3-A-2S, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 or Class A-R Certificate.

Certificate Group	Any of the Group 1 Certificates, the Group 2 Certificates and the Group 3 Certificates.
Certificate Interest Rate	The rate at which interest accrues on a class of Certificates, as set forth under “Description of the Certificates—Certificate Interest Rates.”
Certificate Principal Amount

For any Certificate, its principal amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses (including Excess Losses) previously allocated to that Certificate; provided, however, that the Certificate Principal Amount of each class of Certificates to which Realized Losses have been allocated shall be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a Mortgage Pool distributed as principal to any related class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Amount of such class of Certificates.  The Certificate Principal Amount of a Subordinate Certificate may be additionally reduced by allocation of any Subordinate Certificate Writedown Amounts to that Certificate.

Certificateholder	The holder of a Certificate.
Chase Originators	JPMCB together with CHF.
Chase Originator Mortgage Loans	The Mortgage Loans originated or acquired by the Chase Originators.
CHF	Chase Home Finance LLC.
Class 2-A-3 Complex	The Class 2-A-3, Class 2-A-3M, Class 2-A-3S, Class 2-A-3L and Class 2-A-3F Certificates.
Class 3-A-2 Complex	The Class 3-A-2, Class 3-A-2M and Class 3-A-2S Certificates.
Class Notional Amount	For the Interest-Only Certificates, the Class Principal Amount of the Related P&I Certificates.
Class Principal Amount	For each class of Certificates, the aggregate Certificate Principal Amounts of the Certificates of that class.
Class Subordination Percentage

For any Distribution Date and each class of Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class immediately before that Distribution Date and the denominator of which is the aggregate Class Principal Amount of all Certificates.

Closing Date	On or about April 27, 2007.
CMMC	Chase Manhattan Mortgage Corporation.
Code	The Internal Revenue Code of 1986, as amended.
CPB	CPB represents CPR, with the additional assumption that each mortgage loan which reaches the end of its initial fixed rate period is prepaid in full on its first interest rate adjustment date.
CPR

The constant prepayment rate, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

Credit Support Depletion Date	For the Senior Certificates, the date on which the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero.
Current Interest

For each class of Certificates on any Distribution Date, the amount of interest accrued during the related Accrual Period on the related Class Principal Amount or Class Notional Amount immediately prior to that Distribution Date at the applicable Certificate Interest Rate.

Custodial Account	With respect to each Servicer, an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer’s other assets.
Custodian	JPMorgan Chase Bank, National Association or The Bank of New York Trust Company, N.A.
Cut-off Date	April 1, 2007.
Debt Service Reduction	With respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code.
Deficient Valuation

A proceeding under the United States Bankruptcy Code whereby the court may establish the value of the mortgaged property at an amount less than the related outstanding principal balance of the mortgage loan secured by the mortgaged property or may reduce the outstanding principal balance of a mortgage loan.  In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent that the outstanding principal balance of the mortgage loan exceeds the value assigned to the mortgage loan by the bankruptcy court.

Defective Mortgage Loan

Any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan.

Definitive Certificate	A Certificate held in physical form.
Deleted Mortgage Loan	A Defective Mortgage Loan that has been removed from the Issuing Entity and replaced with a Replacement Mortgage Loan.
Depositor	J.P. Morgan Acceptance Corporation I.
Determination Date	The determination date specified in the related Servicing Agreement.
Distribution Account	An account established by the Securities Administrator on or prior to the Closing Date, which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders.
Distribution Date	The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter commencing in May 2007.
DTC	The Depository Trust Company.
Due Date

For a Mortgage Loan, the date specified in the related Mortgage Note on which the monthly scheduled payment of interest and principal (or interest only during the applicable interest-only period, if any, following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Effective Loan-to-Value Ratio

A fraction, expressed as a percentage, the numerator of which is the original Stated Principal Balance of the related Mortgage Loan, less the amount secured by the Pledged Assets required at the time of origination, if any, and the denominator of which is (a) in the case of a Mortgage Loan financing the acquisition of a Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related Originator at origination of such Mortgage Loan; provided however, certain Mortgage Loans financing the acquisition of a Mortgaged property in New York will be based solely on the appraised value, or (b) in the case of a refinancing, the appraised value of the Mortgaged Property at the time of such refinance.

ERISA	The Employee Retirement Income Security Act of 1974, as amended.
Excess Losses

Special Hazard Losses in excess of the related Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the related Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount.

Exchangeable Certificates	The Class 2-A-3M, Class 2-A-3S, Class 2-A-3L, Class 2-A-3F, Class 3-A-2M and Class 3-A-2S Certificates.
Exchangeable Combination	Any of the Exchangeable Combinations set forth in Annex C “Permitted Exchangeable Certificate Combinations.”
Exemption	An administrative prohibited transaction exemption granted to the Underwriter by the U.S. Department of Labor, which permits the acquisition, holding and sale by Plans of the Certificates.
Expected Final Distribution Date	For each Class of Certificates, the date set forth for such Class in the table that begins on page S-5.
Final Scheduled Distribution Date	For each Class of Certificates, the date set forth for such Class in the table that begins on page S-5.
Financial Intermediary	A brokerage firm, bank, thrift institution or other financial intermediary that maintains a Beneficial Owner’s account.
Fitch	Fitch, Inc.
Fraud Loss Coverage Amount

With respect to the Subordinate Certificates, an initial amount expected to be up to approximately $7,200,538.04, as reduced on the fifth anniversary of the Cut-off Date to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (x) 1.00%, in the case of the first anniversary, 1.00%, in the case of the second anniversary and 0.50%, in the case of the third and fourth anniversaries, of the then current Pool Balance of the Aggregate Pool and (y) the excess of the related Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date (or, in the case of the first anniversary, the Cut-off Date), over the cumulative amount of Fraud Losses allocated to the related Certificates since the preceding anniversary.

Fraud Losses	Realized Losses by reason of a default arising from fraud, dishonesty or misrepresentation.
Group 1 Certificates	The Class 1-A-1, Class 1-A-2 and Class A-R Certificates.
Group 2 Certificates	The Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.
Group 3 Certificates	The Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates.
Insurance Proceeds

Collectively, all proceeds of any primary mortgage guaranty insurance policies or any other insurance policies with respect to the related Mortgage Loans, to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with each Servicer’s normal servicing procedures.

Interest Distribution Amount	With respect to each class of Certificates and any Distribution Date, the Current Interest for that class on that Distribution Date as reduced by such class’ share of Net Interest Shortfalls.
Interest-Only Certificates	The Class 2-A-3S, Class 2-A-3F and Class 3-A-2S Certificates.
Interest Shortfall

With respect to any class of Certificates and any Distribution Date, (i) the amount by which the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Interest Transfer Amount

With respect to any Undercollateralized Group and any Distribution Date, one month’s interest on the applicable Principal Transfer Amount at the related Mortgage Pool’s Net WAC, plus any shortfall of interest on the Senior Certificates of the Undercollateralized Group from prior Distribution Dates.

Issuing Entity	J.P. Morgan Mortgage Trust 2007-A3.
JPMAC	J.P. Morgan Mortgage Acquisition Corp.
JPMCB	JPMorgan Chase Bank, National Association.
Liquidated Mortgage Loan

Generally, a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the related Servicer.

Liquidation Proceeds	All amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise.
Loan-to-Value Ratio

For a Mortgage Loan at any given time, a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a Mortgage Loan financing the acquisition of a Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related Originator at origination of such Mortgage Loan; provided however, certain Mortgage Loans financing the acquisition of a Mortgaged Property in New York will be based solely on the appraised value, or (b) in the case of a refinancing, the appraised value of the Mortgaged Property at the time of such refinance.

Limited Purpose Surety Bond

A limited purpose surety bond issued to PHH Mortgage by Ambac Assurance Corporation intended to guarantee the receipt by the Issuing Entity of certain shortfalls in the net proceeds realized from the liquidation of any required Pledged Assets related to the PHH Mortgage Loans (such amount not to exceed 30% of the original principal amount of the related Pledged Asset Loan) to the extent that any such shortfall results in a loss of principal as a Pledged Asset Loan related to PHH Mortgage Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond.

Liquidation Proceeds

All amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, including, with respect to any Pledged Asset Loans, all proceeds of the related Pledged Assets, to the extent payable.

Master Servicer	Wells Fargo Bank, N.A.
Master Servicing Fee

With respect to the Master Servicer and each Mortgage Loan, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loan as of the first day of the related Due Period and (2) the Master Servicing Fee Rate with respect to such Mortgage Loan.

Master Servicing Fee Rate	With respect to each Mortgage Loan, a per annum rate equal to 0.011% per annum.
Monthly Advance

With respect to any Mortgage Loan for which a Scheduled Payment due on a Due Date is not received by the related Determination Date, an amount equal to the scheduled payment of interest at the related Mortgage Rate (less the applicable Servicing Fee Rate) and scheduled principal payment on that Mortgage Loan, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

Moody’s	Moody’s Investors Service, Inc.
Mortgage	The original instrument creating a first lien on a Mortgaged Property securing a Mortgage Loan.
Mortgage File

The Mortgage Note, the Mortgage with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage (except for any such documents other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee or the applicable Custodian as soon as the same is available to the Depositor).

Mortgage Loans	The conventional, adjustable rate mortgage loans secured by first liens on the Mortgaged Properties included in the Aggregate Pool in the Issuing Entity as of the Closing Date.
Mortgage Note	The original promissory note (and any modification or amendment thereto) endorsed in blank without recourse relating to a Mortgage Loan.
Mortgage Pool	Any of Pool 1, Pool 2 or Pool 3.
Mortgage Rate	With respect to any Mortgage Loan, the annual rate of interest borne by the related Mortgage Note from time to time, as of the related Due Date.
Mortgaged Property

A one-to four-family residential property securing a Mortgage Loan, including, but not limited to, single family residences, two- to four-family residences, three-to four family residences, condominiums, cooperative units and planned unit developments.

Net Interest Shortfall	With respect to any Distribution Date and any Mortgage Pool, an amount equal to the sum of:
• any Net Prepayment Interest Shortfalls for that Mortgage Pool and Distribution Date; and

•

Relief Act Reductions and the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that Mortgage Pool as a result of a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the related Subordinate Certificates for those types of losses.

Net Mortgage Rate

As to any Mortgage Loan and any Distribution Date, the excess of the Mortgage Rate over the sum of applicable Servicing Fee Rate, the Master Servicing Fee Rate and any lender paid mortgage guaranty insurance premiums, if applicable.

Net Prepayment Interest Shortfalls

With respect to a Mortgage Pool and any Distribution Date, the amount by which a Prepayment Interest Shortfall for the related Prepayment Period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or the related Servicer is obligated to remit pursuant to the applicable Servicing Agreement, to cover such shortfall for such Due Period.

Net WAC

For the Mortgage Loans (or any pool of Mortgage Loans) for each Distribution Date, the weighted average of the Net Mortgage Rates of the related Mortgage Loans, as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

Non-Offered Certificates	The Class B-4, Class B-5 and Class B-6 Certificates.
Offered Certificates	Collectively, the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates.
Originators

Collectively, the Chase Originators, PHH Mortgage, Wells Fargo Home Mortgage, Inc. and each other entity that sold Mortgage Loans to the Seller that were subsequently sold by the Seller to the Depositor and by the Depositor to the Issuing Entity.

Overcollateralized Group	When there is an Undercollateralized Group in the Aggregate Pool, any Certificate Group in the Aggregate Pool that is not an Undercollateralized Group.
Par Value	In connection with the optional purchase of the Aggregate Pool, the amount calculated pursuant to subclause (a) under “Description of Certificates – Optional Clean-up Call.”
Participant	A participating firm that acts as agent for a Financial Intermediary.
Percentage Interest

For a Certificate, either (x) a fraction, expressed as a percentage, the numerator of which is that Certificate’s Certificate Principal Amount and the denominator of which is the applicable Class Principal Amount, or (y) the percentage stated on the face of that Certificate.

Pledged Assets	The additional collateral, usually securities, securing a PHH Mortgage Loan that has an original Loan-to-Value Ratio in excess of 80.00% and is not covered by a primary mortgage insurance policy.
Pledged Asset Loan	A PHH Mortgage Loan secured by Pledged Assets.
PHH Mortgage	PHH Mortgage Corporation.
PHH Mortgage Loans	The Mortgage Loans originated or acquired by PHH Mortgage.
Plans

Certain employee benefit plans and other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested.

Pool 1	The Mortgage Pool consisting of the Pool 1 Mortgage Loans.
Pool 1 Mortgage Loans	The Mortgage Loans included in Pool 1.
Pool 1 Net WAC

As of any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 1 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

Pool 1 Subordinate Amount

For any Distribution Date, the excess of the Stated Principal Balance of the Pool 1 Mortgage Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Group 1 Certificates immediately before such Distribution Date.

Pool 2	The Mortgage Pool consisting of the Pool 2 Mortgage Loans.
Pool 2 Mortgage Loans	The Mortgage Loans included in Pool 2.
Pool 2 Net WAC

As of any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 2 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

Pool 2 Subordinate Amount

For any Distribution Date, the excess of the Stated Principal Balance of the Pool 2 Mortgage Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Group 2 Certificates immediately before such Distribution Date.

Pool 3	The Mortgage Pool consisting of the Pool 3 Mortgage Loans.
Pool 3 Mortgage Loans	The Mortgage Loans included in Pool 3.
Pool 3 Net WAC

As of any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 3 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

Pool 3 Subordinate Amount

For any Distribution Date, the excess of the Stated Principal Balance of the Pool 3 Mortgage Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Group 3 Certificates immediately before such Distribution Date.

Pool Balance

For the Aggregate Pool or any Mortgage Pool, as applicable, on any Distribution Date, the aggregate of the Stated Principal Balances of all the Mortgage Loans in the Aggregate Pool or such Mortgage Pool, as applicable, outstanding on the Due Date of the month preceding the month of that Distribution Date.

Pool Subordinate Amount	Any of the Pool 1 Subordinate Amount, Pool 2 Subordinate Amount and Pool 3 Subordinate Amount.
Pooling and Servicing Agreement	The pooling and servicing agreement dated as of April 1, 2007, among the Depositor, the Master Servicer, the Securities Administrator and the Trustee.
Prepayment Interest Shortfall

With respect to a Mortgage Loan as to which a voluntary prepayment has been made, the amount by which one month’s interest at the applicable Net Mortgage Rate on that Mortgage Loan exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period	The calendar month immediately preceding the Distribution Date.
Principal Transfer Amount

With respect to any Distribution Date and any Undercollateralized Group, the excess of the aggregate Class Principal Amount of the Senior Certificates related to that Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool.

PTCE	Prohibited Transaction Class Exemption.
Purchase and Servicing Agreements	The underlying mortgage loan purchase and servicing agreements with respect to the Mortgage Loans originally entered into between the Seller and the related Originator.
Rating Agencies	S&P and Fitch.
Realized Loss

With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan.  With respect to a Mortgage Loan subject to a Deficient Valuation, the excess of the principal balance of that Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in a Deficient Valuation.  With respect to a Mortgage Loan subject to a Debt Service Reduction, the present value of all monthly Debt Service Reductions, discounted monthly at the applicable Mortgage Rate.

Reconstitution Agreements

Any agreement, other than an Assignment Agreement, pursuant to which an Originator represents that the representations and warranties relating to the origination of the related Mortgage Loans are true and correct as of the Closing Date.

Related P&I Certificates

With respect to the Class 2-A-3S Certificates, the Class 2-A-3M Certificates.  With respect to the Class 2-A-3F Certificates, the Class 2-A-3L Certificates.   With respect to the Class 3-A-2S Certificates, the Class 3-A-2M Certificates.

Relief Act	The Servicemembers Civil Relief Act or any similar state law.
Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan in such Mortgage Pool which was subject to a reduction in the amount of interest collectible as a result of application of a Relief Act.

Record Date	With respect to any Distribution Date, the last Business Day of the month preceding the month of that Distribution Date.
Regular Certificates	The Offered Certificates, other than the Class A-R Certificate and the Exchangeable Certificates.
REMIC Certificates	The Class 2-A-3 and Class 3-A-2 Certificates.
Replacement Mortgage Loan	One or more mortgage loans with similar characteristics to a Deleted Mortgage Loan which is placed in the Issuing Entity to replace a Deleted Mortgage Loan.
Rules	The rules, regulations and procedures creating and affecting DTC and its operations.
S&P	Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.
Scheduled Payment

With respect to a Mortgage Loan, the scheduled monthly payment on a Mortgage Loan on any Due Date allocable to principal or interest which, unless otherwise specified in the Purchase and Servicing Agreement, will give effect to any related Debt Service Reduction and any related Deficient Valuation that is ordered by a court in bankruptcy and that has the effect of reducing the monthly payment due on such Mortgage Loan.

SEC	The Securities and Exchange Commission.
Securities Administrator	Wells Fargo Bank, N.A.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Senior Certificates	The Group 1, Group 2 and Group 3 Certificates.
Senior Percentage

For each Distribution Date and each Mortgage Pool, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the class or classes of Senior Certificates of the related Certificate Group immediately prior to such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of all Mortgage Loans in the related Mortgage Pool and for such Distribution Date; provided, however, that solely with respect to the Senior Certificates, on any Distribution Date after the second Senior Termination Date has occurred, the Senior Percentage of the remaining Senior Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amount of such remaining classes of Senior Certificates immediately prior to such date and the denominator of which is the aggregate Class Principal Amount of all the Senior Certificates and the Subordinate Certificates, immediately prior to such date.

Senior Prepayment Percentage	With respect to any Mortgage Pool and any Distribution Date:
• occurring before May 2014, 100%;
• occurring in or after May 2014 but before May 2015, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;
• occurring in or after May 2015 but before May 2016, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;
• occurring in or after May 2016 but before May 2017, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;
• occurring in or after May 2017 but before May 2018, the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; or
• occurring in May 2018 or thereafter, the related Senior Percentage for that date.

Notwithstanding the foregoing: (i) no decrease in the Senior Prepayment Percentage for any Mortgage Pool will occur as described above unless the Step-Down Test is satisfied with respect to each Mortgage Pool on such Distribution Date, (ii) if, on any Distribution Date, the Senior Percentage for a Mortgage Pool exceeds the related Senior Percentage on the Closing Date, in which case the Senior Prepayment Percentage for all Mortgage Pools for that Distribution Date will equal 100%, (iii) if the Two Times Test is met on any Distribution Date on or prior to the Distribution Date in April 2010, in which case the Senior Prepayment Percentage for each Mortgage Pool will equal the related Senior Percentage plus 50% of the related Subordinate Percentage for such Distribution Date, (iv) if the Two Times Test is met on any Distribution Date on or after the Distribution Date in May 2010, in which case the Senior Prepayment Percentage for each Mortgage Pool will equal the related Senior Percentage for such Distribution Date and (v) if on any Distribution Date the allocation to the related Senior Certificates then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates below zero, the distribution to the class or classes of Certificates of the related Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

Senior Principal Distribution Amount	For a Certificate Group and for each Distribution Date, the sum of:
(1) the product of (a) the related Senior Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

(2)

the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period; (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; (iii) the principal portion of the purchase price of each Mortgage Loan purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement or Reconstitution Agreement or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to the related Prepayment Period; and (iv) in connection with the optional purchase of an Aggregate Pool, the principal portion of the purchase price allocable to the Mortgage Loans in the related Mortgage Pool up to the principal portion of the Par Value allocable to the Mortgage Loans in the related Mortgage Pool;

(3)

with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was fully liquidated during the related Prepayment Period, the lesser of (a) the related Senior Prepayment Percentage of the net Liquidation Proceeds allocable to principal and (b) the product of (i) the related Senior Percentage for that date and (ii) the related remaining Stated Principal Balance of the related Mortgage Loan at the time of liquidation; and

(4) any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Certificate Group from prior Distribution Dates.

With respect to the Senior Certificates, on any Distribution Date after the second Senior Termination Date has occurred, the Senior Principal Distribution Amount for the remaining Senior Certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the Aggregate Pool, as opposed to the Mortgage Loans in the related Mortgage Pool.

Senior Termination Date	The date on which the aggregate Class Principal Amount of the Senior Certificates related to a Mortgage Pool is reduced to zero.
Servicer	JPMCB, PHH Mortgage, Wells Fargo Home Mortgage, Inc. or any other entity that has primary servicing responsibility for the Mortgage Loans.
Servicer Remittance Date	The 18th day of each month (or, if the 18th is not a Business Day, either on the immediately preceding Business Day or on the immediately succeeding Business Day).
Servicing Agreements	Collectively, the Purchase and Servicing Agreements, as may be modified by the related Assignment Agreement, and the JPMCB Servicing Agreement.
Servicing Fee

With respect to each Servicer and each Mortgage Loan serviced by it, an amount equal to 1/12th of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) the Servicing Fee Rate with respect to such Mortgage Loan.

Servicing Fee Rate

As of the Cut-off Date and with respect to each Servicer and Mortgage Loan, the per annum rate at which the Servicing Fee accrues with respect to such Mortgage Loan.  The weighted average Servicing Fee Rate on the Pool 1 Mortgage Loans is equal to approximately 0.2675% per annum.  The weighted average Servicing Fee Rate on the Pool 2 Mortgage Loans is equal to approximately 0.2534% per annum.  The weighted average Servicing Fee Rate on the Pool 3 Mortgage Loans is equal to approximately 0.2500% per annum.  With respect to approximately 1.30% of the Mortgage Loans in Pool 1, the Servicing Fee Rate will increase by 0.125% per annum after the first adjustment date for such Mortgage Loans.

SMMEA	The Secondary Mortgage Market Enhancement Act of 1984.
Special Hazard Loss Coverage Amount

With respect to the Subordinate Certificates, an initial amount expected to be up to approximately $10,955,891.23 as reduced, from time to time, by amount equal to on any Distribution Date to the lesser of:

• the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses incurred since the Closing Date, or
• the greatest of
• 1% of the aggregate of the principal balances of the Mortgage Loans,
• twice the principal balance of the largest Mortgage Loan and

•

the aggregate principal balances of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

Special Hazard Losses	Realized Losses in respect of Special Hazard Mortgage Loans.
Special Hazard Mortgage Loan	A Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.
Sponsor	JPMAC.
Stated Principal Balance

For a Mortgage Loan at any Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous principal prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related mortgagor.

Step-Down Test	As to any Distribution Date, the Step-Down Test will be satisfied if both of the following conditions are met:

•

first, the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of (i) if such date is on or prior to the second Senior Termination Date, the related Pool Subordinate Amount, or (ii) if such date is after such Senior Termination Date, the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such
Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and

• second, cumulative Realized Losses on the Mortgage Loans do not exceed:
• for each Distribution Date occurring in the period from May 2014 to April 2015, 30% of the original related Pool Subordinate Amount;
• for each Distribution Date occurring in the period from May 2015 to April 2016, 35% of the original related Pool Subordinate Amount;
• for each Distribution Date occurring in the period from May 2016 to April 2017, 40% of the original related Pool Subordinate Amount;
• for each Distribution Date occurring in the period from May 2017 to April 2018, 45% of the original related Pool Subordinate Amount; and
• for the Distribution Date in May 2018 and thereafter, 50% of the original related Pool Subordinate Amount.
Subordinate Certificate Writedown Amount

The amount, if any, by which the aggregate Class Principal Amount of all the Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the Pool Balance for the Aggregate Pool for the following Distribution Date.

Subordinate Class Percentage

For each class of Subordinate Certificates and for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such class immediately prior to such Distribution Date by the aggregate Class Principal Amount of all classes of Subordinate Certificates immediately prior to such date.

Subordinate Certificates or Subordinate Classes	The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.
Subordinate Net WAC

As of any Distribution Date, the weighted average of the Pool 1 Net WAC, Pool 2 Net WAC and Pool 3 Net WAC, in each case weighted on the basis of the Pool Subordinate Amounts for Pool 1, Pool 2 and Pool 3, respectively, for such Distribution Date.

Subordinate Percentage

With respect to each Mortgage Pool and any Distribution Date, the difference between 100% and the related Senior Percentage for such Mortgage Pool on such Distribution Date; provided, however, on any Distribution Date after the occurrence of the second Senior Termination Date, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will be equal to the difference between the 100% and the Senior Percentage related to all the Mortgage Loans for such Distribution Date.

Subordinate Prepayment Percentage	For any Distribution Date and for any Mortgage Pool, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.
Subordinate Principal Distribution Amount	The aggregate of the amount calculated for each Mortgage Pool for each Distribution Date, equal to the sum of:

(1)

the product of (a) the related Subordinate Percentage and (b) the principal portion of each related Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

(2)

the product of (a) the related Subordinate Prepayment Percentage and (b) the sum of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans in the related Mortgage Pool received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; (iii) the principal portion of the purchase price of each Mortgage Loan in the related Mortgage Pool that was purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement, Reconstitution Agreement or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation or warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to such Distribution Date; and (iv) in connection with the optional purchase of an Aggregate Pool, the principal portion of the purchase price allocable to the Mortgage Loans in the related Mortgage Pool up to the principal portion of the Par Value allocable to the Mortgage Loans in the related Mortgage Pool;

(3)

with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount for that Mortgage Pool; and

(4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid;
Minus the sum of:

(A)

if the aggregate Class Principal Amount of any Certificate Group has been reduced to zero, principal paid from the Available Distribution Amount from the related Mortgage Pool to the remaining Certificate Groups as described under “—Limited Cross-Collateralization Among the Mortgage Pools”; and

(B)

the amounts paid from the Available Distribution Amount for an Overcollateralized Group to the Senior Certificates of a related Undercollateralized Group, as described under “—Limited Cross-Collateralization Among the Mortgage Pools.”

On any Distribution Date after the occurrence of the second Senior Termination Date, the Subordinate Principal Distribution Amount will not be calculated with respect to a related Mortgage Pool, but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the Subordinate Certificates for such Distribution Date with respect to all of the Mortgage Loans as opposed to the Mortgage Loans in the related Mortgage Pool only.

Subsequent Recoveries	Unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.
Total Transfer Amount	An amount equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group.
Transfer Payments	Collectively, the Interest Transfer Amount and Principal Transfer Amount.
Trustee	U.S. Bank National Association.
Trust Agreement	The trust agreement dated as of April 1, 2007, among the Depositor, the Master Servicer, the Securities Administrator and the Trustee.
Two Times Test

The Two Times Test will be met with respect to each Mortgage Pool if (x) on or prior to the Distribution Date in April 2010, (i) the Aggregate Subordinate Percentage for the Subordinate Certificates is at least two times the Aggregate Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of “Step-Down Test” is satisfied with respect to each Mortgage Pool and (iii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed 20% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date or (y) on or after the Distribution Date in May 2010, (i) the Aggregate Subordinate Percentage for the Subordinate Certificates is at least two times such Aggregate Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of “Step-Down Test” is satisfied with respect to each Mortgage Pool and (iii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed 30% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date.

Undercollateralized Group

Any Certificate Group in which the aggregate Class Principal Amount of the related class or classes of Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool.

Underwriter	J.P. Morgan Securities Inc.
Upper-Tier REMIC	The upper-tier REMIC created pursuant to the Pooling and Servicing Agreement.

Annex A:
Certain Characteristics of the Mortgage Loans

The following tables set forth certain information, as of the Cut-off Date, as to the Aggregate Pool, Pool 1, Pool 2 and Pool 3 Mortgage Loans.  Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Aggregate Pool, Pool 1, Pool 2 and Pool 3 Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

AGGREGATE POOL MORTGAGE LOAN STATISTICS

Cut-off Date Stated Principal Balance(1) - Aggregate Pool

Range of Cut-Off Date Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
0.01 - 100,000.00	16	$ 1,356,287.36	0.19%
100,000.01 - 200,000.00	87	13,843,043.92	1.92
200,000.01 - 300,000.00	83	20,790,267.86	2.89
300,000.01 - 400,000.00	55	19,242,614.84	2.67
400,000.01 - 500,000.00	265	122,790,189.59	17.05
500,000.01 - 600,000.00	247	135,682,213.43	18.84
600,000.01 - 700,000.00	164	107,225,254.17	14.89
700,000.01 - 800,000.00	71	53,174,977.27	7.38
800,000.01 - 900,000.00	39	32,979,715.76	4.58
900,000.01 - 1,000,000.00	57	55,677,878.50	7.73
1,000,000.01 - 1,100,000.00	37	39,717,312.15	5.52
1,100,000.01 - 1,200,000.00	12	14,150,450.63	1.97
1,200,000.01 - 1,300,000.00	14	17,586,554.47	2.44
1,300,000.01 - 1,400,000.00	13	17,698,899.69	2.46
1,400,000.01 - 1,500,000.00	20	29,407,138.31	4.08
1,500,000.01 - 2,000,000.00	11	19,227,644.03	2.67
2,000,000.01 - 2,500,000.00	5	10,863,362.37	1.51
2,500,000.01 - 3,000,000.00	3	8,640,000.00	1.20
Total	1,199	$720,053,804.35	100.00%
__________________
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in the Aggregate Pool is expected to be approximately $600,545.

Current Mortgage Rates(1) - Aggregate Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.751 - 3.000	3	$ 1,341,296.41	0.19%
3.251 - 3.500	3	1,456,846.48	0.20
3.751 - 4.000	18	12,785,180.56	1.78
4.251 - 4.500	29	16,434,768.51	2.28
4.501 - 4.750	2	2,800,943.94	0.39
4.751 - 5.000	18	11,517,461.72	1.60
5.001 - 5.250	18	10,795,780.84	1.50
5.251 - 5.500	44	27,678,206.24	3.84
5.501 - 5.750	77	48,276,419.00	6.70
5.751 - 6.000	156	100,051,639.03	13.90
6.001 - 6.250	246	160,396,695.69	22.28
6.251 - 6.500	343	200,889,160.46	27.90
6.501 - 6.750	202	105,548,222.50	14.66
6.751 - 7.000	25	13,593,226.81	1.89
7.001 - 7.250	14	6,261,956.16	0.87
7.251 - 7.500	1	226,000.00	0.03
Total	1,199	$720,053,804.35	100.00%
__________
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in the Aggregate Pool is expected to be approximately 6.115% per annum.

Remaining Term to Maturity(1) - Aggregate Pool

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
341 - 345	7	$ 5,406,781.78	0.75%
346 - 350	65	41,181,828.69	5.72
351 - 355	170	90,758,971.26	12.60
356 - 360	957	582,706,222.62	80.93
Total	1,199	$720,053,804.35	100.00%
_____________
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in the Aggregate Pool is expected to be approximately 357 months.

Original Loan-To-Value Ratios(1) - Aggregate Pool

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.01 - 20.00	5	$ 2,436,497.77	0.34%
20.01 - 30.00	12	6,879,222.45	0.96
30.01 - 40.00	25	18,936,634.11	2.63
40.01 - 50.00	52	39,452,044.71	5.48
50.01 - 60.00	82	64,823,977.74	9.00
60.01 - 70.00	145	109,416,276.75	15.20
70.01 - 75.00	120	84,023,986.34	11.67
75.01 - 80.00	695	368,879,322.28	51.23
80.01 - 85.00	4	3,100,779.33	0.43
85.01 - 90.00	10	3,286,574.43	0.46
90.01 - 95.00	11	3,083,582.45	0.43
95.01 - 100.00	38	15,734,905.99	2.19
Total	1,199	$720,053,804.35	100.00%
_____________
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in the Aggregate Pool is expected to be approximately 71.62%.

Original Effective LTV(1)-the Aggregate Pool

Range of Original Effective Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.01 - 20.00	5	$ 2,436,497.77	0.34%
20.01 - 30.00	12	6,879,222.45	0.96
30.01 - 40.00	25	18,936,634.11	2.63
40.01 - 50.00	55	40,117,955.44	5.57
50.01 - 60.00	83	65,030,977.74	9.03
60.01 - 70.00	187	130,970,284.34	18.19
70.01 - 75.00	120	84,023,986.34	11.67
75.01 - 80.00	690	365,332,949.53	50.74
80.01 - 85.00	3	1,078,779.33	0.15
85.01 - 90.00	8	2,483,074.43	0.34
90.01 - 95.00	7	2,040,632.45	0.28
95.01 - 100.00	4	722,810.42	0.10
Total	1,199	$720,053,804.35	100.00%
__________
(1) As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in the Aggregate Pool is expected to be approximately 70.84%.

Credit Scores(1) - Aggregate Pool

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Not Available	4	$ 1,474,562.01	0.20%
601 - 620	1	568,271.00	0.08
621 - 640	9	5,596,729.38	0.78
641 - 660	33	20,331,916.31	2.82
661 - 680	75	41,650,281.11	5.78
681 - 700	126	70,668,071.03	9.81
701 - 720	174	99,493,821.18	13.82
721 - 740	192	110,296,477.72	15.32
741 - 760	168	104,362,712.78	14.49
761 - 780	184	118,804,598.96	16.50
781 - 800	166	107,642,235.91	14.95
801 - 820	67	39,164,126.96	5.44
Total	1,199	$720,053,804.35	100.00%
__________

(1)

As of the Cut-off Date, the weighted average Credit Score of the Mortgage Loans in the Aggregate Pool that have available Credit Scores is expected to be approximately 740. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

Geographic Distribution of Mortgaged Properties(1) -
Aggregate Pool

Geographic Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	469	$ 301,667,845.97	41.90%
New York	83	60,829,791.38	8.45
Florida	98	58,506,461.24	8.13
New Jersey	57	37,360,994.01	5.19
Virginia	48	23,680,413.15	3.29
Arizona	37	22,285,981.10	3.10
Texas	37	21,918,908.98	3.04
Massachusetts	20	17,018,302.61	2.36
Washington	29	16,411,686.18	2.28
Colorado	29	16,396,296.60	2.28
Georgia	29	15,067,543.02	2.09
Connecticut	15	14,049,249.26	1.95
Maryland	26	12,291,508.26	1.71
Michigan	28	11,411,824.37	1.58
Illinois	22	10,692,309.03	1.48
South Carolina	14	9,737,597.32	1.35
Nevada	12	7,702,457.47	1.07
District of Columbia	10	6,174,408.45	0.86
North Carolina	15	5,507,611.75	0.76
Pennsylvania	18	5,318,627.34	0.74
Ohio	15	4,656,548.04	0.65
Minnesota	12	4,368,215.56	0.61
Utah	5	4,364,034.17	0.61
Hawaii	5	4,137,400.00	0.57
Oregon	8	3,868,102.74	0.54
Indiana	8	3,228,733.95	0.45
Tennessee	6	2,756,161.92	0.38
Alabama	6	2,490,672.61	0.35
New Mexico	4	2,402,425.00	0.33
Idaho	3	2,040,718.34	0.28
Delaware	2	1,820,000.00	0.25
New Hampshire	3	1,750,700.00	0.24
Missouri	3	1,107,370.67	0.15
Iowa	2	1,001,555.71	0.14
Vermont	3	965,100.00	0.13
Rhode Island	1	962,971.66	0.13
Wisconsin	3	676,884.22	0.09
North Dakota	1	499,502.25	0.07
Louisiana	1	461,000.00	0.06
Arkansas	2	421,228.00	0.06
Kansas	1	386,095.00	0.05
Oklahoma	2	362,029.39	0.05
Kentucky	2	310,016.18	0.04
South Dakota	1	275,000.00	0.04
Mississippi	1	235,900.00	0.03
Wyoming	1	200,000.00	0.03
Montana	1	148,800.00	0.02
West Virginia	1	126,821.45	0.02
Total	1,199	$720,053,804.35	100.00%
__________
(1) As of the Cut-off Date, no more than approximately 1.44% of the Aggregate Pool Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Occupancy Type(1) - Aggregate Pool

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	1,074	$ 650,466,077.88	90.34%
Secondary	88	56,730,504.88	7.88
Investment	37	12,857,221.59	1.79
Total	1,199	$720,053,804.35	100.00%
__________
(1) Based upon representations of the related borrowers at the time of origination.

Property Type - Aggregate Pool

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	708	$ 441,280,115.87	61.28%
Planned Unit Development	256	151,855,644.94	21.09
Condominium	198	104,863,304.93	14.56
Co-operative Unit	23	14,551,874.29	2.02
2-4 Family	14	7,502,864.32	1.04
Total	1,199	$720,053,804.35	100.00%

Loan Purpose - Aggregate Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Purchase	680	$ 402,760,751.13	55.93%
Cash-out	260	155,652,883.49	21.62
Rate / Term Refi	229	147,451,268.84	20.48
Construction to Perm	30	14,188,900.89	1.97
Total	1,199	$720,053,804.35	100.00%

Loan Documentation - Aggregate Pool

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Full	644	$ 376,963,656.83	52.35%
Simply Signature	327	200,227,237.59	27.81
Full Asset/Stated Income	100	62,332,934.34	8.66
No Income Verifier	40	28,135,230.75	3.91
Full Asset/No Income	22	15,179,791.62	2.11
Alternative	20	11,757,977.25	1.63
Stated Income/Stated Asset	20	11,012,415.87	1.53
Stated Documentation	10	5,706,603.60	0.79
Streamlined	2	2,212,334.59	0.31
Reduced	5	2,099,646.77	0.29
Limited	3	2,004,500.00	0.28
Preferred	3	1,681,537.81	0.23
Automated Underwriting System	2	428,437.33	0.06
No Documentation	1	311,500.00	0.04
Total	1,199	$720,053,804.35	100.00%

Margin(1) - Aggregate Pool

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.000	12	$ 8,558,553.63	1.19%
2.250	1,014	565,622,104.00	78.55
2.500	66	77,387,355.95	10.75
2.750	107	68,485,790.77	9.51
Total	1,199	$720,053,804.35	100.00%
__________
(1) As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in the Aggregate Pool is expected to be approximately 2.321%.

Maximum Mortgage Rate(1) - Aggregate Pool

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
7.751 - 8.000	3	$ 1,341,296.41	0.19%
8.251 - 8.500	3	1,456,846.48	0.20
8.751 - 9.000	17	11,939,163.13	1.66
9.251 - 9.500	29	16,434,768.51	2.28
9.501 - 9.750	3	3,646,961.37	0.51
9.751 - 10.000	18	11,517,461.72	1.60
10.001 - 10.250	18	10,795,780.84	1.50
10.251 - 10.500	44	27,678,206.24	3.84
10.501 - 10.750	77	48,276,419.00	6.70
10.751 - 11.000	149	97,179,048.21	13.50
11.001 - 11.250	242	159,436,061.85	22.14
11.251 - 11.500	332	197,264,392.62	27.40
11.501 - 11.750	198	104,303,125.29	14.49
11.751 - 12.000	32	16,465,817.63	2.29
12.001 - 12.250	18	7,222,590.00	1.00
12.251 - 12.500	12	3,850,767.84	0.53
12.501 - 12.750	4	1,245,097.21	0.17
Total	1,199	$720,053,804.35	100.00%
__________
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in the Aggregate Pool is expected to be approximately 11.128% per annum.

Next Rate Adjustment Date(1) - Aggregate Pool

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
December 2010	1	$ 1,054,113.95	0.15%
January 2011	4	3,367,662.09	0.47
February 2011	8	5,129,443.19	0.71
March 2011	2	2,311,530.35	0.32
April 2011	3	2,475,770.55	0.34
May 2011	9	5,472,854.89	0.76
June 2011	24	15,753,401.75	2.19
July 2011	5	2,119,601.45	0.29
August 2011	23	10,593,752.70	1.47
September 2011	13	7,413,310.48	1.03
October 2011	30	17,470,445.64	2.43
November 2011	37	23,067,000.27	3.20
December 2011	53	26,962,648.76	3.74
January 2012	38	16,790,468.99	2.33
February 2012	44	20,064,932.23	2.79
March 2012	37	22,288,195.59	3.10
April 2012	17	12,042,333.60	1.67
November 2012	2	985,005.74	0.14
February 2013	2	830,000.00	0.12
March 2013	2	1,265,000.00	0.18
April 2013	2	348,633.86	0.05
May 2013	2	1,298,914.75	0.18
June 2013	5	2,676,596.19	0.37
August 2013	3	859,865.81	0.12
September 2013	5	3,776,035.06	0.52
October 2013	9	3,940,290.67	0.55
November 2013	18	6,126,609.39	0.85
December 2013	26	11,047,228.77	1.53
January 2014	47	26,524,227.58	3.68
February 2014	107	64,676,470.48	8.98
March 2014	85	52,339,949.57	7.27
April 2014	7	3,325,552.00	0.46
April 2016	5	2,281,250.75	0.32
June 2016	1	1,338,432.41	0.19
July 2016	1	370,010.25	0.05
August 2016	4	2,100,887.34	0.29
September 2016	5	2,976,178.26	0.41
November 2016	17	9,944,983.94	1.38
December 2016	29	13,067,910.86	1.81
January 2017	71	40,245,954.47	5.59
February 2017	80	51,239,820.65	7.12
March 2017	205	139,522,943.45	19.38
April 2017	111	82,567,585.62	11.47
Total	1,199	$720,053,804.35	100.00%
__________
(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in the Aggregate Pool is expected to be approximately 92 months.

POOL 1 MORTGAGE LOAN STATISTICS

Cut-off Date Stated Principal Balance(1) - Pool 1

Range of Cut-Off Date Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
0.01 - 100,000.00	3	$220,968.20	0.11%
100,000.01 - 200,000.00	37	5,715,156.04	2.94
200,000.01 - 300,000.00	20	4,917,585.88	2.53
300,000.01 - 400,000.00	13	4,492,286.43	2.31
400,000.01 - 500,000.00	88	40,736,062.69	20.96
500,000.01 - 600,000.00	79	43,328,757.84	22.29
600,000.01 - 700,000.00	43	27,569,095.87	14.18
700,000.01 - 800,000.00	16	11,917,607.22	6.13
800,000.01 - 900,000.00	7	5,909,517.78	3.04
900,000.01 - 1,000,000.00	19	18,524,995.16	9.53
1,000,000.01 - 1,100,000.00	9	9,561,363.54	4.92
1,100,000.01 - 1,200,000.00	2	2,354,835.00	1.21
1,200,000.01 - 1,300,000.00	1	1,250,000.00	0.64
1,300,000.01 - 1,400,000.00	2	2,744,300.00	1.41
1,400,000.01 - 1,500,000.00	5	7,355,077.43	3.78
1,500,000.01 - 2,000,000.00	2	3,590,247.70	1.85
2,000,000.01 - 2,500,000.00	2	4,189,609.70	2.16
Total	348	$194,377,466.48	100.00%
__________
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 1 is expected to be approximately $558,555.

Current Mortgage Rates(1) - Pool 1

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.751 - 3.000	3	$ 1,341,296.41	0.69%
3.251 - 3.500	3	1,456,846.48	0.75
3.751 - 4.000	18	12,785,180.56	6.58
4.251 - 4.500	28	15,434,768.51	7.94
4.501 - 4.750	1	500,943.94	0.26
4.751 - 5.000	6	4,885,528.53	2.51
5.001 - 5.250	9	5,733,757.63	2.95
5.251 - 5.500	16	9,464,555.06	4.87
5.501 - 5.750	28	17,956,571.95	9.24
5.751 - 6.000	49	28,111,635.55	14.46
6.001 - 6.250	55	29,902,603.09	15.38
6.251 - 6.500	71	34,297,070.37	17.64
6.501 - 6.750	61	32,506,708.40	16.72
Total	348	$194,377,466.48	100.00%
__________
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 5.786% per annum.

Remaining Term to Maturity(1) - Pool 1

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
341 - 345	5	$ 4,421,776.04	2.27%
346 - 350	46	31,143,000.73	16.02
351 - 355	108	60,664,110.54	31.21
356 - 360	189	98,148,579.17	50.49
Total	348	$194,377,466.48	100.00%
__________
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 1 is expected to be approximately 355 months.

Original Loan-To-Value Ratios(1) - Pool 1

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
20.01 - 30.00	2	$ 783,000.00	0.40%
30.01 - 40.00	5	3,742,979.34	1.93
40.01 - 50.00	10	7,032,722.84	3.62
50.01 - 60.00	14	11,708,249.36	6.02
60.01 - 70.00	29	18,504,738.93	9.52
70.01 - 75.00	40	29,168,443.20	15.01
75.01 - 80.00	236	119,971,848.18	61.72
80.01 - 85.00	1	419,822.00	0.22
85.01 - 90.00	3	1,329,564.72	0.68
90.01 - 95.00	4	993,287.49	0.51
95.01 - 100.00	4	722,810.42	0.37
Total	348	$194,377,466.48	100.00%
__________
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 1 is expected to be approximately 74.16%.

Credit Scores(1) - Pool 1

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Not Available	1	$ 626,562.01	0.32%
601 - 620	1	568,271.00	0.29
621 - 640	5	3,391,956.64	1.75
641 - 660	18	10,574,525.50	5.44
661 - 680	21	9,953,756.66	5.12
681 - 700	41	19,634,894.45	10.10
701 - 720	64	35,087,417.10	18.05
721 - 740	54	28,636,013.57	14.73
741 - 760	49	28,426,243.94	14.62
761 - 780	43	28,739,869.49	14.79
781 - 800	35	18,944,496.61	9.75
801 - 820	16	9,793,459.51	5.04
Total	348	$194,377,466.48	100.00%
__________

(1)

As of the Cut-off Date, the weighted average Credit Score of the Mortgage Loans in Pool 1 that have available Credit Scores is expected to be approximately 732. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

Geographic Distribution of Mortgaged Properties(1) - Pool 1

Geographic Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	154	$ 92,391,748.16	47.53%
Florida	19	10,889,956.34	5.60
New Jersey	17	10,749,880.07	5.53
New York	10	8,742,624.79	4.50
Virginia	18	8,621,740.32	4.44
Washington	14	7,034,722.90	3.62
Massachusetts	9	6,953,780.30	3.58
Arizona	11	6,833,328.52	3.52
South Carolina	5	4,445,514.72	2.29
Maryland	11	4,431,248.11	2.28
Texas	8	4,195,432.67	2.16
Michigan	10	3,412,799.70	1.76
Colorado	7	2,763,599.20	1.42
Nevada	4	2,399,800.00	1.23
Ohio	5	2,075,428.52	1.07
Georgia	5	2,063,360.00	1.06
Illinois	4	1,669,307.32	0.86
New Mexico	2	1,579,175.00	0.81
Idaho	2	1,487,718.34	0.77
Pennsylvania	6	1,349,104.79	0.69
Tennessee	2	1,204,835.00	0.62
Alabama	3	1,204,698.39	0.62
Minnesota	3	1,196,445.60	0.62
Indiana	4	977,868.42	0.50
Rhode Island	1	962,971.66	0.50
North Carolina	3	786,000.00	0.40
Missouri	1	649,770.67	0.33
Hawaii	1	603,800.00	0.31
Utah	1	524,990.79	0.27
New Hampshire	1	478,700.00	0.25
Wisconsin	2	438,400.00	0.23
Connecticut	1	412,000.00	0.21
District of Columbia	1	252,000.00	0.13
Mississippi	1	235,900.00	0.12
Kentucky	1	210,016.18	0.11
Montana	1	148,800.00	0.08
Total	348	$194,377,466.48	100.00%
__________
(1) As of the Cut-off Date, no more than approximately 4.82% of the Pool 1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Occupancy Type(1) - Pool 1

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	332	$ 186,464,986.05	95.93%
Secondary	13	6,812,480.43	3.50
Investment	3	1,100,000.00	0.57
Total	348	$194,377,466.48	100.00%
__________
(1) Based upon representations of the related borrowers at the time of origination.

Property Type - Pool 1

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	199	$ 113,463,959.78	58.37%
Planned Unit Development	93	52,448,304.73	26.98
Condominium	49	24,716,695.08	12.72
2-4 Family	5	2,576,741.79	1.33
Co-operative Unit	2	1,171,765.10	0.60
Total	348	$194,377,466.48	100.00%

Loan Purpose - Pool 1

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Purchase	225	$ 123,997,889.14	63.79%
Cash-out	59	34,075,297.94	17.53
Rate / Term Refi	57	33,440,418.01	17.20
Construction to Perm	7	2,863,861.39	1.47
Total	348	$194,377,466.48	100.00%

Loan Documentation - Pool 1

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Full	212	$ 115,204,310.67	59.27%
Simply Signature	83	47,324,238.32	24.35
Full Asset/Stated Income	26	16,080,934.04	8.27
No Income Verifier	13	7,112,139.68	3.66
Stated Documentation	4	2,913,824.22	1.50
Preferred	3	1,681,537.81	0.87
Streamlined	1	947,364.62	0.49
Alternative	1	846,017.43	0.44
Reduced	2	797,299.69	0.41
Stated Income/Stated Asset	1	603,800.00	0.31
Limited	1	554,500.00	0.29
No Documentation	1	311,500.00	0.16
Total	348	$194,377,466.48	100.00%

Margin(1) - Pool 1

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.250	332	$ 180,587,599.86	92.91%
2.500	14	13,242,566.93	6.81
2.750	2	547,299.69	0.28
Total	348	$194,377,466.48	100.00%
__________
(1) As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 1 is expected to be approximately 2.268%.

Maximum Mortgage Rate(1) - Pool 1

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
7.751 - 8.000	3	$1,341,296.41	0.69%
8.251 - 8.500	3	1,456,846.48	0.75
8.751 - 9.000	17	11,939,163.13	6.14
9.251 - 9.500	28	15,434,768.51	7.94
9.501 - 9.750	2	1,346,961.37	0.69
9.751 - 10.000	6	4,885,528.53	2.51
10.001 - 10.250	9	5,733,757.63	2.95
10.251 - 10.500	16	9,464,555.06	4.87
10.501 - 10.750	28	17,956,571.95	9.24
10.751 - 11.000	45	26,666,950.47	13.72
11.001 - 11.250	54	29,450,603.09	15.15
11.251 - 11.500	65	31,866,302.53	16.39
11.501 - 11.750	58	31,536,438.84	16.22
11.751 - 12.000	4	1,444,685.08	0.74
12.001 - 12.250	1	452,000.00	0.23
12.251 - 12.500	6	2,430,767.84	1.25
12.501 - 12.750	3	970,269.56	0.50
Total	348	$194,377,466.48	100.00%
__________
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 10.816% per annum.

Next Rate Adjustment Date(1) - Pool 1

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
December 2010	1	$ 1,054,113.95	0.54%
January 2011	4	3,367,662.09	1.73
February 2011	8	5,129,443.19	2.64
March 2011	2	2,311,530.35	1.19
April 2011	3	2,475,770.55	1.27
May 2011	9	5,472,854.89	2.82
June 2011	24	15,753,401.75	8.10
July 2011	5	2,119,601.45	1.09
August 2011	23	10,593,752.70	5.45
September 2011	13	7,413,310.48	3.81
October 2011	30	17,470,445.64	8.99
November 2011	37	23,067,000.27	11.87
December 2011	53	26,962,648.76	13.87
January 2012	38	16,790,468.99	8.64
February 2012	44	20,064,932.23	10.32
March 2012	37	22,288,195.59	11.47
April 2012	17	12,042,333.60	6.20
Total	348	$194,377,466.48	100.00%
__________
(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 1 is expected to be approximately 55 months.

POOL 2 MORTGAGE LOAN STATISTICS

Cut-off Date Stated Principal Balance(1) - Pool 2

Range of Cut-Off Date Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
0.01 - 100,000.00	5	$ 450,494.23	0.25%
100,000.01 - 200,000.00	24	3,783,566.27	2.10
200,000.01 - 300,000.00	28	7,137,979.84	3.97
300,000.01 - 400,000.00	18	6,314,560.46	3.51
400,000.01 - 500,000.00	69	32,041,647.02	17.80
500,000.01 - 600,000.00	66	36,403,330.64	20.22
600,000.01 - 700,000.00	50	32,784,651.17	18.21
700,000.01 - 800,000.00	28	21,102,835.95	11.72
800,000.01 - 900,000.00	10	8,434,740.27	4.69
900,000.01 - 1,000,000.00	9	8,709,570.93	4.84
1,000,000.01 - 1,100,000.00	1	1,050,000.00	0.58
1,100,000.01 - 1,200,000.00	1	1,108,597.86	0.62
1,200,000.01 - 1,300,000.00	5	6,246,217.83	3.47
1,400,000.01 - 1,500,000.00	3	4,468,228.26	2.48
1,500,000.01 - 2,000,000.00	2	3,310,206.47	1.84
2,000,000.01 - 2,500,000.00	3	6,673,752.67	3.71
Total	322	$180,020,379.87	100.00%
__________
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 2 is expected to be approximately $559,069.

Current Mortgage Rates(1) - Pool 2

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.251 - 4.500	1	$ 1,000,000.00	0.56%
4.501 - 4.750	1	2,300,000.00	1.28
4.751 - 5.000	7	4,209,883.19	2.34
5.001 - 5.250	9	5,062,023.21	2.81
5.251 - 5.500	12	6,444,399.24	3.58
5.501 - 5.750	25	14,168,876.21	7.87
5.751 - 6.000	49	29,818,049.08	16.56
6.001 - 6.250	76	44,859,429.49	24.92
6.251 - 6.500	98	52,992,361.05	29.44
6.501 - 6.750	38	15,629,145.02	8.68
6.751 - 7.000	5	3,388,293.38	1.88
7.001 - 7.250	1	147,920.00	0.08
Total	322	$180,020,379.87	100.00%
__________
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 2 is expected to be approximately 6.111% per annum.

Remaining Term to Maturity(1) - Pool 2

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
341 - 345	2	$ 985,005.74	0.55%
346 - 350	13	6,419,144.80	3.57
351 - 355	35	14,702,800.93	8.17
356 - 360	272	157,913,428.40	87.72
Total	322	$180,020,379.87	100.00%
__________
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 2 is expected to be approximately 357 months.

Original Loan-To-Value Ratios(1) - Pool 2

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.01 - 20.00	1	$ 250,000.00	0.14%
20.01 - 30.00	5	2,347,000.00	1.30
30.01 - 40.00	8	3,658,431.40	2.03
40.01 - 50.00	17	10,417,549.14	5.79
50.01 - 60.00	22	17,680,223.19	9.82
60.01 - 70.00	46	31,479,314.77	17.49
70.01 - 75.00	26	15,562,647.10	8.64
75.01 - 80.00	179	91,428,696.16	50.79
80.01 - 85.00	1	2,022,000.00	1.12
85.01 - 90.00	4	1,208,800.00	0.67
90.01 - 95.00	1	266,950.00	0.15
95.01 - 100.00	12	3,698,768.11	2.05
Total	322	$180,020,379.87	100.00%
__________
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 2 is expected to be approximately 71.28%.

Original Effective LTV(1) - Pool 2

Range of Original Effective Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.01 - 20.00	1	$ 250,000.00	0.14%
20.01 - 30.00	5	2,347,000.00	1.30
30.01 - 40.00	8	3,658,431.40	2.03
40.01 - 50.00	18	10,698,462.87	5.94
50.01 - 60.00	22	17,680,223.19	9.82
60.01 - 70.00	63	39,076,141.06	21.71
70.01 - 75.00	26	15,562,647.10	8.64
75.01 - 80.00	177	90,342,174.25	50.18
85.01 - 90.00	2	405,300.00	0.23
Total	322	$180,020,379.87	100.00%
__________
(1) As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in Pool 2 is expected to be approximately 70.27%.

Credit Scores(1) - Pool 2

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
621 - 640	1	$ 317,525.74	0.18%
641 - 660	5	2,314,674.22	1.29
661 - 680	38	22,367,065.61	12.42
681 - 700	37	19,258,003.14	10.70
701 - 720	43	21,564,928.72	11.98
721 - 740	46	24,354,000.40	13.53
741 - 760	34	21,216,917.87	11.79
761 - 780	59	31,095,540.91	17.27
781 - 800	43	28,535,897.64	15.85
801 - 820	16	8,995,825.62	5.00
Total	322	$180,020,379.87	100.00%
__________

(1)

As of the Cut-off Date, the weighted average Credit Score of the Mortgage Loans in Pool 2  that have available Credit Scores is expected to be approximately 739.  See "Description of the Mortgage Pools - The Mortgage Loans" herein.

Geographic Distribution of Mortgaged Properties(1) - Pool 2

Geographic Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	97	$ 60,352,921.09	33.53%
New Jersey	23	13,976,744.29	7.76
Florida	25	12,948,805.45	7.19
New York	18	10,098,869.39	5.61
Virginia	16	8,155,378.61	4.53
Washington	11	7,849,162.00	4.36
Georgia	13	7,050,819.62	3.92
Colorado	9	5,717,647.20	3.18
Maryland	11	5,329,860.15	2.96
Nevada	6	4,403,655.47	2.45
Arizona	7	3,633,858.62	2.02
Michigan	8	3,558,778.04	1.98
Hawaii	3	3,333,600.00	1.85
Connecticut	6	3,235,557.74	1.80
District of Columbia	5	3,137,808.45	1.74
North Carolina	7	3,067,111.75	1.70
South Carolina	5	2,795,630.06	1.55
Massachusetts	3	2,472,044.00	1.37
Oregon	5	2,367,986.74	1.32
Illinois	5	2,331,521.76	1.30
Minnesota	6	1,933,816.29	1.07
Pennsylvania	6	1,808,872.08	1.00
Utah	2	1,739,043.38	0.97
Ohio	4	1,665,019.72	0.92
Tennessee	3	1,246,015.56	0.69
Texas	4	846,913.73	0.47
Alabama	2	735,974.22	0.41
Vermont	2	624,100.00	0.35
New Hampshire	1	592,000.00	0.33
Iowa	1	581,584.46	0.32
Idaho	1	553,000.00	0.31
North Dakota	1	499,502.25	0.28
Arkansas	1	341,228.00	0.19
South Dakota	1	275,000.00	0.15
Indiana	2	270,865.53	0.15
Missouri	1	251,200.00	0.14
Wisconsin	1	238,484.22	0.13
Total	322	$180,020,379.87	100.00%
__________
(1) As of the Cut-off Date, no more than approximately 1.63% of the Pool 2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Occupancy Type(1) - Pool 2

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	277	$ 157,088,451.39	87.26%
Secondary	24	14,402,242.38	8.00
Investment	21	8,529,686.10	4.74
Total	322	$180,020,379.87	100.00%
__________
(1) Based upon representations of the related borrowers at the time of origination.

Property Type - Pool 2

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	217	$ 127,576,031.04	70.87%
Condominium	55	26,798,511.59	14.89
Planned Unit Development	40	20,242,444.42	11.24
2-4 Family	6	3,225,322.53	1.79
Co-operative Unit	4	2,178,070.29	1.21
Total	322	$180,020,379.87	100.00%

Loan Purpose - Pool 2

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Purchase	157	$ 86,230,122.09	47.90%
Rate / Term Refi	74	45,588,876.43	25.32
Cash-out	83	44,544,095.83	24.74
Construction to Perm	8	3,657,285.52	2.03
Total	322	$180,020,379.87	100.00%

Loan Documentation - Pool 2

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Full	204	$ 110,708,582.87	61.50%
Full Asset/Stated Income	70	43,570,209.55	24.20
Stated Income/Stated Asset	18	10,156,632.58	5.64
Full Asset/No Income	9	5,761,000.00	3.20
Alternative	6	3,032,641.04	1.68
Stated Documentation	6	2,792,779.38	1.55
No Income Verifier	4	1,742,527.60	0.97
Reduced	3	1,302,347.08	0.72
Simply Signature	2	953,659.77	0.53
Total	322	$180,020,379.87	100.00%

Margin(1) - Pool 2

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.000	2	$2,233,228.26	1.24%
2.250	209	110,063,751.73	61.14
2.500	12	4,435,367.23	2.46
2.750	99	63,288,032.65	35.16
Total	322	$180,020,379.87	100.00%
__________
(1) As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 2 is expected to be approximately 2.429%.

Maximum Mortgage Rate(1) - Pool 2

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
9.251 - 9.500	1	$ 1,000,000.00	0.56%
9.501 - 9.750	1	2,300,000.00	1.28
9.751 - 10.000	7	4,209,883.19	2.34
10.001 - 10.250	9	5,062,023.21	2.81
10.251 - 10.500	12	6,444,399.24	3.58
10.501 - 10.750	25	14,168,876.21	7.87
10.751 - 11.000	46	28,390,143.34	15.77
11.001 - 11.250	73	44,350,795.65	24.64
11.251 - 11.500	93	51,798,361.05	28.77
11.501 - 11.750	37	15,354,317.37	8.53
11.751 - 12.000	8	4,816,199.12	2.68
12.001 - 12.250	4	656,553.84	0.36
12.251 - 12.500	5	1,194,000.00	0.66
12.501 - 12.750	1	274,827.65	0.15
Total	322	$180,020,379.87	100.00%
__________
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 2 is expected to be approximately 11.130% per annum.

Next Rate Adjustment Date(1) - Pool 2

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
November 2012	2	$ 985,005.74	0.55%
February 2013	2	830,000.00	0.46
March 2013	2	1,265,000.00	0.70
April 2013	2	348,633.86	0.19
May 2013	2	1,298,914.75	0.72
June 2013	5	2,676,596.19	1.49
August 2013	3	859,865.81	0.48
September 2013	5	3,776,035.06	2.10
October 2013	9	3,940,290.67	2.19
November 2013	18	6,126,609.39	3.40
December 2013	26	11,047,228.77	6.14
January 2014	47	26,524,227.58	14.73
February 2014	107	64,676,470.48	35.93
March 2014	85	52,339,949.57	29.07
April 2014	7	3,325,552.00	1.85
Total	322	$180,020,379.87	100.00%
__________
(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 2 is expected to be approximately 81 months.

POOL 3 MORTGAGE LOAN STATISTICS

Cut-off Date Stated Principal Balance(1) - Pool 3

Range of Cut-Off Date Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
0.01 - 100,000.00	8	$ 684,824.93	0.20%
100,000.01 - 200,000.00	26	4,344,321.61	1.26
200,000.01 - 300,000.00	35	8,734,702.14	2.53
300,000.01 - 400,000.00	24	8,435,767.95	2.44
400,000.01 - 500,000.00	108	50,012,479.88	14.47
500,000.01 - 600,000.00	102	55,950,124.95	16.19
600,000.01 - 700,000.00	71	46,871,507.13	13.56
700,000.01 - 800,000.00	27	20,154,534.10	5.83
800,000.01 - 900,000.00	22	18,635,457.71	5.39
900,000.01 - 1,000,000.00	29	28,443,312.41	8.23
1,000,000.01 - 1,100,000.00	27	29,105,948.61	8.42
1,100,000.01 - 1,200,000.00	9	10,687,017.77	3.09
1,200,000.01 - 1,300,000.00	8	10,090,336.64	2.92
1,300,000.01 - 1,400,000.00	11	14,954,599.69	4.33
1,400,000.01 - 1,500,000.00	12	17,583,832.62	5.09
1,500,000.01 - 2,000,000.00	7	12,327,189.86	3.57
2,500,000.01 - 3,000,000.00	3	8,640,000.00	2.50
Total	529	$345,655,958.00	100.00%
__________
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 3 is expected to be approximately $653,413.

Current Mortgage Rates(1) - Pool 3

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.751 - 5.000	5	$ 2,422,050.00	0.70%
5.251 - 5.500	16	11,769,251.94	3.40
5.501 - 5.750	24	16,150,970.84	4.67
5.751 - 6.000	58	42,121,954.40	12.19
6.001 - 6.250	115	85,634,663.11	24.77
6.251 - 6.500	174	113,599,729.04	32.86
6.501 - 6.750	103	57,412,369.08	16.61
6.751 - 7.000	20	10,204,933.43	2.95
7.001 - 7.250	13	6,114,036.16	1.77
7.251 - 7.500	1	226,000.00	0.07
Total	529	$345,655,958.00	100.00%
__________
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 3 is expected to be approximately 6.302% per annum.

Remaining Term to Maturity(1) - Pool 3

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
346 - 350	6	$ 3,619,683.16	1.05%
351 - 355	27	15,392,059.79	4.45
356 - 360	496	326,644,215.05	94.50
Total	529	$345,655,958.00	100.00%
__________
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 3 is expected to be approximately 358 months.

Original Loan-To-Value Ratios(1) - Pool 3

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.01 - 20.00	4	$ 2,186,497.77	0.63%
20.01 - 30.00	5	3,749,222.45	1.08
30.01 - 40.00	12	11,535,223.37	3.34
40.01 - 50.00	25	22,001,772.73	6.37
50.01 - 60.00	46	35,435,505.19	10.25
60.01 - 70.00	70	59,432,223.05	17.19
70.01 - 75.00	54	39,292,896.04	11.37
75.01 - 80.00	280	157,478,777.94	45.56
80.01 - 85.00	2	658,957.33	0.19
85.01 - 90.00	3	748,209.71	0.22
90.01 - 95.00	6	1,823,344.96	0.53
95.01 - 100.00	22	11,313,327.46	3.27
Total	529	$345,655,958.00	100.00%
__________
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 3 is expected to be approximately 70.37%.

Original Effective LTV(1) – Pool 3

Range of Original Effective Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.01 - 20.00	4	$ 2,186,497.77	0.63%
20.01 - 30.00	5	3,749,222.45	1.08
30.01 - 40.00	12	11,535,223.37	3.34
40.01 - 50.00	27	22,386,769.73	6.48
50.01 - 60.00	47	35,642,505.19	10.31
60.01 - 70.00	95	73,389,404.35	21.23
70.01 - 75.00	54	39,292,896.04	11.37
75.01 - 80.00	277	155,018,927.10	44.85
80.01 - 85.00	2	658,957.33	0.19
85.01 - 90.00	3	748,209.71	0.22
90.01 - 95.00	3	1,047,344.96	0.30
Total	529	$345,655,958.00	100.00%
__________
(1) As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in Pool 3 is expected to be approximately 69.27%.

Credit Scores(1) - Pool 3

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Not Available	3	$ 848,000.00	0.25%
621 - 640	3	1,887,247.00	0.55
641 - 660	10	7,442,716.59	2.15
661 - 680	16	9,329,458.84	2.70
681 - 700	48	31,775,173.44	9.19
701 - 720	67	42,841,475.36	12.39
721 - 740	92	57,306,463.75	16.58
741 - 760	85	54,719,550.97	15.83
761 - 780	82	58,969,188.56	17.06
781 - 800	88	60,161,841.66	17.41
801 - 820	35	20,374,841.83	5.89
Total	529	$345,655,958.00	100.00%
__________

(1)

As of the Cut-off Date, the weighted average Credit Score of the Mortgage Loans in Pool 3  that have available Credit Scores is expected to be approximately 745. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

Geographic Distribution of Mortgaged Properties(1) - Pool 3

Geographic Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	218	$ 148,923,176.72	43.08%
New York	55	41,988,297.20	12.15
Florida	54	34,667,699.45	10.03
Texas	25	16,876,562.58	4.88
New Jersey	17	12,634,369.65	3.66
Arizona	19	11,818,793.96	3.42
Connecticut	8	10,401,691.52	3.01
Colorado	13	7,915,050.20	2.29
Massachusetts	8	7,592,478.31	2.20
Virginia	14	6,903,294.22	2.00
Illinois	13	6,691,479.95	1.94
Georgia	11	5,953,363.40	1.72
Michigan	10	4,440,246.63	1.28
District of Columbia	4	2,784,600.00	0.81
Maryland	4	2,530,400.00	0.73
South Carolina	4	2,496,452.54	0.72
Pennsylvania	6	2,160,650.47	0.63
Utah	2	2,100,000.00	0.61
Indiana	2	1,980,000.00	0.57
Delaware	2	1,820,000.00	0.53
North Carolina	5	1,654,500.00	0.48
Washington	4	1,527,801.28	0.44
Oregon	3	1,500,116.00	0.43
Minnesota	3	1,237,953.67	0.36
Ohio	6	916,099.80	0.27
Nevada	2	899,002.00	0.26
New Mexico	2	823,250.00	0.24
New Hampshire	1	680,000.00	0.20
Alabama	1	550,000.00	0.16
Louisiana	1	461,000.00	0.13
Iowa	1	419,971.25	0.12
Kansas	1	386,095.00	0.11
Oklahoma	2	362,029.39	0.10
Vermont	1	341,000.00	0.10
Tennessee	1	305,311.36	0.09
Missouri	1	206,400.00	0.06
Hawaii	1	200,000.00	0.06
Wyoming	1	200,000.00	0.06
West Virginia	1	126,821.45	0.04
Kentucky	1	100,000.00	0.03
Arkansas	1	80,000.00	0.02
Total	529	$345,655,958.00	100.00%
__________
(1) As of the Cut-off Date, no more than approximately 1.01% of the Pool 3 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Occupancy Type(1) - Pool 3

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	465	$ 306,912,640.44	88.79%
Secondary	51	35,515,782.07	10.27
Investment	13	3,227,535.49	0.93
Total	529	$345,655,958.00	100.00%
__________
(1) Based upon representations of the related borrowers at the time of origination.

Property Type - Pool 3

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	292	$ 200,240,125.05	57.93%
Planned Unit Development	123	79,164,895.79	22.90
Condominium	94	53,348,098.26	15.43
Co-operative Unit	17	11,202,038.90	3.24
2-4 Family	3	1,700,800.00	0.49
Total	529	$345,655,958.00	100.00%

Loan Purpose - Pool 3

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Purchase	298	$ 192,532,739.90	55.70%
Cash-out	118	77,033,489.72	22.29
Rate / Term Refi	98	68,421,974.40	19.79
Construction to Perm	15	7,667,753.98	2.22
Total	529	$345,655,958.00	100.00%

Loan Documentation - Pool 3

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Simply Signature	242	$ 151,949,339.50	43.96%
Full	228	151,050,763.29	43.70
No Income Verifier	23	19,280,563.47	5.58
Full Asset/No Income	13	9,418,791.62	2.72
Alternative	13	7,879,318.78	2.28
Full Asset/Stated Income	4	2,681,790.75	0.78
Limited	2	1,450,000.00	0.42
Streamlined	1	1,264,969.97	0.37
Automated Underwriting System	2	428,437.33	0.12
Stated Income/Stated Asset	1	251,983.29	0.07
Total	529	$345,655,958.00	100.00%

Margin(1) - Pool 3

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.000	10	$ 6,325,325.37	1.83%
2.250	473	274,970,752.41	79.55
2.500	40	59,709,421.79	17.27
2.750	6	4,650,458.43	1.35
Total	529	$345,655,958.00	100.00%
__________
(1) As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 3 is expected to be approximately 2.295%.

Maximum Mortgage Rate(1) - Pool 3

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
9.751 - 10.000	5	$ 2,422,050.00	0.70%
10.251 - 10.500	16	11,769,251.94	3.40
10.501 - 10.750	24	16,150,970.84	4.67
10.751 - 11.000	58	42,121,954.40	12.19
11.001 - 11.250	115	85,634,663.11	24.77
11.251 - 11.500	174	113,599,729.04	32.86
11.501 - 11.750	103	57,412,369.08	16.61
11.751 - 12.000	20	10,204,933.43	2.95
12.001 - 12.250	13	6,114,036.16	1.77
12.251 - 12.500	1	226,000.00	0.07
Total	529	$345,655,958.00	100.00%
__________
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 3 is expected to be approximately 11.302% per annum.

Next Rate Adjustment Date(1) - Pool 3

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
April 2016	5	$ 2,281,250.75	0.66%
June 2016	1	1,338,432.41	0.39
July 2016	1	370,010.25	0.11
August 2016	4	2,100,887.34	0.61
September 2016	5	2,976,178.26	0.86
November 2016	17	9,944,983.94	2.88
December 2016	29	13,067,910.86	3.78
January 2017	71	40,245,954.47	11.64
February 2017	80	51,239,820.65	14.82
March 2017	205	139,522,943.45	40.36
April 2017	111	82,567,585.62	23.89
Total	529	$345,655,958.00	100.00%
__________
(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 3 is expected to be approximately 118 months.

ANNEX B-1:
ASSUMED MORTGAGE LOAN CHARACTERISTICS

Mortgage Pool	Index	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Original Interest only Term (Months)	Margin (%)	Maximum Mortgage Rate (%)	Months to Next Rate Adjustment Date	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Step-Up (%) (1)
POOL 1	1 YEAR CMT	167,299.69	5.875000	5.614000	360	350	N/A	2.750	11.875	50	6.000	2.000	N/A
POOL 1	6 MONTH LIBOR	125,688.12	6.375000	6.114000	360	354	N/A	2.250	11.375	54	5.000	1.000	N/A
POOL 1	6 MONTH LIBOR	548,644.71	4.875000	4.614000	360	358	N/A	2.250	9.875	58	5.000	1.000	N/A
POOL 1	6 MONTH LIBOR	1,499,798.41	5.166245	4.905245	360	359	N/A	2.250	10.166	59	5.000	1.000	N/A
POOL 1	1 YEAR LIBOR	4,213,531.92	5.694042	5.433042	360	346	N/A	2.250	10.694	46	5.000	2.000	N/A
POOL 1	1 YEAR LIBOR	2,240,467.88	5.760831	5.499831	360	348	N/A	2.409	10.761	48	5.000	2.000	N/A
POOL 1	1 YEAR LIBOR	2,733,330.25	6.137543	5.876543	360	350	N/A	2.386	11.138	50	5.000	2.000	N/A
POOL 1	1 YEAR LIBOR	372,280.90	5.602584	5.341584	360	351	N/A	2.250	10.603	51	5.000	2.000	N/A
POOL 1	1 YEAR LIBOR	1,440,402.82	4.773723	4.512723	360	352	N/A	2.250	10.627	52	3.762	2.000	0.125
POOL 1	1 YEAR LIBOR	2,666,001.03	6.167468	5.906468	360	354	N/A	2.250	11.167	54	5.000	2.000	N/A
POOL 1	1 YEAR LIBOR	8,272,841.68	6.071001	5.810001	360	356	N/A	2.294	11.071	56	5.000	2.000	N/A
POOL 1	1 YEAR LIBOR	4,152,056.98	5.896504	5.635504	360	358	N/A	2.250	10.897	58	5.000	2.000	N/A
POOL 1	1 YEAR LIBOR	1,180,827.51	6.029849	5.643849	360	359	N/A	2.250	11.030	59	5.000	2.000	N/A
POOL 1	1 YEAR CMT	380,000.00	6.375000	6.114000	360	353	60	2.750	11.375	53	5.000	2.000	N/A
POOL 1	1 YEAR LIBOR	1,054,113.95	5.125000	4.864000	360	344	60	2.250	10.125	44	5.000	2.000	N/A
POOL 1	1 YEAR LIBOR	4,283,573.36	5.815339	5.554339	360	346	60	2.323	10.815	46	5.000	2.000	N/A
POOL 1	1 YEAR LIBOR	1,500,000.00	5.875000	5.614000	360	347	60	2.500	10.875	47	5.000	2.000	N/A
POOL 1	1 YEAR LIBOR	476,427.46	5.875000	5.614000	360	350	60	2.250	10.875	50	5.000	2.000	N/A
POOL 1	1 YEAR LIBOR	503,199.88	5.875000	5.614000	360	351	60	2.250	10.875	51	5.000	2.000	0.125
POOL 1	1 YEAR LIBOR	915,300.00	6.707459	6.446459	360	353	60	2.250	11.707	53	5.000	2.000	N/A
POOL 1	1 YEAR LIBOR	1,675,000.00	6.348881	6.087881	360	356	60	2.250	11.349	56	5.000	2.000	N/A
POOL 1	1 YEAR LIBOR	4,238,736.73	6.128795	5.800480	360	357	60	2.250	11.129	57	5.000	2.000	N/A
POOL 1	1 YEAR LIBOR	705,000.00	6.375000	5.989000	360	360	60	2.250	11.375	60	5.000	2.000	N/A
POOL 1	6 MONTH LIBOR	700,000.00	6.500000	6.239000	360	354	120	2.250	11.500	54	5.000	1.000	N/A
POOL 1	6 MONTH LIBOR	1,181,407.60	5.975477	5.714477	360	356	120	2.250	11.589	56	5.614	1.787	N/A
POOL 1	6 MONTH LIBOR	15,291,846.78	5.668486	5.407486	360	358	120	2.250	10.714	58	5.046	1.227	N/A
POOL 1	6 MONTH LIBOR	9,227,150.00	5.528419	5.267419	360	359	120	2.250	10.528	59	5.000	1.000	N/A
POOL 1	1 YEAR LIBOR	1,046,833.02	6.237840	5.976840	360	348	120	2.363	11.689	48	3.646	2.000	N/A
POOL 1	1 YEAR LIBOR	17,849,199.24	6.426375	6.165375	360	350	120	2.287	11.450	50	5.024	2.000	N/A
POOL 1	1 YEAR LIBOR	9,813,518.01	6.464035	6.193036	360	352	120	2.280	11.620	52	4.825	2.000	N/A
POOL 1	1 YEAR LIBOR	583,952.54	6.375000	6.114000	360	352	120	2.250	11.375	52	5.000	2.000	0.125
POOL 1	1 YEAR LIBOR	20,096,766.97	5.375996	5.114996	360	354	120	2.255	10.397	54	5.021	2.000	N/A
POOL 1	1 YEAR LIBOR	38,900,399.75	5.359628	5.093396	360	356	120	2.259	10.366	56	5.007	2.000	N/A
POOL 1	1 YEAR LIBOR	12,624,116.02	5.543725	5.257933	360	357	120	2.250	10.544	57	5.000	2.000	N/A
POOL 1	1 YEAR LIBOR	21,717,753.27	6.112240	5.740422	360	360	120	2.250	11.112	60	5.000	2.000	N/A
POOL 2	1 YEAR CMT	581,584.46	6.250000	5.989000	360	356	N/A	2.750	11.250	80	5.000	2.000	N/A
POOL 2	1 YEAR CMT	3,568,650.13	5.776933	5.515933	360	358	N/A	2.750	10.777	82	5.000	2.000	N/A
POOL 2	1 YEAR CMT	2,769,121.48	5.973578	5.712578	360	359	N/A	2.750	10.974	83	5.000	2.000	N/A
POOL 2	6 MONTH LIBOR	2,498,411.85	6.145228	5.884228	360	357	N/A	2.103	11.145	81	5.000	1.000	N/A
POOL 2	6 MONTH LIBOR	2,028,796.54	5.573006	5.312006	360	359	N/A	2.250	10.573	83	5.000	1.000	N/A
POOL 2	1 YEAR LIBOR	742,521.91	6.290000	6.029000	360	350	N/A	2.250	11.290	74	5.000	2.000	N/A
POOL 2	1 YEAR LIBOR	643,865.81	6.500000	6.239000	360	352	N/A	2.250	11.500	76	5.000	2.000	N/A
POOL 2	1 YEAR LIBOR	1,720,206.47	6.375000	6.114000	360	354	N/A	2.250	11.375	78	5.000	2.000	N/A
POOL 2	1 YEAR LIBOR	497,659.77	6.375000	6.114000	360	355	N/A	2.250	11.375	79	5.000	2.000	N/A
POOL 2	1 YEAR LIBOR	121,265.53	6.750000	6.489000	360	357	N/A	2.250	11.750	81	5.000	2.000	N/A
POOL 2	1 YEAR LIBOR	484,516.71	5.995000	5.734000	360	359	N/A	2.250	10.995	83	5.000	2.000	N/A
Mortgage Pool	Index	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Original Interest only Term (Months)	Margin (%)	Maximum Mortgage Rate (%)	Months to Next Rate Adjustment Date	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Step-Up (%) (1)
POOL 2	1 YEAR LIBOR	311,075.75	6.000000	5.739000	360	350	60	2.250	11.000	74	5.000	2.000	N/A
POOL 2	1 YEAR CMT	1,000,000.00	6.250000	5.989000	360	353	84	2.750	11.250	77	5.000	2.000	N/A
POOL 2	1 YEAR CMT	4,019,640.11	5.385328	5.124328	360	356	84	2.750	10.385	80	5.000	2.000	N/A
POOL 2	1 YEAR CMT	21,986,285.35	6.179620	5.918620	360	358	84	2.750	11.180	82	5.000	2.000	N/A
POOL 2	1 YEAR CMT	8,591,586.00	5.977444	5.716444	360	359	84	2.750	10.977	83	5.000	2.000	N/A
POOL 2	6 MONTH LIBOR	765,000.00	6.000000	5.614000	360	347	84	2.000	11.000	71	5.000	1.000	N/A
POOL 2	6 MONTH LIBOR	194,000.00	6.500000	6.239000	360	354	84	2.250	11.500	78	5.000	1.000	N/A
POOL 2	1 YEAR LIBOR	548,305.74	5.875000	5.614000	360	343	84	2.500	11.875	67	6.000	2.000	N/A
POOL 2	1 YEAR LIBOR	500,000.00	6.375000	6.114000	360	347	84	2.250	11.375	71	5.000	2.000	N/A
POOL 2	1 YEAR LIBOR	669,998.53	6.125000	5.739000	360	350	84	2.250	11.125	74	5.000	2.000	N/A
POOL 2	1 YEAR LIBOR	1,575,910.52	6.202553	5.941553	360	355	84	2.250	11.203	79	5.000	2.000	N/A
POOL 2	1 YEAR LIBOR	12,236,171.95	6.307962	6.046962	360	358	84	2.250	11.308	82	5.000	2.000	N/A
POOL 2	1 YEAR LIBOR	2,986,125.00	6.302269	6.041269	360	359	84	2.250	11.302	83	5.000	2.000	N/A
POOL 2	1 YEAR CMT	683,000.00	6.375000	6.114000	360	350	120	2.750	11.375	74	5.000	2.000	N/A
POOL 2	1 YEAR CMT	945,091.68	6.125000	5.864000	360	353	120	2.750	11.125	77	5.000	2.000	N/A
POOL 2	1 YEAR CMT	497,000.00	6.625000	6.364000	360	355	120	2.750	11.625	79	5.000	2.000	N/A
POOL 2	1 YEAR CMT	16,546,433.44	6.111143	5.850143	360	358	120	2.750	11.111	82	5.000	2.000	N/A
POOL 2	1 YEAR CMT	2,099,640.00	5.977739	5.716739	360	359	120	2.750	10.978	83	5.000	2.000	N/A
POOL 2	6 MONTH LIBOR	1,316,384.22	6.182788	5.921788	360	354	120	2.250	11.183	78	5.000	1.190	N/A
POOL 2	6 MONTH LIBOR	2,044,232.54	5.941604	5.680604	360	355	120	2.250	10.942	79	5.000	1.230	N/A
POOL 2	6 MONTH LIBOR	21,896,918.17	5.770954	5.509954	360	358	120	2.250	10.771	82	5.000	1.028	N/A
POOL 2	6 MONTH LIBOR	13,360,382.81	5.924901	5.663901	360	359	120	2.250	10.925	83	5.000	1.000	N/A
POOL 2	1 YEAR LIBOR	436,700.00	5.625000	5.364000	360	343	120	2.250	10.625	67	5.000	2.000	N/A
POOL 2	1 YEAR LIBOR	830,000.00	5.947289	5.686289	360	346	120	2.500	11.947	70	2.000	2.000	N/A
POOL 2	1 YEAR LIBOR	348,633.86	6.321708	6.060708	360	348	120	2.500	12.322	72	2.000	2.000	N/A
POOL 2	1 YEAR LIBOR	1,568,914.75	6.470527	6.209527	360	349	120	2.250	11.643	73	4.484	2.000	N/A
POOL 2	1 YEAR LIBOR	216,000.00	6.500000	6.239000	360	352	120	2.500	12.500	76	2.000	2.000	N/A
POOL 2	1 YEAR LIBOR	2,540,643.36	6.427515	6.166515	360	353	120	2.449	11.712	77	4.797	2.000	N/A
POOL 2	1 YEAR LIBOR	7,957,810.76	6.432398	6.154181	360	356	120	2.265	11.492	80	4.823	2.000	N/A
POOL 2	1 YEAR LIBOR	12,346,561.64	6.185854	5.921006	360	358	120	2.250	11.186	82	5.000	2.000	N/A
POOL 2	1 YEAR LIBOR	23,345,333.03	6.379059	6.107280	360	359	120	2.250	11.379	83	5.000	2.000	N/A
POOL 3	1 YEAR LIBOR	1,160,787.34	5.568824	5.307824	360	352	N/A	2.250	10.569	112	5.000	2.000	N/A
POOL 3	1 YEAR LIBOR	1,714,925.26	5.965874	5.704874	360	353	N/A	2.250	10.966	113	5.000	2.000	N/A
POOL 3	1 YEAR LIBOR	3,309,545.91	6.411657	6.150657	360	355	N/A	2.344	11.412	115	5.000	2.000	N/A
POOL 3	1 YEAR LIBOR	12,898,002.35	6.135475	5.874475	360	358	N/A	2.310	11.135	118	5.000	2.000	N/A
POOL 3	1 YEAR LIBOR	31,048,621.96	6.259231	5.998231	360	359	N/A	2.320	11.259	119	5.000	2.000	N/A
POOL 3	6 MONTH LIBOR	1,338,432.41	6.510000	6.249000	360	350	120	2.000	11.510	110	5.000	1.000	N/A
POOL 3	6 MONTH LIBOR	528,000.00	7.080000	6.819000	360	352	120	2.000	12.080	112	5.000	1.000	N/A
POOL 3	6 MONTH LIBOR	675,077.56	6.664538	6.403538	360	355	120	2.000	11.665	115	5.000	1.000	N/A
POOL 3	6 MONTH LIBOR	3,783,815.40	6.784670	6.523670	360	358	120	2.000	11.785	118	5.000	1.000	N/A
POOL 3	1 YEAR LIBOR	2,281,250.75	5.976778	5.715778	360	348	120	2.250	10.977	108	5.000	2.000	N/A
POOL 3	1 YEAR LIBOR	782,110.25	6.651908	6.390908	360	352	120	2.513	11.652	112	5.000	2.000	N/A
POOL 3	1 YEAR LIBOR	1,261,253.00	6.797944	6.536944	360	353	120	2.250	11.798	113	5.000	2.000	N/A
POOL 3	1 YEAR LIBOR	19,028,271.33	6.355589	6.094589	360	356	120	2.323	11.356	116	5.000	2.000	N/A
POOL 3	1 YEAR LIBOR	74,803,957.37	6.257244	5.996244	360	358	120	2.304	11.257	118	5.000	2.000	N/A
POOL 3	1 YEAR LIBOR	191,041,907.11	6.322329	6.061329	360	359	120	2.294	11.322	119	5.000	2.000	N/A

(1) Percentage increase in servicing fee after the first rate adjustment date

Annex B-2: Principal Amount Decrement Tables

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

	Class 1-A-1 Certificates							Class 1-A-2 Certificates
Distribution Date	0%	10%	20%	25%	30%	40%	50%	0%	10%	20%	25%	30%	40%	50%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100	100	100
April 25, 2008………….	100	89	79	74	68	58	48	100	89	79	74	68	58	48
April 25, 2009………….	100	80	62	54	46	33	23	100	80	62	54	46	33	23
April 25, 2010………….	99	71	49	40	32	19	11	99	71	49	40	32	19	11
April 25, 2011………….	99	63	39	30	22	12	5	99	63	39	30	22	12	5
April 25, 2012………….	99	56	31	22	15	7	3	99	56	31	22	15	7	3
April 25, 2013………….	98	50	25	17	11	4	1	98	50	25	17	11	4	1
April 25, 2014………….	98	45	20	12	8	2	1	98	45	20	12	8	2	1
April 25, 2015………….	98	40	16	9	5	1	*	98	40	16	9	5	1	*
April 25, 2016………….	97	36	12	7	4	1	*	97	36	12	7	4	1	*
April 25, 2017………….	96	32	10	5	3	1	*	96	32	10	5	3	1	*
April 25, 2018………….	94	28	8	4	2	*	*	94	28	8	4	2	*	*
April 25, 2019………….	92	25	6	3	1	*	*	92	25	6	3	1	*	*
April 25, 2020………….	89	22	5	2	1	*	*	89	22	5	2	1	*	*
April 25, 2021………….	86	19	4	1	1	*	*	86	19	4	1	1	*	*
April 25, 2022………….	83	16	3	1	*	*	*	83	16	3	1	*	*	*
April 25, 2023………….	80	14	2	1	*	*	*	80	14	2	1	*	*	*
April 25, 2024………….	76	12	2	1	*	*	*	76	12	2	1	*	*	*
April 25, 2025………….	73	10	1	*	*	*	*	73	10	1	*	*	*	*
April 25, 2026………….	69	9	1	*	*	*	*	69	9	1	*	*	*	*
April 25, 2027………….	64	7	1	*	*	*	*	64	7	1	*	*	*	*
April 25, 2028………….	59	6	1	*	*	*	*	59	6	1	*	*	*	*
April 25, 2029………….	54	5	*	*	*	*	*	54	5	*	*	*	*	*
April 25, 2030………….	49	4	*	*	*	*	*	49	4	*	*	*	*	*
April 25, 2031………….	43	3	*	*	*	*	*	43	3	*	*	*	*	*
April 25, 2032………….	36	2	*	*	*	*	*	36	2	*	*	*	*	*
April 25, 2033………….	30	2	*	*	*	*	*	30	2	*	*	*	*	*
April 25, 2034………….	22	1	*	*	*	*	*	22	1	*	*	*	*	*
April 25, 2035………….	14	1	*	*	*	*	*	14	1	*	*	*	*	0
April 25, 2036………….	5	*	*	*	*	*	*	5	*	*	*	*	*	0
April 25, 2037………….	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	21.56	8.02	4.25	3.33	2.69	1.88	1.39	21.56	8.02	4.25	3.33	2.69	1.88	1.39
Weighted Average Life in Years to Optional Clean-up Call(1)	21.55	7.88	4.08	3.18	2.57	1.79	1.32	21.55	7.88	4.08	3.18	2.57	1.79	1.32
Weighted Average Life in Years to Maturity (2)	4.53	3.56	2.80	2.48	2.19	1.71	1.33	4.53	3.56	2.80	2.48	2.19	1.71	1.33

*Indicates a number that is greater than zero but less than 0.5%.

 (1) Assumes that the Optional Clean-up Call is exercised on the first possible Distribution Date.

 (2)  Assumes the related Mortgage Loans prepay at the percentages indicated in each column of the table above of CPB.

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

	Class 2-A-1 Certificates							Class 2-A-2 Certificates
Distribution Date	0%	10%	20%	25%	30%	40%	50%	0%	10%	20%	25%	30%	40%	50%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100	100	100
April 25, 2008………….	100	82	64	55	46	28	10	100	100	100	100	100	100	100
April 25, 2009………….	100	66	35	21	8	0	0	100	100	100	100	100	40	0
April 25, 2010………….	99	51	12	0	0	0	0	100	100	100	86	28	0	0
April 25, 2011………….	99	38	0	0	0	0	0	100	100	79	12	0	0	0
April 25, 2012………….	99	26	0	0	0	0	0	100	100	21	0	0	0	0
April 25, 2013………….	99	15	0	0	0	0	0	100	100	0	0	0	0	0
April 25, 2014………….	98	6	0	0	0	0	0	100	100	0	0	0	0	0
April 25, 2015………….	97	0	0	0	0	0	0	100	90	0	0	0	0	0
April 25, 2016………….	96	0	0	0	0	0	0	100	59	0	0	0	0	0
April 25, 2017………….	94	0	0	0	0	0	0	100	30	0	0	0	0	0
April 25, 2018………….	90	0	0	0	0	0	0	100	1	0	0	0	0	0
April 25, 2019………….	86	0	0	0	0	0	0	100	0	0	0	0	0	0
April 25, 2020………….	82	0	0	0	0	0	0	100	0	0	0	0	0	0
April 25, 2021………….	77	0	0	0	0	0	0	100	0	0	0	0	0	0
April 25, 2022………….	72	0	0	0	0	0	0	100	0	0	0	0	0	0
April 25, 2023………….	67	0	0	0	0	0	0	100	0	0	0	0	0	0
April 25, 2024………….	61	0	0	0	0	0	0	100	0	0	0	0	0	0
April 25, 2025………….	54	0	0	0	0	0	0	100	0	0	0	0	0	0
April 25, 2026………….	47	0	0	0	0	0	0	100	0	0	0	0	0	0
April 25, 2027………….	40	0	0	0	0	0	0	100	0	0	0	0	0	0
April 25, 2028………….	32	0	0	0	0	0	0	100	0	0	0	0	0	0
April 25, 2029………….	23	0	0	0	0	0	0	100	0	0	0	0	0	0
April 25, 2030………….	14	0	0	0	0	0	0	100	0	0	0	0	0	0
April 25, 2031………….	4	0	0	0	0	0	0	100	0	0	0	0	0	0
April 25, 2032………….	0	0	0	0	0	0	0	71	0	0	0	0	0	0
April 25, 2033………….	0	0	0	0	0	0	0	21	0	0	0	0	0	0
April 25, 2034………….	0	0	0	0	0	0	0	0	0	0	0	0	0	0
April 25, 2035………….	0	0	0	0	0	0	0	0	0	0	0	0	0	0
April 25, 2036………….	0	0	0	0	0	0	0	0	0	0	0	0	0	0
April 25, 2037………….	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	17.84	3.34	1.60	1.25	1.01	0.72	0.54	25.45	9.34	4.53	3.50	2.81	1.97	1.46
Weighted Average Life in Years to Optional Clean-up Call(1)	17.84	3.34	1.60	1.25	1.01	0.72	0.54	25.45	9.34	4.53	3.50	2.81	1.97	1.46
Weighted Average Life in Years to Maturity (2)	6.64	3.26	1.60	1.25	1.01	0.72	0.54	6.82	6.77	4.53	3.50	2.81	1.97	1.46

*Indicates a number that is greater than zero but less than 0.5%.

(1) Assumes that the Optional Clean-up Call is exercised on the first possible Distribution Date.

(2)  Assumes the related Mortgage Loans prepay at the percentages indicated in each column of the table above of CPB.

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

	Class 2-A-3, Class 2-A-3M, and Class 2-A-3L Certificates							Class 2-A-4 Certificates
Distribution Date	0%	10%	20%	25%	30%	40%	50%	0%	10%	20%	25%	30%	40%	50%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100	100	100
April 25, 2008………….	100	100	100	100	100	100	100	100	89	79	74	69	58	48
April 25, 2009………….	100	100	100	100	100	100	81	100	80	62	54	46	34	23
April 25, 2010………….	100	100	100	100	100	69	38	100	71	49	40	32	19	11
April 25, 2011………….	100	100	100	100	79	41	19	100	64	39	30	22	12	5
April 25, 2012………….	100	100	100	79	55	25	9	99	57	31	22	16	7	3
April 25, 2013………….	100	100	88	59	39	15	5	99	51	25	17	11	4	1
April 25, 2014………….	100	100	70	44	27	9	2	99	45	20	12	8	2	1
April 25, 2015………….	100	100	56	33	19	5	1	98	40	16	9	5	1	*
April 25, 2016………….	100	100	44	25	13	3	1	98	36	12	7	4	1	*
April 25, 2017………….	100	100	35	18	9	2	*	97	32	10	5	3	1	*
April 25, 2018………….	100	100	27	13	6	1	*	94	28	8	4	2	*	*
April 25, 2019………….	100	88	21	10	4	1	*	92	25	6	3	1	*	*
April 25, 2020………….	100	77	17	7	3	*	*	89	22	5	2	1	*	*
April 25, 2021………….	100	67	13	5	2	*	*	87	19	4	1	1	*	*
April 25, 2022………….	100	59	10	4	1	*	*	84	16	3	1	*	*	*
April 25, 2023………….	100	51	8	3	1	*	*	81	14	2	1	*	*	*
April 25, 2024………….	100	44	6	2	1	*	*	77	12	2	1	*	*	*
April 25, 2025………….	100	37	4	1	*	*	*	73	10	1	*	*	*	*
April 25, 2026………….	100	32	3	1	*	*	*	69	9	1	*	*	*	*
April 25, 2027………….	100	27	3	1	*	*	*	65	8	1	*	*	*	*
April 25, 2028………….	100	22	2	*	*	*	*	60	6	1	*	*	*	*
April 25, 2029………….	100	18	1	*	*	*	*	55	5	*	*	*	*	*
April 25, 2030………….	100	15	1	*	*	*	*	50	4	*	*	*	*	*
April 25, 2031………….	100	12	1	*	*	*	*	44	3	*	*	*	*	*
April 25, 2032………….	100	9	*	*	*	*	*	38	3	*	*	*	*	*
April 25, 2033………….	100	7	*	*	*	*	*	31	2	*	*	*	*	*
April 25, 2034………….	84	5	*	*	*	*	*	24	1	*	*	*	*	*
April 25, 2035………….	56	3	*	*	*	*	*	16	1	*	*	*	*	0
April 25, 2036………….	26	1	*	*	*	*	*	7	*	*	*	*	*	0
April 25, 2037………….	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	28.20	17.26	9.66	7.60	6.15	4.26	3.12	21.79	8.06	4.26	3.34	2.70	1.88	1.39
Weighted Average Life in Years to Optional Clean-up Call(1)	28.14	16.74	9.05	7.08	5.71	3.96	2.89	21.77	7.92	4.09	3.19	2.58	1.80	1.32
Weighted Average Life in Years to Maturity (2)	6.90	6.86	6.60	6.03	5.34	4.07	3.08	6.74	4.75	3.40	2.90	2.47	1.83	1.38

*Indicates a number that is greater than zero but less than 0.5%.

(1) Assumes that the Optional Clean-up Call is exercised on the first possible Distribution Date.

(2)  Assumes the related Mortgage Loans prepay at the percentages indicated in each column of the table above of CPB.

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

	Class 3-A-1, Class 3-A-2, and Class 3-A-2M Certificates							Class 3-A-3 Certificates
Distribution Date	0%	10%	20%	25%	30%	40%	50%	0%	10%	20%	25%	30%	40%	50%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100	100	100
April 25, 2008………….	100	89	79	74	68	58	48	100	89	79	74	68	58	48
April 25, 2009………….	100	80	62	54	46	34	23	100	80	62	54	46	34	23
April 25, 2010………….	99	71	49	40	32	19	11	99	71	49	40	32	19	11
April 25, 2011………….	99	64	39	30	22	12	5	99	64	39	30	22	12	5
April 25, 2012………….	99	57	31	22	16	7	3	99	57	31	22	16	7	3
April 25, 2013………….	99	50	25	17	11	4	1	99	50	25	17	11	4	1
April 25, 2014………….	99	45	20	12	8	2	1	99	45	20	12	8	2	1
April 25, 2015………….	98	40	16	9	5	1	*	98	40	16	9	5	1	*
April 25, 2016………….	98	36	13	7	4	1	*	98	36	13	7	4	1	*
April 25, 2017………….	97	32	10	5	3	1	*	97	32	10	5	3	1	*
April 25, 2018………….	95	28	8	4	2	*	*	95	28	8	4	2	*	*
April 25, 2019………….	93	25	6	3	1	*	*	93	25	6	3	1	*	*
April 25, 2020………….	90	22	5	2	1	*	*	90	22	5	2	1	*	*
April 25, 2021………….	88	19	4	1	1	*	*	88	19	4	1	1	*	*
April 25, 2022………….	85	17	3	1	*	*	*	85	17	3	1	*	*	*
April 25, 2023………….	81	14	2	1	*	*	*	81	14	2	1	*	*	*
April 25, 2024………….	78	12	2	1	*	*	*	78	12	2	1	*	*	*
April 25, 2025………….	74	11	1	*	*	*	*	74	11	1	*	*	*	*
April 25, 2026………….	70	9	1	*	*	*	*	70	9	1	*	*	*	*
April 25, 2027………….	66	8	1	*	*	*	*	66	8	1	*	*	*	*
April 25, 2028………….	61	6	1	*	*	*	*	61	6	1	*	*	*	*
April 25, 2029………….	56	5	*	*	*	*	*	56	5	*	*	*	*	*
April 25, 2030………….	51	4	*	*	*	*	*	51	4	*	*	*	*	*
April 25, 2031………….	45	3	*	*	*	*	*	45	3	*	*	*	*	*
April 25, 2032………….	38	3	*	*	*	*	*	38	3	*	*	*	*	*
April 25, 2033………….	32	2	*	*	*	*	*	32	2	*	*	*	*	*
April 25, 2034………….	24	1	*	*	*	*	*	24	1	*	*	*	*	*
April 25, 2035………….	16	1	*	*	*	*	*	16	1	*	*	*	*	0
April 25, 2036………….	8	*	*	*	*	*	*	8	*	*	*	*	*	0
April 25, 2037………….	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	21.92	8.08	4.26	3.34	2.70	1.88	1.39	21.92	8.08	4.26	3.34	2.70	1.88	1.39
Weighted Average Life in Years to Optional Clean-up Call(1)	21.90	7.93	4.09	3.19	2.57	1.79	1.32	21.90	7.93	4.09	3.19	2.57	1.79	1.32
Weighted Average Life in Years to Maturity (2)	9.74	5.95	3.86	3.16	2.62	1.87	1.38	9.74	5.95	3.86	3.16	2.62	1.87	1.38

*Indicates a number that is greater than zero but less than 0.5%.

(1) Assumes that the Optional Clean-up Call is exercised on the first possible Distribution Date.

(2)  Assumes the related Mortgage Loans prepay at the percentages indicated in each column of the table above of CPB.

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

	Class B-1 Certificates							Class B-2 and B-3 Certificates
Distribution Date	0%	10%	20%	25%	30%	40%	50%	0%	10%	20%	25%	30%	40%	50%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100	100	100
April 25, 2008………….	100	100	100	100	100	100	100	100	100	100	100	100	100	100
April 25, 2009………….	100	100	100	100	100	86	71	100	100	100	100	100	86	71
April 25, 2010………….	99	99	99	92	83	67	50	99	99	99	92	83	67	50
April 25, 2011………….	99	99	82	68	58	40	25	99	99	82	68	58	40	25
April 25, 2012………….	99	99	66	51	41	24	13	99	99	66	51	41	24	13
April 25, 2013………….	99	99	53	38	28	14	6	99	99	53	38	28	14	6
April 25, 2014………….	99	94	42	29	20	9	3	99	94	42	29	20	9	3
April 25, 2015………….	98	85	33	21	14	5	2	98	85	33	21	14	5	2
April 25, 2016………….	98	76	27	16	10	3	1	98	76	27	16	10	3	1
April 25, 2017………….	97	68	21	12	7	2	*	97	68	21	12	7	2	*
April 25, 2018………….	95	59	16	9	5	1	*	95	59	16	9	5	1	*
April 25, 2019………….	92	52	13	6	3	1	*	92	52	13	6	3	1	*
April 25, 2020………….	90	46	10	5	2	*	*	90	46	10	5	2	*	*
April 25, 2021………….	87	40	8	3	1	*	*	87	40	8	3	1	*	*
April 25, 2022………….	84	35	6	2	1	*	*	84	35	6	2	1	*	*
April 25, 2023………….	81	30	5	2	1	*	*	81	30	5	2	1	*	*
April 25, 2024………….	77	26	4	1	*	*	*	77	26	4	1	*	*	*
April 25, 2025………….	74	22	3	1	*	*	*	74	22	3	1	*	*	*
April 25, 2026………….	70	19	2	1	*	*	*	70	19	2	1	*	*	*
April 25, 2027………….	65	16	2	*	*	*	*	65	16	2	*	*	*	*
April 25, 2028………….	60	13	1	*	*	*	*	60	13	1	*	*	*	*
April 25, 2029………….	55	11	1	*	*	*	*	55	11	1	*	*	*	*
April 25, 2030………….	50	9	1	*	*	*	*	50	9	1	*	*	*	*
April 25, 2031………….	44	7	*	*	*	*	*	44	7	*	*	*	*	*
April 25, 2032………….	38	5	*	*	*	*	*	38	5	*	*	*	*	*
April 25, 2033………….	31	4	*	*	*	*	*	31	4	*	*	*	*	*
April 25, 2034………….	24	3	*	*	*	*	*	24	3	*	*	*	*	*
April 25, 2035………….	16	2	*	*	*	*	*	16	2	*	*	*	*	*
April 25, 2036………….	7	1	*	*	*	*	*	7	1	*	*	*	*	*
April 25, 2037………….	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	21.79	13.70	7.46	6.11	5.24	4.04	3.19	21.79	13.70	7.46	6.11	5.24	4.04	3.19
Weighted Average Life in Years to Optional Clean-up Call(1)	21.77	13.39	7.09	5.77	4.92	3.75	2.90	21.77	13.39	7.09	5.77	4.92	3.75	2.90
Weighted Average Life in Years to Maturity (2)	7.75	7.45	5.76	5.13	4.65	3.82	3.11	7.75	7.45	5.76	5.13	4.65	3.82	3.11

*Indicates a number that is greater than zero but less than 0.5%.

(1) Assumes that the Optional Clean-up Call is exercised on the first possible Distribution Date.

(2)  Assumes the related Mortgage Loans prepay at the percentages indicated in each column of the table above of CPB.

ANNEX C:

PERMITTED EXCHANGEABLE CERTIFICATE COMBINATIONS

REMIC Certificates		Exchangeable Certificates
REMIC Class	Original Certificate Principal Amount or Certificate Notional Amount(1)	Exchangeable Classes	Maximum Original Certificate Principal Amount or Certificate Notional Amount
Exchangeable Combination 1
2-A-3	$45,990,500 (2)	2-A-3M	$45,990,500 (2)
		2-A-3S*	$45,990,500 (2)
Exchangeable Combination 2
2-A-3	$45,990,500 (2)	2-A-3L	$45,990,500 (2)
		2-A-3F*	$45,990,500 (2)
Exchangeable Combination 3
3-A-2	$171,614,900 (3)	3-A-2M	$171,614,900 (3)
		3-A-2S*	$171,614,900 (3)

_____________

  *  Interest-Only Class

(1)

Classes of REMIC Certificates may be exchanged only in the proportion that the original balances of such certificates bear to one another as shown above.

(2)

On any date of determination, the maximum original Class Principal Amount of all classes of Certificates in each of the Class 2-A-3 Complexes is $45,990,500.

(3)

On any date of determination, the maximum original Class Principal Amount of all classes of Certificates in the Class 3-A-2 Complex is $171,614,900.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

$713,933,100

(Approximate)

J.P. Morgan Mortgage Trust 2007-A3
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-A3

J.P. Morgan Mortgage Acquisition Corp.
Sponsor and Seller

J.P. Morgan Acceptance Corporation I
Depositor

__________________

PROSPECTUS SUPPLEMENT

__________________

JPMorgan

April 26, 2007

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.